QuickLinks -- Click here to rapidly navigate through this document

Exhibit 2.1

MEMBERSHIP INTEREST
PURCHASE AGREEMENT

among

HARRIS CORPORATION

and

THALES AVIONICS IN-FLIGHT SYSTEMS, LLC

and

IN-FLIGHT LIQUIDATING, LLC

and

GLENN S. LATTA

and

JEFFREY A. FRISCO

and

ANDREAS DE GREEF

and

JETBLUE AIRWAYS CORPORATION

Dated as of September 9, 2002

relating to interests in

LIVETV, LLC

TABLE OF CONTENTS

        (This Table of Contents is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provision of this Agreement)

INTRODUCTION AND RECITALS		1
ARTICLE I. DEFINITIONS		2
ARTICLE II. PURCHASE AND SALE		13
Section 2.01	Purchase and Sale of the Membership Interests	13
Section 2.02	Purchase Price	13
Section 2.03	Closing	13
Section 2.04	Closing Deliveries by the Sellers	14
Section 2.05	Closing Deliveries by the Purchaser	15
Section 2.06	Appointment of Representatives	16
ARTICLE III. LLC REPRESENTATIONS AND WARRANTIES OF THE SELLERS		16
Section 3.01	Organization; Due Authorization and Execution; No Conflict	17
Section 3.02	Capitalization	17
Section 3.03	Members of the LLC	18
Section 3.04	Regulatory Approvals and Necessary Authorizations	18
Section 3.05	Title and Sufficiency of Assets	18
Section 3.06	Contracts	19
Section 3.07	Financial Statements	20
Section 3.08	Litigation	20
Section 3.09	Compliance with Laws	20
Section 3.10	Labor Matters	20
Section 3.11	Employee Benefit Plans	21
Section 3.12	Environmental	22
Section 3.13	Brokers	23
Section 3.14	Taxes	23
Section 3.15	Property	24
Section 3.16	Intellectual Property	24
Section 3.17	Operations in the Ordinary Course	25
Section 3.18	Hedging or Derivative Transactions	26
Section 3.19	Suppliers	26
Section 3.20	Insurance	26
Section 3.21	Affiliate Transactions	26
Section 3.22	Absence of Certain Business Practices	27
Section 3.23	Disclaimers	27
ARTICLE IV. SELLER REPRESENTATIONS AND WARRANTIES		21
Section 4.01	Organization or Capacity of the Sellers	21
Section 4.02	Ownership of the Membership Interest	22
Section 4.03	No Conflict	22
Section 4.04	Governmental Approvals	22
Section 4.05	Bankruptcy Court Approval	22
Section 4.06	Litigation	23
Section 4.07	Thales Intellectual Property	23
Section 4.08	Harris Intellectual Property	23
Section 4.09	Brokers	24
Section 4.10	Disclaimers	24

i

EXHIBITS

EXHIBIT A	Harris LiveTV Technology License Agreement
EXHIBIT B	Thales/LiveTV Technology License Agreement
EXHIBIT C-1	Harris Transition Services Agreement
EXHIBIT C-2	Thales Transition Services Agreement
EXHIBIT D-1	Harris Non-Solicitation Agreement
EXHIBIT D-2	Thales Non-Solicitation Agreement
EXHIBIT E	Ratification of Harris Agreement
EXHIBIT F	Ratification of Thales Agreement
EXHIBIT G	General Release of the LLC and the Purchaser
EXHIBIT H	General Releases of Sellers
EXHIBIT I	Power of Attorney
EXHIBIT J	Bill of Sale
EXHIBIT K	Escrow Agreement

SCHEDULES

Schedule 1.01(a)	Permitted Encumbrances
Schedule 1.01(b)	Required Approvals
Schedule 1.01(c)	Knowledge List for LLC
Schedule 1.01(d)	Knowledge List for Purchaser
Schedule 1.01(e)	Knowledge List for Harris
Schedule 1.01(f)	Knowledge List for Thales
Schedule 3.01(d)	No Conflict
Schedule 3.02(a)	Capitalization of LiveTV, LLC
Schedule 3.02(d)	Bank Accounts; Power of Attorney
Schedule 3.04(b)	Governmental Approvals
Schedule 3.05	Title and Sufficiency of Assets
Schedule 3.06	Contracts
Schedule 3.07	Financial Statements
Schedule 3.08	Litigation
Schedule 3.10	Union and Employee Contracts
Schedule 3.11	Employee Benefit Plans
Schedule 3.14	Tax Returns
Schedule 3.15	Real Property
Schedule 3.16	Intellectual Property
Schedule 3.17	Operations in the Ordinary Course
Schedule 3.19	Suppliers
Schedule 3.20	Insurance
Schedule 3.21	Affiliate Transactions
Schedule 4.07	Thales Intellectual Property
Schedule 4.08	Harris Intellectual Property
Schedule 6.03	Operation of Business
Schedule 6.10	Harris and Thales Guarantees
Schedule 6.11	Non-Assigned Contracts
Schedule 6.16	Intercompany Payables

        MEMBERSHIP INTEREST PURCHASE AGREEMENT, dated as of September 9, 2002, among (i) HARRIS CORPORATION, a Delaware corporation ("Harris"), (ii) THALES AVIONICS IN-FLIGHT SYSTEMS, LLC, a Delaware limited liability company ("Thales"), (iii) IN-FLIGHT LIQUIDATING, LLC, a Delaware limited liability company ("Class II Member"), (iv) GLENN S. LATTA ("Individual A"), (v) JEFFREY A. FRISCO ("Individual B"), (vi) ANDREAS DE GREEF ("Individual C") (Individual A, Individual B and Individual C, collectively, the "Class III Members" or "Management Team") (Harris, Thales, Class II Member and the Management Team, collectively, the "Sellers"), and (vii) JETBLUE AIRWAYS CORPORATION, a Delaware corporation (the "Purchaser").

W I T N E S S E T H:

        WHEREAS, Harris, Thales (formerly known as In-Flight Entertainment, LLC), Class II Member and the Management Team are parties to that certain Amended and Restated Limited Liability Company Agreement of the LLC, dated as of February 10, 1998, as amended pursuant to Amendment No. 1 to Amended and Restated Limited Liability Company (as so amended, the "LLC Agreement"), pursuant to which the LLC (as defined herein) was formed, for the purposes and upon the terms and conditions set forth in the LLC Agreement; and

        WHEREAS, Harris owns 49% of the Class I Membership Interests in the LLC, which constitutes a 45.15% Ownership Interest (as defined herein) in the LLC (the "Harris Membership Interest"), Thales owns 51% of the Class I Membership Interests in the LLC, which constitutes a 47.00% Ownership Interest in the LLC (the "Thales Membership Interest"), Class II Member owns 100% of the Class II Membership Interests in the LLC, which constitutes a 4.85% Ownership Interest in the LLC (the "Class II Member Membership Interest") and Individual A, Individual B and Individual C each owns a Class III Membership Interest in the LLC which constitutes a 1% Ownership Interest in the LLC (collectively, the "Class III Membership Interest" or "Management Team Membership Interest"); and

        WHEREAS, the Sellers wish to sell to the Purchaser, and the Purchaser wishes to purchase from the Sellers, the Harris Membership Interest, the Thales Membership Interest, the Class II Member Membership Interest and the Management Team Membership Interest upon the terms and subject to the conditions set forth herein; and

        WHEREAS, concurrently with the Closing, the Sellers will release the LLC from certain liabilities and the LLC and the Purchaser will release the Sellers from certain liabilities and the Purchaser and the LLC will indemnify and hold the Sellers harmless from and against all liabilities that may be incurred by the Sellers after the Closing with respect to any Harris and Thales Guaranty (as defined herein) or Non-Assigned Contract (as defined herein).

        NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

        As used in this Agreement, the following terms shall have the following meanings:

        "Action" or "Legal Proceeding" means any action, suit, arbitration, formal inquiry or investigation, proceeding (public or private) or formal investigation by or before any Governmental Authority of any nature, civil, criminal, regulatory or otherwise, at law, in equity or admiralty, or otherwise.

        "Actual Knowledge" means information actually known by a Person and shall not ascribe information that should be known by such Person or ascribe any affirmative investigative duty upon such Person.

        "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person.

        "Agreement" or "this Agreement" means this Membership Interest Purchase Agreement, dated as of the date hereof, among the Sellers and the Purchaser and all amendments hereto made in accordance with the provisions of Section 10.11.

        "Ancillary Documents" means the Harris/LiveTV Technology License Agreement, Thales/LiveTV Technology License Agreement, Transition Services Agreement, Non-Solicitation Agreement, Ratification of Harris Agreement, Ratification of Thales Agreement, General Release of Purchaser, General Releases of Sellers and other agreements, instruments and documents delivered pursuant to Sections 2.04 and 2.05 hereof.

        "Antenna Agreements" means Subcontract Number 8803502 dated July 28, 1998 as amended and assigned to the LLC pursuant to the Assignment and Assumption Agreement, dated August 30, 2002 between the LLC, Harris and EMS Technologies, Inc. and the related Reimbursement, Sharing and Indemnity Agreement, dated August 30, 2002, between Harris and the LLC.

        "Audio-Video System" means any non-satellite-based video and/or audio system that is capable of and intended for distributing in-flight entertainment on commercial and/or general aviation aircraft, including any interactive systems.

        "Audited Financial Statements" has the meaning specified in Section 3.07.

        "Authorization" has the meaning set forth in Section 3.04(a).

        "Background Technology" means all information, ideas, discoveries, and inventions, whether or not patentable, along with patent and patent application rights and technical information which are used in, embodied in, or are necessary to make, have made, use, sell, or otherwise dispose of (1) Company Products for use in the Company Field of Operations on or before the Closing Date with respect to Harris, and (2) Existing Company Products with respect to Thales, and which are owned or controlled by Thales or Harris or any applicable Affiliate under the applicable License Agreement or New License Agreement and may be licensed under such applicable License Agreement or New License Agreement without paying compensation to a third party (other than an Affiliate of the applicable licensor under such Agreements or an employee of such licensor or such Affiliate). In the case of Harris the Background Technology is limited to that which is or was administered by Harris's Government Communications Systems Division within 60 days of the Closing Date.

        "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. § 101 et. seq.).

        "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware.

        "Bill of Sale" has the meaning specified in Section 6.15.

        "Broadcast System" means any satellite-based video and/or audio system that is capable of and intended for receiving and distributing in-flight entertainment on commercial aircraft and/or general aviation aircraft, including any interactive systems.

        "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

        "Claimant" has the meaning specified in Section 7.03.

        "Class I Membership Interest" means the Membership Interest owned by Harris and Thales as further described in the recitals to this Agreement.

        "Class II Member" has the meaning specified in the introductory paragraph to this Agreement.

        "Class II Member Membership Interest" means the Membership Interest owned by the Class II Member as further described in the recitals to this Agreement.

        "Class III Members" has the meaning specified in the introductory paragraph to this Agreement.

        "Class III Membership Interest" means the Membership Interest owned by the Class III Members as further described in the recitals to this Agreement.

        "Class III Award Agreements" means the BE Harris LiveTV, LLC Key Employee Class III Membership Interest Award Agreement between the LLC and each of Individual A, Individual B and Individual C, all dated as of September 29, 1998.

        "Closing" has the meaning specified in Section 2.03.

        "Closing Date" has the meaning specified in Section 2.03.

        "COBRA" has the meaning specified in Section 6.07(e).

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Company Field of Operations" means all products and services listed in subsection (i) below related to Broadcast Systems (including any component thereof) and subsection (ii) below related to Audio-Video Systems and In-Seat Audio-Video systems (including any component thereof) and other activities in furtherance thereof as well as substantially similar devices and services.

  (i)
  Broadcast Systems.

          (a)    Worldwide for all commercial aircraft types and general aviation aircraft: external antenna assembly, radome, antenna control subsystem, interface assembly, multi-channel receiver modulators, and all cables, wire harnesses, software, and installation kits, used to receive, decode and distribute satellite-based video and/or audio signals to an aircraft audio/video distribution system;

          (b)    Worldwide for all general aviation aircraft and all commercial aircraft types: audio/video in-seat distribution systems comprised of control line replaceable units, headend line replaceable units, distribution boxes, in-seat electronic boxes, video monitors, passenger control units and all cables, harnesses, and installation kits used for proper functioning of an Audio-Video System and a Broadcast System, including all operation and application software;

          (c)    For any Broadcast System sold by the LLC or its sublicensees: program management services to direct and control the design, installation and certification of Broadcast Systems for customers of the LLC or its sublicensees; installation design and installation of Broadcast Systems, including external antenna assembly and all in-aircraft equipment; system certification services, seat modification, installation and certification services; field support for the systems installed, including line and shop maintenance; and

          (d)    For any Broadcast System, whether or not sold by the LLC: programming services including program acquisition, billing, and revenue distribution, customer services, passenger support, billing refunds, and complaint handling.

  (ii)
  In-Seat Audio-Video Systems.

          (a)    Worldwide for all commercial aircraft types and all general aviation aircraft: In-Seat Audio-Video Systems comprised of control line replaceable units, headend line replaceable units, distribution boxes, in-seat electronic boxes, video monitors, passenger control units and all cables, harnesses and installation kits used for proper functioning of an In-Seat Audio-Video System, including all operational and application software;

          (b)    For In-Seat Audio-Video Systems sold by the LLC or its sublicensees: program management services to direct and control the design, installation and certification of In-Seat Audio-Video Systems for customers of the LLC or its sublicensees; installation design and installation of In-Seat Audio-Video Systems, including all in-aircraft equipment; system certification services, seat modification, installation and certification services, field support for the systems installed including line and shop maintenance, and programming services, including program acquisition, billing, and revenue distribution, customer services, passenger support, billing refunds, and complaint handling.

        "Company Products" means the products, systems and services designed, made, used, sold, imported, exchanged for consideration, or otherwise disposed of by or on behalf of the Company on or before the Closing Date within the Company Field of Operations.

        "Contamination" means the emission, discharge, leak, spill, disposal, leaching, abandonment, migration or release of any Hazardous Substance to, on, onto or into the environment (indoor and outdoor) and the effects of such emission, discharge, leak, spill, disposal, leaching, abandonment, migration or release, including, without limitation, the resulting presence or existence of any such Hazardous Substance in the environment.

        "Continuing Employees" has the meaning specified in Section 6.07(b).

        "Contract" means any written or oral contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, insurance policy, or commitment that is legally binding.

        "Control" (including the terms "Controlled by" and "under common Control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

        "Copyrights" means all works of authorship, mask works, and other copyrights (including corresponding rights under international agreements and conventions, registrations, renewals and extensions of any of the foregoing), whether or not registered, and whether or not published or containing a copyright notice.

        "Employee Benefit Plan" means any plan, program or arrangement defined in Section 3(3) of ERISA.

        "Employee Pension Benefit Plan" means any plan, program or arrangement defined in Section 3(2) of ERISA.

        "Encumbrance" means any security interest, pledge, mortgage, deed of trust, lease, right-of-way, easement, servitude, encroachment, option, lien (including, without limitation, environmental and Tax liens), charge, encumbrance, adverse claim, right of first refusal, preferential arrangement, restriction or limitation of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

        "Environmental Laws" means, collectively, any and all Laws currently in effect of any Governmental Authority relating to Hazardous Substances, Contamination, protection of the environment and/or protection of human health and safety.

        "Environmental Matters" means any matter arising out of or relating to (a) occupational and human health and safety; (b) Contamination; or (c) Environmental Laws, compliance with Environmental Laws or health, safety or protection of the environment (indoor or outdoor), including any of the foregoing relating to the presence, use, production, generation, handling, transport, management, treatment, storage, disposal, distribution, discharge, release, migration, control or cleanup of, or exposure to, any Hazardous Substance.

        "Environmental Permits" means all permits, licenses, Governmental Approvals, registrations, authorizations and Governmental Orders required by applicable Environmental Laws in order to operate the business of the LLC as currently operated by the LLC.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means any entity that is a member of the "controlled group," as defined in Section 4001(a)(14) of ERISA, that includes the LLC or is treated with the LLC as a single employer under Section 414(b), (c), (m) or (o) of the Code.

        "Escrow Agreement" means the Escrow Agreement attached hereto as Exhibit K.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Existing Company Products" has the meaning specified in Article I of the Thales License Agreement.

        "Expiration Date" has the meaning specified in Section 7.06.

        "Five Year Representation and Warranties" has the meaning specified in Section 7.06.

        "Frontier Agreement" has the meaning specified in Section 8.02(f).

        "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

        "General Release of Purchaser" means the General Release of the LLC and the Purchaser in the form attached hereto as Exhibit G.

        "General Release of Sellers" means the General Release of the Sellers in the form attached hereto as Exhibit H.

        "Governmental Approvals" means any consents, permissions, approvals, permits, licenses, registrations, acknowledgments or similar authorizations of any Governmental Authority, including, without limitation, with respect to the transfer of the Membership Interests as contemplated by this Agreement.

        "Governmental Authority" means any United States federal, state or local or any foreign or multinational (including the European Community) government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral (governmental or non-governmental, public or private) body.

        "Governmental Order" means any order, writ, judgment, injunction, decree, ruling, stipulation, determination, assessment or award entered by or with any Governmental Authority.

        "Guaranteed Obligations" has the meaning specified in Section 6.10.

        "Harris" has the meaning specified in the introductory paragraph to this Agreement.

        "Harris and Thales Guarantees" has the meaning specified in Section 6.10.

        "Harris/LiveTV Technology License Agreement" means the Harris/LiveTV Technology License Agreement in the form attached hereto as Exhibit A.

        "Harris License Agreement" means the Amended and Restated Harris Technology License Agreement, dated February 23, 1999, between Harris and the LLC.

        "Harris Membership Interest" means the Membership Interest owned by Harris as further described in the recitals to this Agreement.

        "Hazardous Substance" means any element, substance, compound, chemical, mixture or waste, whether solid, semi-solid, liquid or gaseous, that: (a) is subject to regulation by any Governmental Authority pursuant to one or more Environmental Laws or (b) the presence, existence or threat of which can give rise to a claim or liability under one or more Environmental Laws.

        "HSR Act" means the Hart Scott Rodino Antitrust Improvements Act of 1976, as it may be amended from time to time.

        "Indemnitor" has the meaning specified in Section 7.03.

        "Individual A" has the meaning specified in the introductory paragraph to this Agreement.

        "Individual B" has the meaning specified in the introductory paragraph to this Agreement.

        "Individual C" has the meaning specified in the introductory paragraph to this Agreement.

        "In-Seat Audio Video System" means any video and/or audio system that is capable of and intended for distributing in-flight entertainment to seats (not overhead) on commercial aircraft or general aviation aircraft.

        "Intangible Property License" means each of the License Agreements, the New License Agreements, and other material Contracts of the LLC relating to the material Intellectual Property of the LLC included within a License Agreement or New License Agreement.

        "Intellectual Property" means, as applicable, all Background Technology, Copyrights, Patents, Marks, and Technical Information.

        "IRS" means the Internal Revenue Service.

        "Knowledge of Individual C" means to the Actual Knowledge of Individual C.

        "Knowledge of the LLC" or "LLC's Knowledge" and words of similar import means the Knowledge of such Seller that is making the representation and warranty and the Actual Knowledge of the employees of the LLC set forth in Schedule 1.01(c).

        "Knowledge of the Purchaser" or "Purchaser's Knowledge" and words of similar import means the Actual Knowledge of the employees of the Purchaser set forth in Schedule 1.01(d).

        "Knowledge of such Seller" means (i) with respect to Harris, the Actual Knowledge of the employees of Harris set forth in Schedule 1.01(e); (ii) with respect to Thales, the Actual Knowledge of the employees of Thales set forth in Schedule 1.01(f); (iii) with respect to Class II Member, the Actual Knowledge of the Class II Member with respect to matters relating to the Class II Member's Membership Interest or the execution, delivery and performance of this Agreement and Ancillary Documents by the Class II Member; (iv) the Actual Knowledge of Individual A; (v) the Actual Knowledge of Individual B; or (vi) the Actual Knowledge of Individual C.

        "Knowledge of the Sellers" (i) with respect to Harris, the Actual Knowledge of the employees of Harris set forth in Schedule 1.01(e); (ii) with respect to Thales, the Actual Knowledge of the employees of Thales set forth in Schedule 1.01(f); (iii) with respect to Class II Member, the Actual Knowledge of the Class II Member with respect to matters relating to the Class II Member's Membership Interest or the execution, delivery and performance of this Agreement and Ancillary Documents by the Class II Member; (iv) the Actual Knowledge of Individual A; (v) the Actual Knowledge of Individual B; and (vi) the Actual Knowledge of Individual C.

        "Law" means any federal, state, local, foreign, multinational (including the European Community), stock exchange or securities market statute, law, ordinance, regulation, rule, code, Governmental Order, Governmental Approval, decree, treaty, decision, constitution or other requirement or rule of law.

        "License Agreements" means, collectively, the Harris License Agreement and the Thales License Agreement.

        "LLC" means LiveTV, LLC, a Delaware limited liability company.

        "LLC Agreement" has the meaning specified in the recitals to this Agreement.

        "LLC Copyrights" means all Copyrights owned by the LLC.

        "LLC Intellectual Property" means all Intellectual Property owned by the LLC.

        "LLC Marks" means all Marks owned by the LLC as set forth on Schedule 3.16.

        "LLC Patents" means all Patents owned by the LLC as set forth on Schedule 3.16.

        "LLC Technical Information" means all Technical Information owned by the LLC.

        "Losses" has the meaning set forth in Section 7.01.

        "Management Team" has the meaning specified in the introductory paragraph to this Agreement.

        "Management Team Membership Interest" has the meaning specified in the recitals.

        "Marks" means all trademarks, service marks, trade names, domain names, trade dress, logos and other commercial symbols, including intent to use applications.

        "Material Adverse Effect" means any circumstance, change in, or effect on the LLC that, individually or in the aggregate, has a material adverse effect on or results in a material adverse change in the assets, properties, condition (financial or otherwise), results of operation or business of the LLC taken as a whole except for (a) any circumstances, changes or effects resulting from changes in general economic factors, or from terrorist acts, declared or undeclared war or other similar hostilities, (b) circumstances, changes or effects that affect the industry in which the LLC operates generally, (c) circumstances, changes or effects relating primarily to the announcement of the transactions contemplated by this Agreement or (d) circumstances, changes or effects relating to the Purchaser.

        "Member" means a member of the LLC.

        "Membership Interests" means the Class I Membership Interests, Class II Member Membership Interest and Class III Membership Interests.

        "New License Agreements" means, collectively, the Thales/LiveTV Technology License Agreement and the Harris/LiveTV Technology License Agreement.

        "Non-Assigned Contracts" means the agreements set forth on Schedule 6.11 to which a Seller (or, as applicable, certain of its Affiliates) is a party that have not been directly assigned to or assumed by the LLC as of the date of this Agreement but with respect to which the LLC enjoys the benefits or has assumed performance obligations and the Guarantee Agreement between Harris and EMS Technologies, Inc. dated August 30, 2002 relating to the Antenna Agreements.

        "Non-Solicitation Agreement" has the meaning set forth in Section 2.04(g).

        "Ownership Interest" means the Membership Interest of a designated Member of the LLC expressed as a percentage of all outstanding Membership Interests.

        "Patents" means any and all forms of letters patent now or hereafter issued or granted anywhere in the world, including utility, model, and design patents, patents of addition, patents of importation, improvement patents, reissued and re-examined patents, all renewals and extensions thereof, and all applications for such patents, including original, divisional, continuation, and continuation-in-part applications, pending before any national Patent Office which have not been abandoned or expired and all rights afforded thereunder.

        "Permitted Encumbrances" means (a) Encumbrances that are disclosed in Schedule 1.01(a) attached hereto; (b) liens arising by operation of Law for Taxes not yet due and payable; (c) liens for mechanics, materialmen, laborers, employees, suppliers or similar liens arising by operation of Law that are not material to the business, operations or financial condition of the property so encumbered or the LLC;

and (d) other Encumbrances that individually or in the aggregate do not or would not materially detract from the value of or materially interfere with the use of any property subject thereto or affected thereby.

        "Person" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization, Governmental Authority or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

        "Plan" has the meaning specified in Section 3.11(d).

        "Plan of Liquidation" means the First Amended Plan of Liquidation of In-Flight Phone Corporation under Chapter 11 of the Bankruptcy Code, Case No. 97-148 through 97-149 (MFW).

        "Power of Attorney" has the meaning specified in Section 6.15.

        "Purchaser 401(k)" has the meaning specified in Section 6.07(c)(ii).

        "Purchase Price" has the meaning specified in Section 2.02.

        "Purchase Price Bank Accounts" means the bank accounts of the Sellers in the United States designated by the Sellers in wire transfer instructions given to the Purchaser in writing at least two (2) Business Days prior to the Closing Date.

        "Purchaser" has the meaning specified in the introductory paragraph to this Agreement.

        "Ratification of Harris Agreement" means the Ratification by the Purchaser as sole member of LLC of the Ancillary Documents executed by Harris in the form attached hereto as Exhibit E.

        "Ratification of Thales Agreement" means the Ratification by the Purchaser as sole member of LLC of the Ancillary Documents executed by Thales in the form attached hereto as Exhibit F.

        "Real Property" has the meaning specified in Section 3.15.

        "Reformation Agreement" means the Re-Formation Agreement dated as of February 10, 1998, as amended by Amendment No. 1 to Reformation Agreement, dated February 1999, among BE Aerospace, Inc., Thales, Harris, Class II Member and the LLC.

        "Representative" has the meaning specified in Section 2.06.

        "Represented Sellers" has the meaning specified in Section 2.06.

        "Required Approvals" means the Governmental Approvals and the consents, permissions, approvals, registrations, acknowledgments or authorizations of other Persons listed on Schedule 1.01(b).

        "Retained Liabilities" has the meaning specified in Section 6.11.

        "Second Request" has the meaning specified in Section 6.06(b).

        "Securities Act" means the Securities Act of 1933, as amended.

        "Sellers" has the meaning specified in the introductory paragraph to this Agreement.

        "Sellers' Employee Benefit Plans" has the meaning specified in Section 6.07(b).

        "Sellers' Knowledge" means (i) with respect to Harris, the Actual Knowledge of the employees of Harris set forth in Schedule 1.01(e); (ii) with respect to Thales, the Actual Knowledge of the employees of Thales set forth in Schedule 1.01(f); (iii) with respect to Class II Member, the Actual Knowledge of the Class II Member with respect to matters relating to the Class II Member's Membership Interest or the execution, delivery and performance of this Agreement and Ancillary Documents by the Class II Member; (iv) the Actual Knowledge of Individual A; (v) the Actual Knowledge of Individual B; and (vi) the Actual Knowledge of Individual C.

        "Sextant In-Flight Systems Supplemental Executive Deferred Compensation Plan" means the Sextant In-Flight Systems Supplemental Executive Deferred Compensation Plan effective December 10, 1999.

        "S/L Representations and Warranties" has the meaning specified in Section 7.06.

        "Software" means any electronic data processing system, information system, computer software program, program specification chart, procedure, source code, object code, input data, routine, database, report layout, format, record file layout, diagram, functional specification, narrative description, flow chart or other related material.

        "Straddle Period" has the meaning specified in Section 7.01(c).

        "Tax" or "Taxes" means any and all taxes, fees, levies, assessments, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto whether disputed or not) imposed by any Taxing Authority, including, without limitation: taxes or other charges on or with respect to income, proceeds, franchises, windfall or other profits, gross receipts, property, sales, use, capital, payroll, employment, social security, workers' compensation, unemployment compensation, environmental or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; customs duties, tariffs, and similar charges and shall include any transferee liability in respect of Taxes.

        "Taxing Authority" means any Governmental Authority having jurisdiction over the assessment, determination, collection or other imposition of any Tax.

        "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to any Taxes including any schedule or attachment thereto or any amendment of any of the foregoing.

        "Technical Information" means with respect to the LLC, Harris, or Thales and their respective Affiliates, as applicable, all know-how, show-how, data, and other technical information (including all copyrighted material) (1) owned by the LLC with respect to the LLC, (2) used in the Company Field of Operations with respect to Harris, and (3) used by the LLC on or before the Effective Date for designing, sourcing, testing, making, having made, using, selling, importing, leasing, distributing, and otherwise disposing of Existing Company Products, and includes: (a) engineering documentation, such as development records, invention disclosures, production software information, algorithms, flow charts, design information, drawings, specifications and data sheets; (b) manufacturing documentation such as manufacturing drawings, instructions, specifications, procedures, methods, standards documentation, tooling and fixture drawings, process specifications and instructions; (c) quality and reliability documentation such as quality plans, specifications, instructions, procedures, test plans, test records and regulatory documentation; (d) with respect to any software, all programming, media, documentation, and other objects, including assemblers, compilers, workbenches, tools (including third party software), programmers' notes, job controls statements, and higher-level programming languages, user manuals and other written materials in electronic or graphic form, flow charts, and principles of operation, which are used in the design, development, maintenance, and enhancement of such software, (e) ideas, concepts, trade secrets and other proprietary and confidential information, processes, formulae, invention disclosures, and (f) related information with respect to any of the foregoing categories.

        "Thales" has the meaning specified in the introductory paragraph to this Agreement.

        "Thales/LiveTV Technology License Agreement" means the Thales/LiveTV Technology License Agreement in the form attached hereto as Exhibit B.

        "Thales License Agreement" means the Amended and Restated B/E Sub Technology License Agreement, dated February 23, 1999, between Thales (as successor to In-Flight Entertainment, LLC) and the LLC.

        "Thales Membership Interest" means the Membership Interest owned by Thales as further described in the recitals to this Agreement.

        "Third Party Claim" has the meaning specified in Section 7.04.

        "Transition Services Agreement" has the meaning specified in Section 2.04(f).

        "Unaudited Financial Statements" has the meaning specified in Section 3.07.

        "WARN" has the meaning specified in Section 6.07(a).

ARTICLE II.

PURCHASE AND SALE

        Section 2.01    Purchase and Sale of the Membership Interests.    Upon the terms and subject to the conditions of this Agreement, at the Closing, the Sellers severally shall sell to the Purchaser, and the Purchaser shall purchase from the Sellers, the Harris Membership Interest, the Thales Membership Interest, the Class II Member Membership Interest and the Management Team Membership Interests.

        Section 2.02    Purchase Price.    The aggregate purchase price paid for the Harris Membership Interest, the Thales Membership Interest, the Class II Member Membership Interest and the Management Team Membership Interest, collectively, shall be $41,237,113 (the "Purchase Price") which shall be allocated among the Membership Interests as set forth in Section 2.05(a), each Seller hereby releasing each other Seller, the LLC and the Purchaser from any liability, obligation or claim arising out of or relating to any disparity in the portion of the Purchase Price paid or to be paid per Membership Interest to such Seller.

        Section 2.03    Closing.    Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Harris Membership Interest, the Thales Membership Interest, the Class II Member Membership Interest and the Management Team Membership Interest contemplated by this Agreement, as well as the consummation of the other transactions contemplated hereby, shall take place at a closing (the "Closing") to be held at the offices of Nixon Peabody LLP located at 437 Madison Avenue, New York, New York 10022 at 10:00 A.M., New York time on (i) the third Business Day following the date upon which the Required Approvals listed in Schedule 1.01(b) have been received, or (ii) such other date as Harris and Thales and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date"); provided, however, that, at the request of the Purchaser or Harris and Thales, the Closing Date may be delayed for up to five Business Days after the delivery by the other party of any supplemented or amended schedules pursuant to Section 6.04. Purchaser shall give the Representative notice of the time and date of Closing promptly upon such time and date being fixed.

        Section 2.04    Closing Deliveries by the Sellers.    At the Closing, each Seller shall deliver or cause to be delivered the following documents to the extent such Seller is a party thereto:

          (a)    a validly executed deed(s) of transfer or other document(s) or instrument(s) to the Purchaser evidencing the transfer of its Membership Interest (which in the case of Harris shall be the Harris Membership Interest, in the case of Thales shall be the Thales Membership Interest, in the case of Class II Member shall be the Class II Member Membership Interest and in the case of the Management Team shall be the Management Team Membership Interest) to the Purchaser, together with any stock powers, endorsements, transfer tax stamps, spousal waivers of community property rights or other documents required for the sale, conveyance, transfer and delivery of the Membership Interests;

          (b)    a receipt(s) to the Purchaser for the Purchase Price to be received by such Seller pursuant to Section 2.05(a);

          (c)    the Harris/LiveTV Technology License Agreement and the Thales/LiveTV Technology License Agreement, executed by Harris or Thales, as appropriate;

          (d)    a certificate from each of the Sellers dated as of the Closing Date executed by such Seller, which if such Seller is an entity shall be by an executive officer of such Seller, certifying that each of the conditions applicable to such Seller set forth in Section 8.02 has been satisfied;

          (e)    resignations of all employees of the Sellers as directors or officers of the LLC and as trustees or other fiduciaries of the LLC benefit plans;

          (f)    a Transition Services Agreement in the form attached hereto as Exhibit C-1 executed by Harris and a Transition Services Agreement in the form attached hereto as Exhibit C-2 executed by Thales (each, a "Transition Services Agreement");

          (g)    a Non-Solicitation Agreement in the form attached hereto as Exhibit D-1 executed by Harris and a Non-Solicitation Agreement in the form attached hereto as Exhibit D-2 executed by Thales (each, a "Non-Solicitation Agreement");

          (h)    the release and discharge of the LLC and the Purchaser required to be delivered by the Sellers pursuant to Section 6.08;

          (i)    a good standing certificate of each Seller that is a corporation or limited liability company from the appropriate Governmental Authority dated not more than ten (10) Business Days prior to the Closing Date;

          (j)    evidence reasonably satisfactory in form and substance that the agreements set forth in paragraph 2 of Schedule 3.21 have been terminated; and

          (k)    the documents and instruments referred to in Section 8.02 and such other customary transfer and Closing documents as Purchaser shall reasonably request.

        Section 2.05    Closing Deliveries by the Purchaser.    At the Closing, the Purchaser shall deliver or cause to be delivered (a) the Purchase Price by wire transfer of immediately available funds to the respective Purchase Price Bank Accounts, divided as follows:

      (i)
      $19,000,000 to Harris;
      (ii)
      $19,000,000 to Thales;
      (iii)
      $2,000,000 to Class II Member;
      (iv)
      $412,371 to Individual A;
      (v)
      $412,371 to Individual B; and
      (vi)
      $412,371 to Individual C;

          (b)    to Harris an agreement by the Purchaser as the sole member of the LLC that it has ratified the execution by the LLC of the Ancillary Documents to which Harris is a party, in the form attached hereto as Exhibit E;

          (c)    to Thales an agreement by the Purchaser as the sole member of the LLC that it has ratified the execution by the LLC of the Ancillary Documents to which Thales is a party, in the form attached hereto as Exhibit F;

          (d)    to each of Harris and Thales written evidence of the full release of the Harris and Thales Guarantees required to be delivered by the Purchaser pursuant to Section 6.10 or of the payment in full, contemporaneously with the completion of the Closing, of the obligations guaranteed thereby which are listed on Schedule 6.10 and the termination of the Guaranteed Obligations (other than any rights of indemnification and similar rights relating to any periods prior to the Closing that survive termination of the Harris and Thales Guarantees pursuant to their terms);

          (e)    to each of the Sellers the release and discharge of the Sellers required to be delivered by the LLC and the Purchaser pursuant to Section 6.08;

          (f)    to each of the Sellers a good standing certificate of the Purchaser from the appropriate Governmental Authority dated not more than ten (10) Business Days prior to the Closing Date;

          (g)    to each of the Sellers a certificate from the Purchaser dated as of the Closing Date executed by an executive officer of the Purchaser, certifying that each of the conditions applicable to the Purchaser set forth in Section 8.01 has been satisfied;

          (h)    to Harris a Transition Services Agreement in the form attached hereto as Exhibit C-1 executed by the Purchaser;

          (i)    to Thales a Transition Services Agreement in the form attached hereto as Exhibit C-2 executed by the Purchaser;

          (j)    to Harris a Non-Solicitation Agreement in the form attached hereto as Exhibit D-1 executed by the Purchaser;

          (k)    to Thales a Non-Solicitation Agreement in the form attached hereto as Exhibit D-1 executed by the Purchaser; and

          (l)    the documents and instruments referred to in Section 8.01 and such other customary transfer Closing documents as the Representatives shall reasonably request.

        Section 2.06    Appointment of Representatives.    Each of Individual A, Individual B, Individual C and the Class II Member (the "Represented Sellers") hereby irrevocably appoint Individual B as the representative of each such Represented Seller's interests (the "Representative") for the purposes specified in this Agreement. Without prior notice to any Represented Seller, the Representative shall have full, exclusive and irrevocable authority on behalf of each of the Represented Sellers to: (a) receive on each Represented Seller's behalf the documents and instruments to be delivered at the Closing pursuant to this Agreement; (b) as specified herein, accept and give notices and other written communications required by this Agreement; (c) make any determinations on the part of the Represented Sellers specified herein; (d) waive any condition, which is of general applicability to all Represented Sellers, to the obligations of Purchaser under this Agreement; (e) modify, amend or supplement this Agreement, unless such modification, amendment or supplement would have a disproportionate material adverse effect on any Represented Seller; (f) take any other action in connection with this Agreement and the transactions contemplated hereby, unless such action would have a disproportionate material adverse effect on any Represented Seller; and (g) execute and deliver any document or instrument that the Representative deems necessary or desirable in the exercise of his authority under this Section 2.06. The foregoing authorization is granted and conferred by the Represented Sellers in consideration of the grant of such authorization by each of the other Represented Sellers and in consideration of the agreements and covenants of Purchaser contained herein. In consideration of, and except as provided by, the foregoing, this authorization granted to the Representative shall be absolute and unconditional and shall only be terminated by the Represented Sellers upon written notice to the Purchaser.

ARTICLE III.

LLC REPRESENTATIONS AND WARRANTIES OF THE SELLERS

        Each Seller hereby severally and individually (and not jointly) represents and warrants to the Purchaser, and with respect to Section 3.02(c) only, with respect to itself solely and not with respect to the other Sellers to the extent such representations and warranties relate to another Seller, as follows:

        Section 3.01    Organization; Due Authorization and Execution; No Conflict.    The LLC (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) is qualified to transact business in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect, and (iii) has all requisite power and authority to enter into and perform all Ancillary Documents to which the LLC is a party, and the transactions contemplated hereby and thereby. The execution, delivery and performance of the Ancillary Documents contemplated hereby to which the LLC is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action by the LLC and its board of directors or managers and Members. The Ancillary Documents to which the LLC is a party have been or will be duly and validly executed and delivered by the LLC and constitute, or upon execution and delivery thereof will constitute, the valid and binding obligations of the LLC enforceable against the LLC in accordance with their terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity. The execution, delivery and performance by the Sellers of this Agreement and by the LLC of the Ancillary Documents to which the LLC is a party do not and will not (a) conflict with or violate the LLC Agreement as amended after giving effect to the waivers referred to in Section 6.17 hereof, (b) conflict with or violate any Governmental Orders to which the LLC is a party or by which it or any of its properties is bound, (c) conflict with or violate in any material respect any provision of any material Law applicable to the LLC, (d) in any material respect, except as set forth in Schedule 3.01(d), conflict with, violate or result in the suspension, modification, revocation, non-renewal, acceleration, termination or cancellation of, or entitle any party to accelerate, terminate or cancel obligation or to lose a material benefit under any material Contract or Governmental Order to which the LLC is a party or by which it or any of its properties is bound or (e) result in the creation or imposition of any Encumbrance in favor of any third party with respect to any asset of the LLC other than a Permitted Encumbrance.

        Section 3.02    Capitalization.    (a)     Except as set forth on Schedule 3.02(a) hereto, the LLC has no other equity securities of any class issued, reserved for issuance or outstanding. Except as set forth on Schedule 3.02(a), there are (i) no outstanding options, offers, warrants, conversion or exchange rights, Contracts, or other rights of or granted by the LLC to subscribe for or to purchase from the LLC, or Contracts obligating the LLC to issue, redeem, transfer, dispose of or sell (whether formal or informal, written or oral, firm or contingent) membership interests or other securities of the LLC (whether debt, equity, or a combination thereof) or obligating the LLC to grant, extend, or enter into any such Contract and (ii) no Contracts or other understandings (whether formal or informal, written or oral, firm or contingent) of or granted by the LLC that require or may require the LLC to repurchase any of its Membership Interests. Except as set forth on Schedule 3.02(a), there are no preemptive or similar rights of or granted by the LLC with respect to the LLC's Membership Interests. Except as set forth on Schedule 3.02(a), the LLC is not a party to any voting Contracts, voting trusts, member Contracts, proxies or any other Contracts, instruments or understandings with respect to the voting of any Membership Interests of the LLC, or any Contract with respect to the transfer, purchase or redemption of any Membership Interests of the LLC.

          (b)    The LLC does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person.

          (c)    The copies of the organizational documents (each certified by the secretary, assistant secretary or other appropriate officer) of the LLC previously delivered to the Purchaser and, since February 25, 1999, to the Knowledge of the LLC, and prior to February 25, 1999, to the Knowledge of such Seller, the minute books of the LLC previously made available to the Purchaser are true, correct and complete in all material respects. Such minute books have been maintained in accordance with applicable Law.

          (d)    Schedule 3.02(d) sets forth a complete and correct list of the names and locations of all banks in which the LLC has accounts or safe deposit boxes, the account numbers of all such accounts and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth on Schedule 3.02(d), no person holds a power of attorney, proxy or similar instrument to act on behalf of the LLC.

        Section 3.03    Members of the LLC.    According to the records of the LLC, the Persons set forth on Schedule 3.02(a) hereto (i) own of record on the date hereof the Membership Interests of the LLC set forth opposite their names; and (ii) collectively constitute all the record and beneficial holders of the Membership Interests or other securities (whether debt, equity or a combination thereof) of the LLC.

        Section 3.04    Regulatory Approvals and Necessary Authorizations.

          (a)    Other than Required Approvals, no material authorization, approval, order, consent or filing (each, an "Authorization") of any Governmental Authority is required on the part of the LLC in connection with the execution, delivery, and performance of this Agreement or the Ancillary Documents contemplated hereby or the performance of the LLC's obligations under this Agreement or the Ancillary Documents.

          (b)    The LLC owns, holds, possesses or lawfully uses in the operation of the business of the LLC all material Governmental Approvals that are necessary for it to conduct the business of the LLC as currently conducted. Such Governmental Approvals are listed on Schedule 3.04(b) hereto and are in full force and effect. No default or violation, or event that with the lapse of time or giving of notice or both would become a default or violation, has occurred or is existing with respect to any such Governmental Approval.

        Section 3.05    Title and Sufficiency of Assets.    The LLC has valid title to, or a valid leasehold interest in, as the case may be, the material properties and assets used by it in the operation of the business of the LLC (other than (a) the Intellectual Property, in respect of which no representation or warranty is made except as set forth in Section 3.16 below and (b) any assets or properties under the Non-Assigned Contracts used by the LLC, as to which the LLC has, and immediately following the Closing will continue to have the right to use such assets and properties in accordance with the terms of the Non-Assigned Contracts), free and clear of any and all Encumbrances other than Permitted Encumbrances or as set forth in Schedule 3.05. Except as set forth on Schedule 3.05, such properties and assets (other than public assets such as utility services and roads, and properties or assets used by the LLC under the Harris Transition Services Agreement and/or the Thales Transition Services Agreement), together with the LLC Intellectual Property and rights under the Non-Assigned Contracts and rights included within the New License Agreements, constitute all of the material property, assets and rights of any nature whatsoever, required to operate the business of the LLC as currently conducted, include all of the material operating properties and assets of the LLC and are sufficient for the continued conduct of the LLC's business immediately after the Closing in substantially the same manner as conducted prior to the Closing (taking into consideration changes in the ordinary course of business).

        Section 3.06    Contracts.    Except for Contracts permitted under Section 6.03 and Contracts listed on Schedule 3.11, 3.15 or 3.20, Schedule 3.06 hereto sets forth each (a) Contract, other than purchase orders in the ordinary course, to which the LLC is a party under which there exists or which is likely to result in aggregate payment obligation or liability in excess of $100,000, (b) lease of real or personal property with an annual base rental obligation in excess of $100,000, (c) Contract granting a right of first refusal or for a partnership or a joint venture or for the acquisition, sale or lease of any assets or capital stock of the LLC or any other Person or involving a sharing of profits, (d) loan agreement, credit agreement, promissory note, guarantee, subordination agreement, letter of credit, mortgage, indenture, pledge, security agreement, conditional sales contract, factoring agreement or other similar Contract relating to the lending or borrowing of money in excess of $100,000 by the LLC or to which any assets of the LLC are subject other than ordinary course trade payables and receivables, (e) employment, consulting, non-competition, severance, golden parachute or indemnification Contract, (f) material advertising, public relations, franchise, distributorship or sales agency Contract, (g) Contract containing covenants that would restrict the LLC from selling, licensing or distributing products or services or materially limit the LLC's ability to compete or conduct business in any geographic location or any line of business, (h) material Contract with any Governmental Authority, (i) material Contract with respect to the discharge, storage or removal of Hazardous Substances, (j) material Contract not entered in the ordinary course of business and (k) Intangible Property License. Except as set forth on such schedules, all of such Contracts are in effect and valid and binding obligations of the LLC in accordance with their terms and, to the Knowledge of the LLC, the valid and binding obligation of each other party thereto. Neither the LLC nor, to the Knowledge of the LLC, any other party thereto is in violation of or in default in any material respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a violation of or default in any material respect of any such Contract. The LLC has delivered or made available to the Purchaser true and correct copies of each such Contract and all modifications or amendments thereto.

        Section 3.07    Financial Statements.    Attached hereto as Schedule 3.07 are true and complete copies of the audited balance sheets, income statements and statements of cash flows of the LLC as at and for the fiscal years ended December 31, 2000 and 2001 (the "Audited Financial Statements") and the unaudited balance sheet, income statement and statement of cash flows of the LLC as at and for the six month period ended June 30, 2002 (the "Unaudited Financial Statements"). Except as disclosed therein, the Audited Financial Statements have been prepared in accordance with GAAP, and the Unaudited Financial Statements have been prepared on a basis consistent with the Audited Financial Statements for the fiscal year ended December 31, 2001. The Audited Financial Statements and Unaudited Financial Statements fairly present the results of operations, financial condition and cash flows of the business of the LLC as of the dates thereof and for the periods covered thereby, except that the Unaudited Financial Statements have been prepared for internal purposes only, do not include footnote disclosures and cash flow statements and are subject to normal year-end adjustments.

        Section 3.08    Litigation.    Except (i) as set forth on Schedule 3.08, (ii) with respect to Environmental Matters that are subject to Section 3.12, and (iii) with respect to Actions by or against (1) Thales that are subject to Section 4.07(c) or (2) Harris that are subject to Section 4.08(c), there is no instance in which the LLC (a) is subject to any Governmental Order relating to its business or (b) is a party to any Action or, to the Knowledge of the LLC, is threatened to be made a party to any material Action. Except with respect to Actions by or against (1) Thales that are subject to Subject 4.07(c), or (2) Harris that are subject to Subject 4.08(c), there are no pending Actions, or, to the Knowledge of the LLC, threatened material Actions that question the validity of this Agreement or any of the transactions contemplated hereby.

        Section 3.09    Compliance with Laws.    The business of the LLC is conducted in compliance, in all material respects, with all applicable material Laws and neither the LLC nor any Seller has received or has Knowledge of any notice of material violation or alleged material violation by the LLC of any such Law, provided, however, that nothing in this Section 3.09 shall be deemed to constitute a representation or warranty on the part of the LLC that relates to compliance with any zoning ordinances, building codes or Environmental Laws (in respect of which no representation or warranty is made except as set forth in Section 3.12 or 3.15), or as to compliance with any Law relating to Employee Benefit Plans (in respect of which no representation or warranty is made except as set forth in Section 3.11).

        Section 3.10    Labor Matters.    (a) Union and Employee Contracts.    With respect to the business of the LLC and except as set forth on Schedule 3.10 attached hereto, (i) the LLC is not a party to or bound by any union contract, collective bargaining agreement, employment contract, independent contractor agreement, or other similar type of Contract, (ii) the LLC has not agreed to recognize any union or other collective bargaining unit and (iii) no union or collective bargaining unit has been certified as representing the employees of the LLC. To the Knowledge of the LLC, with respect to the business of the LLC, the LLC has not experienced any material dispute, slowdown or stoppage, labor strike or any other material organized labor difficulty during the past three years.

          (b)    Schedule 3.10 sets forth, as of the date hereof, a list of employees of the LLC, and the LLC has previously delivered to the Purchaser the rate of all compensation including bonuses and commissions payable to each such person, and any compensation that will be payable to each such person in any and all capacities as of the Closing other than the then current accrual of regular payroll compensation, and the vacation time and other benefits, including Employee Benefit Plans, for which each such employee is currently eligible.

          (c)    The LLC (i) is in compliance, in all material respects, with all applicable material Laws governing employment, anti-discrimination, child labor, immigration, terms and conditions of employment, wage and overtime requirements and occupational safety and health and employment practices, and (ii) is not engaged in any unfair labor practice.

        Section 3.11    Employee Benefit Plans.    (a)     The LLC is not a party to or obligated to contribute to any Employee Benefit Plan, guaranteed annual income plan, fund or arrangement, or any incentive, bonus, profit-sharing, deferred compensation, stock option or purchase plan or Contract or arrangement, or any non-competition agreement, or any severance or termination pay plans or policies, any hospitalization, disability or other insurance plans, or any other employee fringe benefit plans, applicable to employees or former employees of the business of the LLC, except those set forth in Schedule 3.11 attached hereto. Schedule 3.11 separately sets forth those arrangements or plans that are Employee Benefit Plans. Copies of all of the written plans, arrangements and Contracts (and to the extent that such plans, arrangements or Contracts are not fully memorialized in a formal written document correct and complete summaries of such plans, arrangements and Contracts) described in Schedule 3.11 have been made available to Purchaser. In addition, to the extent applicable, for each plan or arrangement described in Schedule 3.11, the following documents have been made available to Purchaser to the extent that they exist: (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, including all attachments thereto, (iv) the most recently received IRS determination letter, and (v) the most recently prepared actuarial report and financial statement in connection with each plan or arrangement. The LLC has no express or implied commitment (i) to create or incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any Contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any plan or arrangement, other than with respect to a modification, change or termination required by ERISA, the Code or applicable Law.

          (b)    With respect to any Employee Benefit Plan that covers the employees of the LLC, (i) neither such Employee Benefit Plan nor to the Knowledge of the LLC, any plan fiduciary, has engaged in a prohibited transaction as defined in Section 406 of ERISA (for which no individual or class exemption exists under Section 408 of ERISA) or any prohibited transaction as defined in Section 4975 of the Code (for which no individual or class exemption exists under Section 4975 of the Code) involving such Employee Benefit Plan that resulted in any liability to the LLC which has not been satisfied and (ii) no such Employee Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or a plan that is subject to Sections 4063 or 4064 of ERISA.

          (c)    With respect to any Employee Benefit Plan that covers the employees of the LLC and that is intended to be qualified under Section 401(a) or Section 501(c)(9) of the Code, favorable determination or approval letters as to qualification of such Employee Benefit Plan under Section 401(a) or Section 501(c)(9) of the Code have been issued by the IRS, and to the LLC's Knowledge, no event has occurred or condition exists that would adversely affect such qualification.

          (d)    With respect to any plan, fund or arrangement listed on Schedule 3.11, whether or not subject to ERISA (a "Plan"): (i) there is no litigation, disputed claim (other than routine claims for benefits), governmental proceeding or investigation commenced or pending with respect to such Plan or its related trust; (ii) with respect to employees of the LLC, such Plan has been administered in all material respects in accordance with its governing documents and all applicable Laws; and (iii) if funding is required, such Plan has been funded with respect to employees of the LLC, in accordance with its governing documents (and such funded Plan may be terminated without causing any liability to the LLC and the participation of the LLC in such Plan may cease without causing any liability to the LLC other than the LLC's obligation to remit employer and employee contributions to such Plan that have accrued in the ordinary course of business before the date such Plan has terminated or the LLC's participation in such Plan has ceased).

          (e)    There has not been any termination, partial termination or any other event that could trigger liability under Title IV of ERISA relating to any Employee Pension Benefit Plan maintained or contributed to by the LLC or any ERISA Affiliate, during the period of such common control, at a time when Title IV of ERISA applied to such Plan, that resulted in a liability to the LLC that has not been satisfied. No Employee Pension Benefit Plan maintained, contributed to or sponsored by the LLC or an ERISA Affiliate has an accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA. Each of the Employee Benefit Plans that covers employees of the LLC and is subject to COBRA is in material compliance with COBRA.

          (f)    The LLC, the Sellers, and their ERISA Affiliates do not maintain, sponsor or contribute to any welfare benefit plan for current or former employees of the business of the LLC that provides continuing benefits after the termination of employment (other than as required by Section 4980B of the Code and at the former employee's own expense).

          (g)    Except as set forth on Schedule 3.11, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will (A) result in any payment (including, without limitation, severance, unemployment compensation, retention bonus or golden parachute) becoming due to any employee or independent contractor of the LLC, (B) increase any benefits otherwise payable under any Plan, or (C) result in the acceleration of the time of payment or vesting of any benefit.

          (h)    Each individual providing services to the LLC has been properly characterized and treated as being either an employee or an independent contractor.

        Section 3.12    Environmental.    (a)     The LLC currently is in compliance in all material respects with all material Environmental Laws applicable to the operation of the business of the LLC as currently operated by the LLC.

          (b)    There are no asserted Actions or, to the LLC's Knowledge, threatened Actions alleging that the LLC is in violation or breach of, or has liability under, any Environmental Law with respect to the LLC's ownership and/or operation of the business of the LLC and/or the Real Property.

          (c)    The LLC has obtained, and is in compliance in all material respects with the terms of, all Environmental Permits required under applicable Environmental Laws to operate the business of the LLC as currently operated by the LLC.

          (d)    The LLC has received no notice, demand letter, administrative inquiry, or compliance notice concerning, and no Seller has any Knowledge of Contamination exceeding applicable cleanup standards or remediation thresholds in, on, under or about the Real Property, or actual or threatened migration of Contamination exceeding applicable cleanup standards or remediation thresholds onto, from or under the Real Property.

          (e)    The LLC has received no request for information, notice, demand letter or inquiry from a Government Authority concerning, and no Seller has Knowledge of, Contamination at any off-site location or locations to which the LLC transported or arranged for the transportation or disposal of Hazardous Substances during the LLC's operation of the business of the LLC.

          (f)    To the Knowledge of the LLC, the LLC has provided copies of all Environmental Permits, Phase I and Phase II Environmental Site Assessments, data, reports, correspondence, records and other documentation of any kind in the possession of the LLC and/or its consultants, agents and representatives regarding the LLC's compliance with Environmental Laws and/or the environmental conditions, including without limitation Contamination if any, at all Real Property currently or in the past owned or leased by the LLC.

        Section 3.13    Brokers.    No Person has been retained directly or indirectly by or on behalf of the LLC as a broker, finder or financial advisor for the LLC in connection with the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on any Contract, arrangement or understanding made by or on behalf of the LLC.

        Section 3.14    Taxes.    The LLC has timely filed all Tax Returns required to be filed by it. All such Tax Returns were correct and complete in all material respects. The LLC has paid all Taxes due whether or not shown on any Tax Return. Adequate provision for all unpaid Taxes of the LLC which are not yet due have been provided for on the Unaudited Financial Statements (as adjusted for Taxes not yet due and owing that arise in the ordinary course of business during the period from June 30, 2002 through the Closing Date). There is no agreement to extend the statute of limitations with respect to any Tax Return. There exist no Encumbrances for Taxes on the Membership Interests, and there exist no Encumbrances for Taxes on any of the LLC's assets other than Permitted Encumbrances. No claim has ever been made in any jurisdiction in which the LLC does not file Tax Returns that it is or may be subject to Tax by such jurisdiction. There exist no notices of deficiency or adjustment proposed, asserted or assessed for any amount of Tax by any Taxing Authority against the LLC. To the LLC's Knowledge, there is no material dispute or claim concerning Tax liability of the LLC. There exists no liability of the LLC for the Taxes of any Person (other than the LLC) (a) as a transferee or a successor, (b) by Contract or (c) otherwise. The LLC has at all times since its inception through the Closing Date been taxable as a partnership for all federal, state, local and foreign income tax purposes and not as an entity taxable as a corporation and has made no election inconsistent with such treatment. Schedule 3.14 lists all Tax Returns filed with respect to the LLC for taxable periods ended on or after February 10, 1998. The LLC has delivered to the Purchaser correct and complete copies of all Tax Returns filed for such taxable periods.

        Section 3.15    Property.    Except as set forth in Schedule 3.15 (the "Real Property"), no material real estate is used by the LLC to conduct the business of the LLC. The LLC owns no Real Property. Schedule 3.15 sets forth a list of all Real Property leased or subleased by the LLC as of the date hereof. All Real Property leases are valid and binding obligations of the LLC, and to the Knowledge of the LLC, are valid and binding obligations of each other party thereto, and are in full force and effect. The LLC has complied with all material obligations on its part to be performed or observed under the Real Property leases. There is no material default, offset or counterclaim under any Real Property leases and no event or condition has happened or presently exists which constitutes a material default or, after notice or lapse of time or both, would constitute a material default by the LLC under the Real Property leases, if any. To the Knowledge of the LLC, (i) there are no material defaults by any other party under any Real Property lease and (ii) each such other party has performed all of its material obligations thereunder. With respect to those Real Property leases that were assigned or subleased to the LLC by a third party, to the Knowledge of each Seller, all necessary consents to such assignments or subleases have been obtained.

        Section 3.16    Intellectual Property.    (a) The LLC owns all material right, title and interest in the LLC Patents and, except as indicated on Schedule 3.16, other LLC Intellectual Property free and clear of all Encumbrances other than Permitted Encumbrances and, except as indicated on Schedule 3.16, no license rights, immunities, covenants not to sue, or other agreement to limit the LLC's ownership or right to use such Intellectual Property have been granted by the LLC to any other Person; (b) to the Knowledge of the LLC, the issued LLC Patents and the registered LLC Marks are valid, the LLC Patents, Marks, and Copyrights are non-infringed, and the LLC Technical Information has not been misappropriated by another Person; (c) to the Knowledge of the LLC, the LLC has made available to Purchaser all material infringement searches, studies, and written opinions in the possession or control of the LLC with respect to the Company Products existing as of the Effective Date; (d) to the Knowledge of the LLC, the making, using, and selling of Company Products and Existing Company Products by or on behalf of the LLC have not infringed upon or misappropriated any intellectual property rights of any other Person; and (e) attached as part of Schedule 3.16 is a docket sheet (to be delivered within five Business Days after the date hereof) with respect to the LLC Patents prepared by or on behalf of the LLC showing the amount, nature, and date due of all fees and other material actions due on the part of the LLC within 60 days of the Effective Date to establish, maintain, or otherwise protect the existence of any LLC Patent, provided that it is understood that no representation is made with respect to the accuracy of such part of Schedule 3.16. EXCEPT AS SET FORTH IN THIS AGREEMENT AND IN THE NEW LICENSE AGREEMENTS, THE LLC MAKES NO WARRANTY OR REPRESENTATION IN THIS SECTION 3.16 REGARDING THE FOLLOWING: (1) THE SCOPE OR UTILITY OF ANY LLC INTELLECTUAL PROPERTY; (2) THE OPERABILITY, SAFETY, FUNCTIONAL EFFECTIVENESS OR MARKETABILITY OF ANY COMPANY PRODUCTS MANUFACTURED IN ACCORDANCE WITH RIGHTS GRANTED UNDER ANY LICENSES TO THE LLC; AND (3) WHETHER ANY COMPANY PRODUCT MADE, USED OR SOLD UNDER THE LICENSE AGREEMENTS OR NEW LICENSE AGREEMENTS WILL BE FREE OF ANY INTELLECTUAL PROPERTY RIGHT OF ANOTHER PERSON.

        Section 3.17    Operations in the Ordinary Course.    Since June 30, 2002, the LLC has operated its business in the usual and ordinary course, consistent with past practice, and, except as set forth in Schedule 3.17 or as expressly contemplated by this Agreement (including Section 8.02(f)):

          (a)    except for changes required by applicable Law or applicable accounting principles, the LLC has not changed any accounting methods, principles or practices or made any Tax election inconsistent with past practice;

          (b)    the LLC has not established or increased the benefits payable under any Employee Benefit Plan or Employee Pension Benefit Plan, or otherwise increased materially the compensation payable or to become payable to any personnel, except as required by Law or existing Contracts or in the ordinary course of business (which included normal periodic performance reviews and related compensation and benefit increases);

          (c)    the LLC has not delayed or postponed (beyond its normal practice) the payment of accounts payable of the LLC or other liabilities and obligations of the LLC;

          (d)    the LLC has not sold, assigned, transferred, conveyed, leased, mortgaged, pledged or otherwise disposed of or encumbered any assets or any interests therein, other than sales, assignments, transfers and conveyances in the ordinary course of business;

          (e)    the LLC has not made any loan, advance or capital contribution to, or investment in, any Person except for vendor financing in the ordinary course consistent with past practice;

          (f)    the LLC has not acquired by merger or consolidation with, or merged or consolidated with, or purchased all or substantially all of the assets of, or otherwise acquired any material assets or business of, any Person or any other business organization or division thereof;

          (g)    the LLC has not made any changes to the organizational documents of the LLC;

          (h)    the LLC has not declared, set aside, made or paid any dividend or other distribution in respect of the equity of the LLC;

          (i)    the LLC has not repaid, prepaid, repurchased, discharged, waived, forgiven, settled, restructured, redeemed, compromised or otherwise satisfied or disposed of any loans or other debt obligations to any third person, except in the ordinary course of business;

          (j)    the LLC has not issued, sold, assigned, transferred, redeemed, conveyed, leased, mortgaged, pledged or otherwise disposed of or encumbered any equity interests or other securities of the LLC or granted any options, warrants, calls or other rights to purchase or otherwise acquire any equity interests or other securities of the LLC;

          (k)    the LLC has not effected any recapitalization, reclassification, membership interest or stock split or similar change in the capitalization of the LLC or revalued any assets of the LLC;

          (l)    the LLC has not entered into any Contract or arrangement that materially impairs or prohibits the LLC from engaging in any line of business conducted by it;

          (m)    the LLC has not incurred any material indebtedness for borrowed money, capitalized lease obligations, liability for the deferred purchase of property or services or liability (as Purchaser) in respect of any conditional sale arrangement (except in the ordinary course of business consistent with past practice), or entered into, amended or modified any Contracts for capital expenditures of the LLC involving an aggregate commitment or liability in excess of $100,000; and

          (n)    the LLC has not entered into, amended or modified any lease with respect to real property involving an aggregate commitment or liability in excess of $100,000.

        Section 3.18    Hedging or Derivative Transactions.    Neither the LLC nor any of its assets is a party or subject to any hedging or derivative transaction of a nature described in Statement of Financial Accounting Standards No. 133.

        Section 3.19    Suppliers.    Schedule 3.19 sets forth (a) the names and addresses of the top ten (10) suppliers (in terms of annual dollar volume purchased by the LLC) from which the LLC ordered raw materials, supplies, merchandise and other goods and services (other than DIRECTV) during each of (i) 2000, (ii) 2001, and (iii) 2002 through June 30, 2002 and (b) the amount for which each such supplier invoiced the LLC during each such period. None of the above suppliers has given written notice on or prior to the date hereof (x) that it will refuse to sell or materially reduce deliveries of raw materials, supplies, merchandise and other goods to the LLC or the Purchaser at any time after the Closing Date, or (y) that it will make such sales on terms materially different than it has in the past or will institute any material price increase effective after the Closing Date.

        Section 3.20    Insurance.    Schedule 3.20 sets forth a true, correct and complete list of all insurance policies of any kind or nature maintained as of the date of this Agreement by or on behalf of the LLC, indicating the type of coverage, name of insured, name of insurance carrier or underwriter, premium thereon, policy limits and expiration date of each policy. All such insurance policies are in full force and effect, and the LLC is not in any material respect in default or in breach of representation or warranty with respect to its obligations under any such insurance policy. Complete and correct copies of all insurance policies (together with all riders and amendments thereto) set forth on Schedule 3.20 have been delivered or made available to the Purchaser.

        Section 3.21    Affiliate Transactions.    To the Knowledge of each Seller, except as set forth in Schedule 3.21 hereto or as permitted under Section 6.03, the LLC has no Contracts, commitments or obligations with or to any Member of the LLC or other Controlled Affiliates of such Members.

        Section 3.22    Absence of Certain Business Practices.    Neither the LLC nor, to the LLC's Knowledge, any officer, employee or agent of any member of the LLC acting on its behalf during the past three (3) years has, directly or indirectly, given or agreed to give any illegal gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the LLC (or assist any member of the LLC in connection with any actual or proposed transaction relating to the LLC) (i) which subjected or might have subjected the LLC to any damage or penalty in any civil, criminal or governmental litigation or proceeding which would have a Material Adverse Effect, (ii) which if not given in the past, might have had a Material Adverse Effect, (iii) which if not continued in the future, would have a Material Adverse Effect or subject the LLC (or, following the Closing, the Purchaser) to suit or penalty in any private or governmental litigation or proceeding, (iv) for any of the purposes described in Section 162(c) of the Code or (v) for the purpose of establishing or maintaining any concealed fund or concealed bank account.

        Section 3.23    Disclaimers.

        EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, (A) NEITHER SELLERS NOR THE LLC MAKES ANY REPRESENTATION OR WARRANTY OR EXTENDS ANY WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS OR CLAIMS, ISSUED OR PENDING, (B) THE BUSINESS BEING CONDUCTED BY THE LLC AS OF THE CLOSING DATE IS TO BE CONVEYED HEREUNDER "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN ITS PRESENT CONDITION, AND (C) THE SELLERS OR THE LLC MAKES NO GUARANTY OF QUALITY WITH RESPECT TO ANY OF THE ASSETS BEING USED BY THE BUSINESS OF THE LLC, OR AS TO THE CONDITION OR WORKMANSHIP THEREOF OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT.

ARTICLE IV.

SELLER REPRESENTATIONS AND WARRANTIES

        Each Seller hereby severally and individually (and not jointly) represents and warrants to the Purchaser as follows (with respect to itself solely and not with respect to the other Sellers to the extent such representations and warranties relate to another Seller, it being understood that the representation in Section 4.05 is being made solely by Class II Member):

        Section 4.01    Organization or Capacity of the Sellers.    To the extent that such Seller is an entity, it is a corporation or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization. To the extent that such Seller is a natural person, such Seller is at least twenty-one years of age and has the capacity to enter into Contracts.

        Section 4.02    Ownership of the Membership Interest.

          (a)    Such Seller is the sole record and sole beneficial owner of such Seller's Membership Interest as indicated in Schedule 3.02(a) hereto, free and clear of all Encumbrances other than the LLC Agreement and applicable securities and blue sky laws.

          (b)    Other than the rights and interests of such Seller as set forth in the LLC Agreement, the Class III Award Agreements or on Schedule 3.02(a)(which rights and interests of such Seller shall accrue solely and exclusively to Purchaser upon completion of Closing), there are no options, warrants, convertible or exchangeable securities or other rights, Contracts, arrangements or commitments of any character relating to such Seller's Membership Interest or other rights or interests of such Seller in the LLC. Upon consummation of the transactions contemplated by this Agreement and registration of the Membership Interest being transferred by such Seller in the name of the Purchaser in the records of LLC, the Purchaser will own all of the Membership Interests being transferred by such Seller as indicated in Schedule 3.02(a) hereto, free and clear of any and all Encumbrances, other than any created by the Purchaser, or, with respect to subsequent transfers by the Purchaser, pursuant to securities law or blue sky law or the Delaware Limited Liability Company Act. Except as contemplated in the LLC Agreement, there are no voting Contracts, voting trusts, member Contracts, proxies or other Contracts or understandings in effect with respect to the voting, transfer, purchase or redemption of such Seller's Membership Interest.

        Section 4.03    No Conflict.    Such Seller has all requisite power and authority to enter into and perform this Agreement and Ancillary Documents to which such Seller is a party, and the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Documents to which such Seller is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action by such Seller and, if such Seller is an entity, by such Seller's board of directors or managers and its shareholders or members. This Agreement and the Ancillary Documents to which such Seller is a party have been or will be duly and validly executed and delivered by such Seller and constitute, or upon execution and delivery thereof will constitute, the valid and legally binding obligations of such Seller enforceable against such Seller in accordance with their terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity. The execution, delivery and performance of this Agreement and the Ancillary Documents to which such Seller is a party do not and will not (a) conflict with or violate the articles of organization, articles of incorporation or the bylaws or operating agreement of such Seller, if such Seller is an entity, (b) conflict with or violate any Governmental Orders to which such Seller is a party or by which it or any of its properties is bound, (c) conflict with or violate in any material respect any provision of any material Law applicable to such Seller, (d) in any material respect, conflict with, violate or result in the suspension, modification, revocation, non-renewal, acceleration, termination or cancellation of, or entitle any party to accelerate, terminate or cancel any obligation or to lose a material benefit under any material Contract or Governmental Order to which such Seller is a party or by which it or any of its properties is bound or (c) result in the creation or imposition of any Encumbrance, other than a Permitted Encumbrance.

        Section 4.04    Governmental Approvals.    Except for the Required Approvals, the execution, delivery and performance of this Agreement by such Seller or the Ancillary Documents or the performance of such Seller's obligations under this Agreement or the Ancillary Documents does not and will not require any material Governmental Approvals.

        Section 4.05    Bankruptcy Court Approval.    Class II Member severally and independently represents and warrants that the Plan of Liquidation has been confirmed by an order of the Bankruptcy Court and such order has become final and non-appealable. The Plan of Liquidation grants the Class II Member the full power and authority to enter into and perform this agreement and the Ancillary

Documents to which the Class II Member is a party. The execution, delivery and performance of this Agreement and the Ancillary Documents to which the Class II Member is a party and the consummation of the transactions contemplated hereby and thereby have been validly authorized by all necessary action by the Class II Member, and no approval is required from the Bankruptcy Court. No representation or warranty is made with respect to the foregoing by any Seller other than Class II Member.

        Section 4.06    Litigation.    There are no Actions by or against such Seller or any of its respective Affiliates relating to the LLC, such Seller's Membership Interest or such Seller's ability to consummate the transactions contemplated hereby pending by or before any Governmental Authority (or, to the Knowledge of such Seller, threatened to be brought by or before any Governmental Authority) which, if determined adversely, would have a material adverse effect on the ability of such Seller to consummate the transactions contemplated hereby. Neither such Seller's Membership Interest nor such Seller is subject to any Governmental Order (nor, to the Knowledge of such Seller, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or is likely to have a material adverse effect on the ability of such Seller to consummate the transactions contemplated hereby.

        Section 4.07    Thales Intellectual Property.    Thales hereby severally and independently represents and warrants that (a) it owns or controls all material right, title, and interest in, and has the right to grant the rights with respect to the Patents and, except as indicated on Schedule 4.07, other Licensed Intellectual Property included or to be included and as defined within the Thales/LiveTV Technology License Agreement, free and clear of all Encumbrances other than Permitted Encumbrances; (b) to the Knowledge of such Seller, the issued Patents, if any, included in such Intellectual Property are valid; and (c) there is no pending or, to the Knowledge of such Seller, threatened Legal Proceeding by or against such Seller which calls into question the right of the LLC to exercise any rights granted or to be granted under the Thales/Live TV Technology License Agreement. EXCEPT AS AFORESAID, THALES MAKES NO OTHER REPRESENTATION OR WARRANTY IN THIS SECTION 4.07, EXPRESS OR IMPLIED, REGARDING THE FOLLOWING: (1) THE SCOPE OR UTILITY OF ANY INTELLECTUAL PROPERTY OR OTHER INFORMATION FURNISHED TO THE LLC UNDER THE THALES LICENSE AGREEMENT OR SUCH NEW LICENSE AGREEMENT; (2) THE OPERABILITY, SAFETY, FUNCTIONAL EFFECTIVENESS OR MARKETABILITY OF ANY COMPANY PRODUCTS MANUFACTURED IN ACCORDANCE WITH RIGHTS GRANTED UNDER ANY LICENSES HEREINBEFORE GRANTED OR HEREAFTER TO BE GRANTED, NOR TO THE ABILITY OF THE LLC OR THE PURCHASER TO MANUFACTURE OR PRODUCE COMPANY PRODUCTS IN ACCORDANCE WITH ANY RIGHTS GRANTED UNDER ANY LICENSES TO THE LLC; AND (3) WHETHER ANY COMPANY PRODUCT MADE, USED OR SOLD UNDER THE THALES LICENSE AGREEMENT OR SUCH NEW LICENSE AGREEMENT WILL BE FREE OF ANY INTELLECTUAL PROPERTY RIGHT OF ANOTHER PERSON. NO REPRESENTATION OR WARRANTY IS MADE WITH THE RESPECT TO THE FOREGOING BY ANY SELLER OTHER THAN THALES.

        Section 4.08    Harris Intellectual Property.    Harris hereby severally and independently represents and warrants that (a) it owns or controls all material right, title, and interest in, and has the right to grant the rights with respect to, the Patents and, except as indicated on Schedule 4.08, other Intellectual Property included or to be included within the Harris/LiveTV Technology License Agreement, free and clear of all Encumbrances other than Permitted Encumbrances and, except as indicated on Schedule 4.08, no rights thereunder have been granted within the Company Field of Operations to any other Person; (b) to the Knowledge of such Seller, the issued Patents included in such Intellectual Property included within the Harris/LiveTV Technology License Agreement are valid and non-infringed; and (c) there is no pending or, to the Knowledge of such Seller, threatened Legal Proceeding by or against such Seller which calls into question the right of the LLC, or such Seller with respect to any Patent included or to be included within the Harris/LiveTV Technology License Agreement, or the right of the LLC to exercise any rights granted or to be granted under the Harris/LiveTV Technology License Agreement. EXCEPT AS AFORESAID, HARRIS MAKES NO REPRESENTATION OR WARRANTY IN THIS SECTION 4.08 REGARDING THE FOLLOWING: (1) THE SCOPE OR UTILITY OF ANY PATENTS, TECHNICAL INFORMATION, OR OTHER INFORMATION FURNISHED TO THE LLC UNDER THE HARRIS LICENSE AGREEMENT OR SUCH NEW LICENSE AGREEMENT OR THE PATENTABILITY OF CLAIMED SUBJECT MATTER; (2) THE OPERABILITY, SAFETY, FUNCTIONAL EFFECTIVENESS OR MARKETABILITY OF ANY COMPANY PRODUCTS MANUFACTURED IN ACCORDANCE WITH RIGHTS GRANTED UNDER ANY LICENSES HEREINBEFORE GRANTED OR HEREAFTER TO BE GRANTED, NOR TO THE ABILITY OF THE LLC OR THE PURCHASER TO MANUFACTURE OR PRODUCE COMPANY PRODUCTS IN ACCORDANCE WITH ANY OF THE PATENTS, TECHNICAL INFORMATION OR ANY OTHER INTELLECTUAL PROPERTY; AND (3) WHETHER ANY COMPANY PRODUCT MADE, USED OR SOLD UNDER THE HARRIS LICENSE AGREEMENT OR SUCH NEW LICENSE AGREEMENT WILL BE FREE OF ANY INTELLECTUAL PROPERTY RIGHT OF ANOTHER PERSON. NO REPRESENTATION OR WARRANTY IS MADE WITH THE RESPECT TO THE FOREGOING BY ANY SELLER OTHER THAN HARRIS.

        Section 4.09    Brokers.    No person has been retained directly or indirectly by or on behalf of such Seller as a broker, finder or financial advisor for such Seller in connection with the negotiations relating to the transactions contemplated by this Agreement, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on any Contract, arrangement or understanding made by or on behalf of such Seller.

        Section 4.10    Disclaimers.

        EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, (A) SUCH SELLER MAKES NO REPRESENTATION OR WARRANTY AND EXTENDS NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND (B) THE MEMBERSHIP INTERESTS BEING TRANSFERRED BY SUCH SELLER AS OF THE CLOSING DATE IS TO BE CONVEYED HEREUNDER "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

        The Purchaser hereby represents and warrants to each of the Sellers as follows:

        Section 5.01    Organization and Authority of the Purchaser.    The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into and perform this Agreement and all Ancillary Documents to which the Purchaser is a party, and the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Documents to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action by the Purchaser, including without limitation by its board of directors. This Agreement and the Ancillary Documents to which the Purchaser is a party have been or will be duly and validly executed and delivered by the Purchaser and constitute the valid and legally binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity. Except for such matters that would not constitute a material adverse effect on the Purchaser's ability to complete the transactions contemplated by this Agreement, the execution, delivery and performance of this Agreement and the Ancillary Documents to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate (i) the articles of organization or the bylaws of the Purchaser, (ii) any Governmental Orders or decrees to which the Purchaser is a party or by which it or any of its properties is bound, (iii) any material provision of any material Law applicable to the Purchaser, (b) in any material respect, conflict with, violate or result in the suspension, modification, revocation, non-renewal, acceleration, termination or cancellation of, or entitle any party to accelerate, terminate or cancel any obligation or to lose a material benefit under any material Contract or Governmental Order to which such Seller is a party or by which it or any of its properties is bound and which would result in a material adverse effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement or (c) result in the creation or imposition of any Encumbrance in favor of any third party with respect to any of the assets or properties of the Purchaser other than a Permitted Encumbrance.

        Section 5.02    Payment of Purchase Price.    The Purchaser has sufficient cash on hand or available borrowing capacity under its existing lines of credit to pay the Purchase Price in full and to pay in full the Guaranteed Obligations.

        Section 5.03    Brokers.    No Person has been retained directly or indirectly by or on behalf of the Purchaser as a broker, finder or financial advisor for the Purchaser in connection with the negotiations relating to the transactions contemplated by this Agreement, and no person is entitled to any fee or commission or like payment in respect thereof based in any way on any Contract, arrangement or understanding made by or on behalf of the Purchaser.

        Section 5.04    Litigation.    There is no Action pending or, to the Knowledge of Purchaser, threatened against or relating to Purchaser before any Governmental Authority that, if determined adversely to Purchaser would:

          (a)    prevent Purchaser from paying to the Sellers all or any portion of Purchase Price;

          (b)    enjoin, restrict, or prohibit the transfer of the Membership Interests as contemplated by this Agreement; or

          (c)    prevent Purchaser from fulfilling its obligations set out in this Agreement or in the Ancillary Documents contemplated hereby.

        Section 5.05    Regulatory Approvals and Necessary Authorizations.    Except for the Required Approvals, neither the execution, delivery and performance of this Agreement by Purchaser nor the execution, delivery and performance of the Ancillary Documents contemplated hereby will require any material Governmental Approvals.

        Section 5.06    Investment Experience and Intention.    The Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Purchaser is acquiring the Membership Interests solely for its own account and not with a view to a sale or distribution thereof in violation of any applicable securities laws. The Purchaser understands that such Membership Interests have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available, subject, nevertheless, to the disposition of the Purchaser's property being at all times within its control.

        Section 5.07    Access to LLC's Records.    The Purchaser has had, prior to the date hereof, access to the records and files and properties of the LLC, as well as information pertaining to the business and affairs of the LLC; provided, however, that the foregoing shall not limit, impair, alter or diminish, and shall in no way reduce the liability of Sellers with respect to, the representations and warranties in this Agreement or in the Ancillary Documents.

ARTICLE VI.

ADDITIONAL AGREEMENTS

        Section 6.01    General.

          (a)    Each of the parties will, from time to time, whether before, at or after the Closing Date, and will cause its Affiliates to, execute and deliver such further instruments of conveyance and transfer and use commercially reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying their respective conditions set forth in Article VIII).

          (b)    Prior to the Closing, each of the parties shall use its commercially reasonable efforts to (i) take all actions necessary or appropriate to be undertaken by it to consummate the transactions contemplated by this Agreement, (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement, (iii) promptly inform each other party of any communication received by such party from, or given by such party to, any Governmental Authority and of any material communication received or given in connection with any Legal Proceeding by a private party, in each case regarding any of the transactions contemplated by this Agreement, and (iv) use its commercially reasonable efforts to permit each other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with any Governmental Authority or, in connection with any Legal Proceeding by a private party, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give each other party the opportunity to attend and participate in such meetings and conferences.

          (c)    Each of the parties shall use its commercially reasonable efforts to obtain at the earliest practicable date prior to Closing all Authorizations and third party consents required by each of the LLC, the Sellers or the Purchaser, as applicable, to consummate the transactions contemplated by this Agreement, including, without limitation, the Required Approvals.

        Section 6.02    Access.    Prior to the Closing, Sellers shall cause the LLC to allow Purchaser through its officers, employers and representatives (including its counsel, accountants and advisors) to have reasonable access to, and to make such investigation of, the properties, businesses and operations of the LLC, and such examination of the books, records, financial condition and other documents of the LLC as the Purchaser may reasonably request and to make extracts and copies of such books, records and other documents as the Purchaser may reasonably request. Any such investigation and examination shall be conducted upon reasonable prior notice to the LLC and during regular business hours and under reasonable circumstances (including so as to not unnecessarily interfere with the business or operations of the LLC), and the Sellers shall cause the LLC to cooperate reasonably therein. As part of such examination, Sellers will cause the LLC, with the prior approval of Harris and Thales, which approval shall not be unreasonably withheld, conditioned or delayed, to permit the Purchaser and its appropriate senior officers and representatives to engage in discussions with bank lenders, holders of debt securities, major customers and suppliers of the LLC. Any such discussions shall be subject to reasonable limitations, including, without limitation, that such discussions shall be conducted at reasonable times in the presence of a representative of the LLC, the Sellers or their designee and under reasonable circumstances. No investigation by the Purchaser prior to or after the date of this Agreement shall diminish or obviate any of the representations, warranties, covenants or agreements of the Sellers contained in this Agreement or any Ancillary Document contemplated hereby. In order that the Purchaser may have full opportunity to make such physical, business, accounting and legal review, examination or investigation as the Purchaser may reasonably request of the affairs of LLC, the Sellers shall and shall cause the LLC and Sellers' and the LLC's respective officers, employees, consultants, agents, accountants, attorneys and other representatives to cooperate reasonably with such representatives of the Purchaser in connection with such review and examination.

        Section 6.03    Operation of Business.

          (a)    Between the date hereof and the Closing Date, the Sellers shall cause the LLC to conduct its business in the ordinary course and consistent with past practice and endeavor to preserve the goodwill and relationships with employees, customers, suppliers and others having business dealings with the business of the LLC. Without limiting the generality of the foregoing, except (x) for such actions as are expressly contemplated by this Agreement, and (y) as described in Schedule 6.03 or pursuant to any existing Contract which is not in default, without the prior written consent of Purchaser (which shall not unreasonably be withheld, delayed or conditioned), Sellers shall (A) cause the LLC to pay accounts payable and pay and perform other obligations of the LLC when they become due and payable in the ordinary course of business consistent with prior practice or when required to be performed consistent with past practice; and (B) cause the LLC to not:

            (i)    change any accounting methods, principles or practices or make any Tax election or filing position inconsistent with past practice and which may materially adversely affect Purchaser, except as required by applicable Law or applicable accounting principles;

            (ii)    establish or increase the benefits payable under any Employee Benefit Plan or Employee Pension Benefit Plan, or otherwise increase materially the compensation payable or to become payable to any personnel, except as may be required by Law or existing Contracts;

            (iii)    sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any assets or any interests therein, other than sales, assignments, transfers and conveyances in the ordinary course of business;

            (iv)    acquire by merger or consolidation with, or merge or consolidate with, or purchase all or substantially all of the assets of, or otherwise acquire any material assets or business of, any Person or any other business organization or division thereof;

            (v)    make any changes to the organizational documents of the LLC;

            (vi)    declare, set aside, make or pay any dividend or other distribution in respect of the equity of the LLC;

            (vii)    make any loan, advance or capital contribution to, or investment in, any Person, except for extensions of trade credit in the ordinary course consistent with past practice;

            (viii)    repay, prepay, repurchase, discharge, waive, forgive, settle, restructure, redeem, compromise or otherwise satisfy or dispose of any loans or other debt obligations to any Person other than in the ordinary course of business consistent with past practice;

            (ix)    issue, sell, assign, transfer, redeem, repurchase, convey, lease, mortgage, pledge or otherwise dispose of or encumber any equity interests or other securities of the LLC or grant any options, warrants, calls or other rights to purchase or otherwise acquire any equity interests or other securities of the LLC;

            (x)    effect any recapitalization, reclassification, membership interest or stock split or similar change in the capitalization of the LLC or revalue any assets of the LLC;

            (xi)    enter into any contract or arrangement that would have the effect of materially impairing or prohibiting the LLC from engaging in any line of business conducted by it as of the date hereof;

            (xii)    incur any material indebtedness for borrowed money, capitalized lease obligations, liability for the deferred purchase of property or services or liability (as purchaser) in respect of any conditional sale arrangement (except in the ordinary course of business consistent with past practice), or enter into, amend or modify any commitment or Contract for capital expenditures of the LLC involving an aggregate commitment or liability in excess of $100,000;

            (xiii)    enter into, amend or modify any lease with respect to real property involving an aggregate commitment or liability in excess of $100,000;

            (xiv)    except as contemplated by Section 6.04, do or omit to be done any act or thing that would result (or be likely to result) in a breach of any of the representations, warranties and covenants contained in this Agreement; and

            (xv)    enter into any Contract, or otherwise become obligated to do any action prohibited hereunder.

          (b)    Between the date of this Agreement and the Closing Date, the Sellers shall take all reasonable efforts to cause the LLC to continuously maintain all insurance policies that cover the LLC in any respect and not to reduce the scope or amount of coverage of such policies as they relate to the LLC.

        Section 6.04    Updating Disclosure Schedules.    Prior to the Closing, each party hereto shall promptly notify the other parties in writing by a supplement or amendment of the schedules to this Agreement referenced in Articles III, IV and V to reflect any matter which as of the date of this Agreement was unknown to or not intentionally or deliberately withheld by any Seller, in the case of any supplement or amendment prepared by a Seller, or the Purchaser, in the case of a supplement or amendment prepared by the Purchaser, or, in any such case, which arose after the date of this Agreement, and, if existing, occurring or known on the date of this Agreement, would have been required to be set forth or described by such party in the schedules to this Agreement referenced in Articles III, IV and V or which is necessary to correct any information in a schedule to this Agreement referenced in Articles III, IV and V which was or has been rendered materially inaccurate thereby and was not deliberately or intentionally withheld from disclosure by the party or parties responsible for such schedule; it being understood and agreed that the delivery of such information shall not in any manner constitute a waiver of any representations or warranties made herein or any of the conditions precedent to the Closing hereunder; provided that, if the Closing occurs, any supplement or amendment of the schedules to this Agreement will be effective to cure and correct for all purposes any breach of any representation or warranty which would have existed by reason of the party which made such supplement or amendment not having made such supplement or amendment.

        Section 6.05    Access to Books and Records; Post Closing Cooperation.    From and after the Closing, each party and its representatives shall have reasonable access to another party's business, employees and any books and records in its possession relating to the LLC with respect to periods before the Closing Date and, subject to the execution of a confidentiality agreement, the right to make copies and extracts therefrom to the extent that such access may be reasonably required in connection with (i) the preparation of financial statements, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental Authority, (iv) the determination or enforcement of the rights and obligations of any indemnified party, or (v) in connection with any actual or threatened Action, except to the extent that furnishing any such books or records or portion thereof pursuant to this Section 6.05 would violate any Law, order, Contract or permit applicable to either party or by which any of their respective assets and properties is bound. Such access shall be afforded by the party in possession of such books and records upon receipt of reasonable advance notice and during normal business hours; provided, however, that any such access shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of any party or its Affiliates. Subject to Section 6.12(d), the parties agree for a period extending six

(6) years after the Closing Date not to, and, following the Closing, Purchaser shall cause the LLC not to, destroy or otherwise dispose of any such books and records unless such party shall first offer in writing to surrender such books and records to the other party and such other party shall not agree in writing to take possession thereof during the ninety (90) day period after such offer is made. Following the Closing, Sellers shall use commercially reasonable efforts to cooperate with Purchaser with respect to reasonably requested assistance in obtaining insurance coverage on the Intellectual Property; provided, however, that no representations, warranties or undertakings need be made by any Seller to any Person (it being understood that certain representations, warranties and covenants are being provided to the Purchaser in this Agreement and the Ancillary Documents).

        Section 6.06    HSR Act.

          (a)    From the date hereof and prior to the Closing, subject to Section 9.01, the Sellers and the Purchaser will use their commercially reasonable best efforts and will cooperate to promptly secure all necessary Authorizations, exemptions and waivers from applicable Governmental Authorities under the HSR Act as shall be required in order to enable the Sellers and the Purchaser to promptly effect the transactions contemplated hereby, and will otherwise use their commercially reasonable best efforts to cause the prompt consummation of such transactions in accordance with the terms and conditions hereof. The Purchaser and the Seller shall make the required regulatory filing in accordance with the HSR Act within ten (10) Business Days of the execution of this Agreement and seek early termination of the waiting period under the HSR Act.

          (b)    Nothing in this Agreement shall be deemed to require any party to (i) conduct or defend any Action or waive any substantial rights or agree to any substantial limitation on or discontinuation of its operations or the LLC's business, (ii) dispose of any significant asset or collection of assets or commit to do any of the foregoing, (iii) respond or provide information with respect to, or cooperate with, any inquiries or other requests from the Federal Trade Commission, United States Department of Justice or other Governmental Authority beyond or in addition to complying with any formal Request for Additional Information pursuant to the HSR Act ("Second Request"), or (iv) otherwise comply with the requirements of any threatened or pending injunction or other order, decree, ruling, statute, rule, regulation or executive order under antitrust, competition or similar Laws that would adversely affect the ability of the parties to consummate the transactions contemplated hereby.

        Section 6.07    WARN Act; Employee Benefits.

          (a)    The Sellers shall be solely responsible for any notification and liability under the Worker Adjustment and Retraining Notification Act or similar state Law ("WARN") relating to any termination of any of the LLC's employees occurring prior to and including the Closing Date (excluding liability for terminations aggregated with post-closing terminations). Purchaser shall be solely responsible for any notification and liability under WARN that is triggered by any layoff or termination of employees after the Closing Date.

          (b)    Effective as of the Closing, Purchaser shall cause LLC to continue to employ each individual who is an employee of the LLC on the Closing Date ("Continuing Employees"); provided that Purchaser and LLC shall have no continuing obligation under this Agreement to employ any Continuing Employee thereafter. The active participation of the Continuing Employees in any Employee Benefit Plan that covers employees of the LLC prior to the Closing Date ("Sellers' Employee Benefit Plans") shall cease as of the day following the Closing Date and no additional benefits will be accrued thereunder for such employees. Sellers shall take or cause to be taken all necessary action, including amending any of Sellers' Employee Benefit Plans as required, to promptly terminate the participation of the LLC and the Continuing Employees in such plans as of the Closing Date. Sellers shall retain all responsibility for and liabilities relating to Sellers' Employee Benefit Plans (including, without limitation, the Sextant In-Flight Systems Supplemental Executive Deferred Compensation Plan) and LLC shall have no responsibility or liability for

  Seller's Employee Benefit Plans other than to ensure that the employer and employee contributions for such Plans that are paid in the ordinary course of business and that relate to the payroll period immediately prior to the Closing Date are forwarded to Thales in a timely fashion. On or prior to the Closing Date, Thales shall fully vest all Continuing Employees who are active participants in the Sextant In-Flight Systems Supplemental Executive Deferred Compensation Plan in their benefits under such plan.

          (c)    Effective as of the day following the Closing Date:

            (i)    with respect to Continuing Employees (and their eligible dependents) who had coverage under Sellers' group medical plan as of the Closing Date, the Purchaser shall cause the LLC to offer coverage under Purchaser's group medical plan, with immediate eligibility and without a pre-existing condition limitation (unless such a limitation was imposed under Sellers' group medical plan), that covers claims incurred on or after the day following the Closing Date;

            (ii)    the Continuing Employees who were eligible to participate in the Thales North America 401(k) Plan on the Closing Date shall be immediately eligible to participate in a defined contribution 401(k) plan sponsored by the Purchaser (the "Purchaser 401(k) Plan").

          (d)    As soon as administratively practicable following the Closing Date, (i) each Continuing Employee shall be eligible to elect to receive a distribution of his or her vested account balance(s) under the Thales North America 401(k) Plan including the option to rollover such account balance(s) to the Purchaser 401(k) Plan and (ii) participant loans to each Continuing Employee from the Thales North America 401(k) Plan will not be defaulted under the Thales North America 401(k) Plan until at least three months following the date such Continuing Employee is first able to elect to receive a distribution under clause (i) above.

          (e)    The LLC shall be responsible for and retain all liabilities relating to giving notification of and providing health care coverage continuation to the Continuing Employees (and their qualified beneficiaries) who incur a "qualifying event" after the Closing Date, within the meaning of the Consolidated Omnibus Reconciliation Act of 1985, as amended ("COBRA"). Thales shall be responsible for and retain all liabilities relating to giving notification of and providing health care coverage continuation to employees of the LLC (and their qualified beneficiaries) who are receiving or are eligible to receive COBRA coverage as a result of a "qualifying event" occurring on or before the Closing Date; provided, however, the LLC shall be responsible for and retain all liabilities relating to providing health care coverage continuation under COBRA after the Closing Date to Individual C pursuant to health care plans of Purchaser, subject to the terms of the Employment Agreement dated September 9, 1998 between B/E Harris LiveTV, LLC and Individual C. Subject to the foregoing and effective on the Closing, Individual C hereby releases and discharges Thales from any obligation or claim with respect to the Employment Agreement dated September 9, 1998 between B/E Harris LiveTV, LLC and Individual C.

        Section 6.08    Release and Discharge.    Each of the Sellers covenants and agrees to execute and deliver to the LLC and the Purchaser at the Closing a general release and discharge (which shall be substantially in form attached hereto as Exhibit G) releasing and discharging the LLC from certain claims arising out of the LLC Agreement, the Harris License Agreement, the Thales License Agreement, the LLC or the transactions or occurrences related thereto prior to the Closing Date. The Purchaser covenants and agrees to (and to cause the LLC to) execute and deliver to the Sellers at the Closing Date a general release and discharge (which shall be substantially in the form attached hereto as Exhibit H) releasing and discharging the Sellers from certain claims arising out of the LLC Agreement, the Harris License Agreement, the Thales License Agreement, the LLC or the transactions or occurrences related thereto prior to the Closing Date.

        Section 6.09    Survival and Termination of LLC Agreement Provisions.

          (a)    Notwithstanding the sale of the Harris Membership Interest, except as provided in Section 6.09(b), the Thales Membership Interest, the Class II Member Membership Interest and the Management Team Membership Interest by the Sellers to the Purchaser, and notwithstanding any termination of the LLC Agreement or the Reformation Agreement on or after the Closing Date, the Sellers and the Purchaser acknowledge and agree that Sections 3.3, 4.5(ii), 11.7, 13.11 and 13.15 and Articles 7 and 12 of the LLC Agreement and Section 4.1 of the Reformation Agreement shall survive such sale or any termination of the LLC Agreement or the Reformation Agreement on or after the Closing Date.

          (b)    Effective on the Closing, Section 13.15 of the LLC Agreement (as amended pursuant to Amendment No. 1 to Amended and Restated Limited Liability Company dated February 1999) and Section 4.1 of the Reformation Agreement (as amended by Amendment No. 1 to Reformation Agreement dated February 1999) are hereby terminated as to Thales and its Affiliates.

        Section 6.10    Harris and Thales Guarantees.    Harris and Thales (or its Affiliates) have issued or executed (or otherwise associated its name or credit with respect to) certain guarantees referenced on Schedule 6.10 (collectively, the "Harris and Thales Guarantees") pursuant to which they have guaranteed the obligations listed on Schedule 6.10 pertaining to the Harris and Thales Guarantees (collectively, the "Guaranteed Obligations"). Purchaser shall cause the Guaranteed Obligations to be paid in full contemporaneously with the completion of the Closing and cause the Guaranteed Obligations to be terminated; provided that, as of the Closing Date and immediately prior to such payment, the Guaranteed Obligations are not greater than $40,000,000. In the event the Guaranteed Obligations exceed $40,000,000, Purchaser's obligation to pay the Guaranteed Obligations shall remain in effect but shall not exceed $40,000,000.

        Section 6.11    Assignment of Contracts.    Following the Closing Date, the Sellers and the Purchaser shall (and the Purchaser shall cause the LLC to) use commercially reasonable efforts to cause (i) the Non-Assigned Contracts to be assigned to the LLC or the Purchaser, as designated by the Purchaser, and (ii) Sellers' (or, if applicable, their Affiliates') liability under the Non-Assigned Contracts to be fully released other than any obligation thereunder required to be performed at or prior to the Closing or any liability for any non-disclosed breach thereof at or prior to the Closing (collectively, the "Retained Liabilities"). If the parties are unable to cause one or more of the Non-Assigned Contracts to be assigned to the LLC or the Purchaser, as designated by the Purchaser, the Sellers shall take and cause the Affiliates to take such action as may be necessary to convey and provide to the LLC and the Purchaser the benefits (including all economic and operational benefits) of such Non-Assigned Contracts as if the LLC and the Purchaser were parties thereto and the Sellers shall hold in trust and pay to the LLC or the Purchaser, as designated by the Purchaser promptly upon receipt thereof, all income, proceeds and monies received by Sellers or any of their Affiliates in connection with any such Non-Assigned Contract. If (i) the parties are unable to cause (A) the Non-Assigned Contracts to be assigned to the LLC or the Purchaser, as designated by the Purchaser and (B) the full release of Sellers' (or, if applicable, their Affiliates') liability under the Non-Assigned Contracts other than the Retained Liabilities, and (ii) the Sellers (or, if applicable, any of their Affiliates) are required to pay any amounts or to perform any obligations under any of the Non-Assigned Contracts other than in respect of Retained Liabilities and the Purchaser is receiving the benefits of such Non-Assigned Contract, then the Purchaser and the LLC shall (Y) be liable and responsible to the respective Seller (or, if applicable, one or more of its Affiliates) for such payment or performance (other than in respect of Retained Liabilities), and (Z) at its cost and expense make such payment or perform such obligations on behalf of such Seller (or, if applicable, any of its Affiliates) in satisfaction of such Seller's obligations under the applicable Non-Assigned Contract other than in respect of Retained Liabilities.

        Section 6.12    Tax Matters.

          (a)    The Sellers shall cause the LLC to file partnership income Tax Returns for all taxable periods ending on or before the Closing Date, including, without limitation, a final Internal Revenue Service Form 1065 and comparable Florida, California, and other applicable Tax Returns, if any. The Sellers shall cause the LLC to file all non-income Tax Returns required to be filed on or before the Closing Date and shall cause the LLC to pay all Taxes due with respect to those returns.

          (b)    The Purchaser shall cause the LLC or any successor to file all other Tax Returns and shall pay, or cause the LLC or its successor to pay, all Taxes due with respect to those returns (subject, in each case, to the Sellers' obligations to indemnify the Purchaser pursuant to Section 7.01(c)).

          (c)    The Sellers shall be entitled to any refund of Taxes for which the LLC was responsible pursuant to Section 6.12(a) or for which the Sellers were responsible pursuant to Section 7.01(c) for taxable periods or portions thereof ending on or before the Closing Date. The Purchaser shall be entitled to any refund of Taxes for which the Purchaser was responsible pursuant to Section 6.12(b) for taxable periods or portions thereof beginning after the Closing Date and refunds of any payroll, sales or use Taxes paid by the Purchaser with respect to a pre-Closing period.

          (d)    The Sellers and the Purchaser shall cooperate to the extent reasonably requested in connection with the preparation and filing of Tax Returns and any audit, litigation, or other proceeding involving Taxes. Cooperation shall include the retention and, upon the other party's request, the provision of records and other information reasonably relevant to the preparation of a Tax Return or the conduct of an audit, litigation, or other proceeding. The Purchaser shall cause the LLC or its successor to retain all Tax books and records that relate to Tax periods ending on or before the Closing Date until the expiration of the statute of limitations applicable to the LLC or, at a Seller's written request, such Seller. The Sellers shall retain all books and records pertaining to transactions with the LLC for periods ending on or before the Closing Date until the expiration of the statute of limitations applicable to the LLC.

        Section 6.13    Waiver of Notice of Sale, Right of First Refusal, Etc.    For the purposes of executing this Agreement and consummating the transactions contemplated hereby, each of the Sellers hereby waives any notice of sale of Membership Interests required under the LLC Agreement and the Class III Award Agreements, any right of first refusal or other similar right provided for under the LLC Agreement and the Class III Award Agreements and the requirement that the Purchaser execute a "Transfer Agreement" (as defined in the LLC Agreement); provided, however, that if the transactions contemplated under this Agreement are not consummated, this provision shall be null and void and of no force or effect with respect to the rights and obligations contained in the LLC Agreement and the Class III Award Agreements.

        Section 6.14    SEC Filings.    As soon as practicable after the date hereof, the Sellers shall, at Purchaser's expense, cause the LLC to use its commercially reasonable efforts to cooperate and assist the Purchaser and its independent public accountants in the compilation and preparation of all financial statements and financial statement schedules of the LLC in accordance with GAAP and to obtain such reports and consents of the LLC's independent public accountants as may be necessary or reasonably deemed advisable by Purchaser to comply with Securities and Exchange Commission reporting and disclosure requirements. The Sellers shall cause the LLC to deliver to such independent public accountants and/or the LLC's independent public accountants all engagement letters and management representation letters as may be reasonably requested by Purchaser or such accountants and as are customary. The Sellers shall cause the LLC to use its commercially reasonable efforts to cause its independent public accountants to cooperate with and assist the Purchaser and its independent public accountants in the preparation of the financial statements contemplated by this

Section 6.14. The Purchaser shall deliver such undertakings and other acknowledgments and agreements as may be reasonably required by the LLC's independent public accountants.

        Section 6.15    Delivery of Documents by Represented Sellers to Representatives.    Contemporaneously with the execution and delivery of this Agreement, each Represented Seller shall execute and deliver: (i) to the Representative, a Power of Attorney in the form attached hereto as Exhibit I (a "Power of Attorney"), and (ii) to the Escrow Agent an Escrow Agreement in the form attached hereto as Exhibit K (the "Escrow Agreement") and a Bill of Sale and Assignment in the form attached hereto as Exhibit J (a "Bill of Sale"), and the other Escrow Documents (as defined in the Escrow Agreement) from each Represented Seller evidencing transfer of such Represented Seller's Membership Interests to the Purchaser and receipt from each Represented Seller of the Purchase Price from the Purchaser. Each Represented Seller hereby authorizes the Representative to direct the Escrow Agent to deliver in each Represented Seller's behalf such Bill of Sale and the other Escrow Documents (as defined in the Escrow Agreement) to the Purchaser at Closing or after the Closing in accordance with the Escrow Agreement and the Power of Attorney.

        Section 6.16    Payment of Harris and Thales Payables.    Purchaser shall cause the LLC to pay in full, within forty-five (45) days after the Closing, (i) all payables owed by the LLC to Harris or Thales for any trading activities between the LLC and Harris or Thales arising prior to July 31, 2002 and set forth on Schedule 6.16 (the "Scheduled Intercompany Payables") and (ii) all payables owed by the LLC to Harris or Thales for any trading activities between the LLC and Harris or Thales arising between July 31, 2002 and the Closing Date, in the ordinary course and consistent with past practice, including without limitation, in connection with the sale of goods or the provision of services, facilities and benefits by Harris or Thales to the LLC, arising in the ordinary course and consistent with past practice (the "Current Intercompany Payables"). Immediately prior to the Closing Date, Harris and Thales shall be deemed to have contributed, forgiven, canceled or otherwise eliminated in full any payables arising prior to July 31, 2002 to the extent not listed on Schedule 6.16, and Harris and Thales shall indemnify the LLC for any liability related to any such payables arising prior to July 31, 2002 not listed on Schedule 6.16. Notwithstanding the foregoing, prior to Closing the LLC may pay in the ordinary course any Scheduled Intercompany Payable or Current Intercompany Payable owing to Harris or Thales.

        Section 6.17    Waiver of Certain Rights Under LLC Agreement.    The Sellers hereby agree as follows:

          (a)    Harry and Thales each hereby waives its rights under Article 10 of the LLC Agreement for so long as this Agreement is not terminated without a Closing, provided, that, such waiver shall be null and void and of no effect if this Agreement is terminated for any reason without a Closing.

          (b)    Class II Member hereby waives its rights under Section 5.1 and Section 5.3 of the LLC Agreement for so long as this Agreement is not terminated without a Closing, provided, that, such waiver shall be null and void and of no effect if this Agreement is terminated for any reason without a Closing.

          (c)    Individual A, Individual B and Individual C each hereby waives his rights under Section 6 of the Class III Award Agreements for so long as this Agreement is not terminated without a Closing, provided, that, such waiver shall be null and void and of no effect if this Agreement is terminated for any reason without a Closing.

          (d)    The Sellers waive the Condition to Transfer set forth in Section 9.6(b) of the LLC Agreement.

          (e)    If Class II Member, Individual A, Individual B or Individual C fail for any reason to meet a condition to Closing applicable to them, then (i) all of the notice requirements and time periods in Section 9.4 of the LLC Agreement (and any other provisions of the LLC Agreement cross-referenced thereby) are waived, (ii) this Agreement shall be deemed to constitute the Seller's Notice (as defined in the LLC Agreement) requiring Class II Member, Individual A, Individual B and Individual C to sell their Membership Interests to Purchaser, (iii) the Purchase Price set forth in Section 2.05(a) with respect to any such Seller shall be deemed to be the consideration to be paid to such Seller as a result of the equation set forth in Section 9.4(i) of the LLC Agreement, (iv) the time period between executing this Agreement and Closing shall be deemed to satisfy any time requirements before which the Bring-Along Rights in and as defined in the LLC Agreement can be exercised by Harris or Thales and (v) the Representative shall or shall cause the Escrow Agent to deliver the executed Bill of Sale and the other agreements, instruments and documents contemplated by Section 2.04 to the Purchaser at the Closing.

ARTICLE VII.

INDEMNIFICATION

        Section 7.01    Indemnification by Sellers.    Following the Closing, subject to this Article VII, each Seller agrees, severally and individually (and not jointly) to indemnify, defend and hold harmless the Purchaser, its officers, directors, agents, employees and Affiliates from and against any and all losses, liabilities, claims, damages, penalties, fines, judgments, awards, settlements, Taxes, costs, fees, expenses (including reasonable attorneys', consultant and expert witness fees and expenses), and disbursements (collectively, "Losses") actually sustained by any such Person resulting from, arising out of or relating to (a) any breach by such Seller of any of the representations or warranties of such Seller, contained in Article III or IV of this Agreement or the certificate delivered by such Seller pursuant to Section 2.04(d) after taking into account any supplement to the Schedules pursuant to Section 6.04, (b) any breach by such Seller of any covenant contained in this Agreement (other than any non-willful and non-deliberate breach of Section 6.03) which requires performance by such Seller, and (c) any and all Taxes of the LLC for any taxable period or portion thereof ending on or prior to the Closing Date, but only to the extent such Taxes exceed the amount, as of the Closing Date, of any payroll, sales or use Taxes incurred in a taxable period that begins before and ends after the Closing Date (a "Straddle Period") and which are due after the Closing Date, provided that liability for any such Straddle Period payroll, sales or use Taxes was incurred as a result of employment services provided or purchases or sales made in the ordinary course of business. For Straddle Period Taxes other than payroll, sales and use Taxes, if any, which are due after the Closing Date, clause (c) of this Section 7.01 shall apply to, and the Sellers shall be responsible for, an amount equal to the product of the Taxes due for the entire Straddle Period times a fraction, the numerator of which is the number of days in the portion of the Straddle Period up to and including the Closing Date and the denominator of which is the number of days in the entire Straddle Period.

        Section 7.02    Indemnification by Purchaser.    Following the Closing, subject to this Article VII, the Purchaser shall (or shall cause the LLC to) indemnify, defend and hold harmless the Sellers, their officers, directors, agents, employees and Affiliates from and against any and all Losses actually sustained by any such Person resulting from, arising out of or relating to (a) any breach by the Purchaser of any of the representations or warranties of Purchaser contained in Article V of this Agreement or any certificate delivered pursuant to Section 2.05(g); (b) any breach by the Purchaser of any covenant contained in this Agreement which requires performance by Purchaser; and (c) (i) any obligation or liability that relates to the operation of the LLC after completion of the Closing, except as otherwise specifically provided in this Agreement or to the extent it relates to an indemnification obligation of a Seller under Section 7.01; or (ii) any Losses arising out of, by reason of or otherwise in connection with the Harris and Thales Guarantees, the Non-Assigned Contracts or the Antenna Agreements (other than for breaches or defaults thereunder arising prior to the Closing Date); provided that Purchaser's obligations with respect to Guaranteed Obligations hereunder and pursuant to Section 6.10 shall not exceed $40,000,000 in the aggregate.

        Section 7.03    Direct Claims.    In the event one or more of the Sellers or Purchaser or any other Person entitled to be indemnified hereunder (the "Claimant") desires to make a claim for indemnification pursuant to Section 7.01 or 7.02 against the Sellers or the Purchaser, as applicable (the "Indemnitor"), the Claimant shall give prompt written notice of the claim to the Indemnitor, describing, in reasonable detail, the nature of the claim. Failure to give such notice shall not affect the indemnification provided hereunder except to the extent that such failure shall have prejudiced the Indemnitor as a result thereof.

        Section 7.04    Third Party Claims.    (a)    If any third party shall notify a Claimant with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against a Seller or Purchaser under Section 7.01 or 7.02 against the Sellers or the Purchaser, as applicable, then the Claimant shall promptly notify the Indemnitor in writing. Failure to give such reasonable notice shall not affect the indemnification provided hereunder except to the extent that such failure shall have materially prejudiced the Indemnitor as a result thereof.

          (b)    The Indemnitor will have the right to assume and thereafter conduct at its own expense the defense of the Third Party Claim with counsel of its choice; provided, however, the Indemnitor will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Claimant, which consent shall not be unreasonably withheld, provided further, that the Claimant shall not withhold its consent to settlements solely providing for the payment of monetary damages by the Indemnitor. If the Indemnitor assumes the defense, then the Claimant may participate in, but not control, any such defense or settlement, at the Claimant's sole cost and expense.

        Section 7.05    Limitations on Indemnification.    Notwithstanding anything to the contrary in this Agreement, the rights of the Purchaser and the Sellers (and their respective Affiliates) to indemnification for Losses under Section 7.01 or 7.02 shall be subject to the following provisions:

          (a)    No indemnification shall be payable (i) as a result of a claim arising under Section 7.01(a) or 7.02(a) unless the aggregate amount of Losses claimed under Section 7.01(a) by the Purchaser (or its Affiliates) or under Section 7.02(a) by the Sellers (or their Affiliates) exceeds $1,200,000 (whereupon the indemnifying party shall subject to the other limits set forth in this Section be liable for all such Losses that exceed $1,200,000), or (ii) for any claims under Section 7.01(b) or Section 7.02(b) made after 12 months from the Closing Date in respect of a breach of any covenant to be performed hereunder on or prior to such Closing that occurred on or prior to the Closing Date. Notwithstanding the foregoing, claims that may be asserted against Thales pursuant to Article VI(G) of the New License Agreement to which Thales is a party shall be taken into account and applied against the $1,200,000 threshold contained in clause (i) above pursuant to Section 7.01(a).

          (b)    The maximum obligation of the Sellers to Purchaser, on the one hand, and the Purchaser to a Seller, on the other hand, with respect to indemnification under Sections 7.01(a) and 7.02(a), respectively, shall not exceed, in the aggregate, 50% of the Purchase Price paid to such Seller in the case of any Seller and 50% of the aggregate Purchase Price paid to such Seller by Purchaser in the case of Purchaser; provided however, that the maximum obligation of the Sellers with respect to indemnification under Section 7.01(a) for any breach by any Seller of any of the representations and warranties contained in Sections 3.01 (other than the last sentence thereof), 3.02, 3.03, 4.01 and 4.02, shall not exceed, in the aggregate, the Purchase Price paid to such Seller and the maximum obligation of the Purchaser with respect to indemnification under Section 7.02(a) for any breach by Purchaser of any of the representations and warranties contained in Section 5.01 (other than the last sentence thereof) and Section 5.02 shall not exceed in the aggregate the Purchase Price paid to such Seller. The maximum obligations of each Seller with respect to indemnification under Section 7.01(b) shall not exceed, in the aggregate the Purchase Price paid to such Seller. The maximum obligation of Purchaser with respect to indemnification under Section 7.02(b) to any Seller, its officers, directors, agents, employees and Affiliates shall not exceed the aggregate Purchase Price paid by Purchaser to such Seller. Notwithstanding the foregoing, the limitations set forth in this Section 7.05(b) shall not apply to indemnification under Section 7.01(c) or Section 7.02(c). Notwithstanding the foregoing, claims asserted against Thales pursuant to Article VI(G) of the New License Agreement to which Thales is a party shall be taken into account and applied against the maximum indemnification obligations of Thales pursuant to this Section 7.05(b).

          (c)    If more than one Seller is obligated to indemnify the Purchaser pursuant to Section 7.01 for a particular Loss, the maximum obligation of such Seller shall be limited to an amount equal to the product of (i) the total amount of indemnification owed by all Sellers that are required to indemnify the Purchaser for such Loss multiplied by (ii) the relative Ownership Interest of such Seller out of the Ownership Interests of all Sellers required to indemnify the Purchaser for such Loss; provided, however, that for purposes of clause 7.05(c)(ii), Thales and Harris shall each be deemed to own 50% of the Class I Membership Interests as of the date hereof.

          (d)    The Claimant's right to indemnification hereunder on account of any Losses shall be reduced by (i) the amount actually received by the Claimant from a third party (including an insurance company) net of any deductibles, self-retention amounts and related increased costs and costs of collection, (ii) the amount paid by such third party to another for the account or benefit of the Claimant, with respect to the settlement or resolution of a claim for which the Claimant was entitled to be reimbursed hereunder (net of any costs directly or indirectly incurred by the Claimant including deductibles and self-retention amounts in causing such third party to make such payment or in defending or otherwise handling a Third Party Claim relating thereto), and (iii) the amount of any net Tax benefit actually realized by the Claimant after giving effect to the Tax consequences to the Claimant of incurring the Loss and receiving an indemnification payment pursuant to this Article VII. In determining the Claimant's net Tax benefit, amounts shall be grossed up or grossed down (and further grossed up or grossed down) as appropriate and the Claimant may estimate the present value of any Tax cost or Tax benefit expected to be realized beyond the current taxable period. In connection with any claim for indemnification pursuant to this Article VII, at the request of an Indemnitor, the Claimant shall deliver to such Indemnitor a certificate, prepared in good faith, of the Claimant, executed on its behalf (other than in the case of a Management Team Claimant) by its chief financial officer or principal officer responsible for Tax matters, that sets forth the Claimant's net Tax benefit and its calculation. The calculation shall assume that the Claimant pays Taxes at the highest applicable rate and that the proper discount rate for any present value calculation is 7%. Such certificate shall be binding upon the recipient thereof absent manifest error. The Claimant shall not be required to provide access to its Tax Returns or records.

          (e)    The Claimant shall not be entitled to reimbursement for consequential, indirect, incidental, special or punitive damages.

        Section 7.06    Survival of Representations and Warranties.    Except as otherwise set forth herein, each of the representations and warranties of (i) the Sellers contained in Article III (other than with respect to the Five-Year Representations and Warranties and the S/L Representations and Warranties); (ii) the Sellers contained in Article IV (other than with respect to the Five-Year Representations and Warranties and the S/L Representations and Warranties); and (iii) the Purchaser contained in Article V shall survive the Closing hereunder and continue in full force and effect until twenty-four (24) months following the Closing Date (the "Expiration Date"), at which time all such representations and warranties, and any cause of action arising out of any claim which is not asserted prior to the Expiration Date, shall terminate and be of no further force and effect. Notwithstanding any other provision in this Agreement, the representations and warranties contained in (a) Sections 3.11 (except insofar as it relates to Tax matters) and 3.12 (the "Five-Year Representations and Warranties") shall continue in full force and effect until the fifth anniversary of the Closing Date, and (b) Sections 3.01 (other than the last sentence thereof), 3.02, 3.03, 3.11 (insofar as it relates to Tax matters), 3.14, 4.01,

4.02, 5.01 (other than the last sentence thereof) and 5.02 (collectively, the "S/L Representations and Warranties") shall survive until the expiration of the applicable statute of limitations, at which time such representations and warranties, and any cause of action arising out of any claim which is not asserted prior to the expiration of the applicable statute of limitations, shall terminate and be of no further force and effect. The expiration of representations and warranties shall not affect any right to pursue any claims (or any cause of action arising out of such claims) asserted by any party prior to the Expiration Date, or with respect to Five-Year Representations and Warranties and S/L Representations and Warranties, prior to the fifth anniversary of the Closing Date and the expiration of the applicable statute of limitations, respectively. Except as otherwise set forth herein, no claim for indemnification under this Article VII shall be made with respect to any representation or warranty herein after the Expiration Date, or with respect to Five-Year Representations and Warranties and S/L Representations and Warranties, after the fifth anniversary of the Closing Date and expiration of the applicable statute of limitations, respectively. All covenants and agreements contained herein shall survive until fully performed in accordance with their respective terms.

        Section 7.07    Seller Waivers.    Except with respect to any amounts owed to Harris or Thales by the LLC subject to Section 6.16 or as otherwise expressly provided in this Agreement, if any payment is made by Sellers or any of their respective Affiliates under the terms of this Agreement or otherwise relating to pre-Closing activities, such Person shall have no rights against Purchaser, the LLC or any of their Affiliates or any director, officer, employee or agent of any thereof, whether by reason of contribution, indemnification, subrogation or otherwise, in respect of any such payment, and such Person shall take no action against Purchaser, the LLC or any of their Affiliates with respect thereto. ANY SUCH RIGHTS WHICH ANY SELLER OR ANY OF ITS AFFILIATES MAY HAVE, BY OPERATION OF LAW OR OTHERWISE, AGAINST PURCHASER, THE LLC OR ANY OF THEIR AFFILIATES OR ANY DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF ANY THEREOF, SHALL, AT THE CLOSING DATE, BE DEEMED TO BE HEREBY EXPRESSLY AND KNOWINGLY WAIVED.

        Section 7.08    Adjustment to Purchase Price.    Any payment under this Article VII shall be treated by the parties on their Tax returns and for other Tax purposes as an adjustment to the Purchase Price.

        Section 7.09    Exclusive Remedy.    Notwithstanding any other provision of this Agreement, in the absence of intentional or willful fraud, the remedies provided for in this Article VII shall constitute Purchaser's and Sellers' (and their respective Affiliates') sole and exclusive remedy for any claims made in connection with this Agreement. THE PARTIES HEREBY WAIVE, WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, ALL OTHER RIGHTS AND REMEDIES ARISING UNDER OR BASED UPON ANY STATUTORY OR COMMON LAW OR OTHERWISE, OTHER THAN THOSE FOR INTENTIONAL OR WILLFUL FRAUD, AND AGREE NOT TO BRING ANY ACTIONS OR PROCEEDINGS AT LAW, IN EQUITY, IN TORT OR OTHERWISE, INCLUDING RESCINDING THE AGREEMENT, AGAINST ANY OTHER PARTY IN RESPECT OF ANY BREACHES OF REPRESENTATIONS, WARRANTIES OR OTHER PROVISIONS OF THIS AGREEMENT OR IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXCEPT IN THE CASE OF INTENTIONAL OR WILLFUL FRAUD OR PURSUANT TO AND SUBJECT TO THE EXPRESS PROVISIONS OF ARTICLE VII.

        Section 7.10    Cooperation.    Each of Sellers and Purchaser will make available to each other and each other's counsel and accountants all information and documents reasonably available to it which relate to any Third Party Claim that may be subject to indemnification hereunder and to render to each other such assistance as may reasonably be required in order to ensure the proper and adequate defense of any such Third Party Claim.

ARTICLE VIII.

CONDITIONS TO CLOSING

        Section 8.01    Conditions to Obligations of the Sellers.    The obligations of each Seller to consummate the Closing shall be subject to the satisfaction on or prior to the Closing of each of the following conditions, except as waived in whole or in part in writing by such Seller or Harris and Thales on behalf of such Seller (nothing herein shall permit Harris and/or Thales to waive delivery of the Purchase Price or a release of such represented Seller), and except where the failure to satisfy any such condition is directly or indirectly caused by such Seller:

          (a)    Representations, Warranties and Covenants.    The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date as if made on the Closing Date; provided, however, that (i) in addition to the qualifications in clause (ii) below, representations and warranties that are made as of a specific date need only be true as of such date and (ii) representations and warranties affected by a supplement or amendment of a schedule to this Agreement have been true and correct in all material respects as of the date of this Agreement without giving effect to such supplement or amendment and, as so supplemented or amended, shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date. The Purchaser shall have performed and complied with all covenants and agreements (other than those referred to in Section 8.01(c)) contemplated by this Agreement to be performed and complied with by it on or prior to the Closing other than such failure to perform or comply as shall have not had a material adverse effect on a Seller or on a Seller's ability to consummate the transactions contemplated hereby;

          (b)    No Proceeding or Litigation.    There shall be no pending Action, threatened, filed or pending against the Sellers or the Purchaser which would be reasonably likely to restrain, prohibit or invalidate the transactions contemplated hereunder;

          (c)    Closing Deliveries.    The Purchaser shall have delivered to each Seller each of the items set forth in Section 2.05 which is intended to be delivered to or for the benefit of such Seller; and

          (d)    Governmental Approvals, Third Party Consents.    The applicable waiting period under the HSR Act shall have expired or been terminated and no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of such transactions; provided, however, that the provisions of this Section 8.01 shall not apply if Seller has directly or indirectly solicited or encouraged any such action. The Purchaser shall have made and obtained all Required Approvals, required to be made or obtained by the Purchaser, to consummate the transactions contemplated by this Agreement.

        Section 8.02    Conditions to Obligations of the Purchaser.    Subject to Section 6.17 (pursuant to which the obligations of the Class II Member and Class III Members hereunder and under the Ancillary Documents may be satisfied through the exercise of the Bring-Along Rights in and as defined in the LLC Agreement), the obligations of the Purchaser to consummate the Closing shall be subject to the satisfaction on or prior to the Closing of each of the following conditions, except as waived in whole or in part in writing by the Purchaser, and except where the failure to satisfy any such condition is directly or indirectly caused by the Purchaser:

          (a)    Representations, Warranties and Covenants.    The representations and warranties of each Seller contained in this Agreement shall be true and correct in all material respects on the date hereof and as of the Closing Date as if made on the Closing Date; provided, however, (i) this condition shall be deemed to be satisfied if (A) except as provided in Section 8.02(a)(i)(C), all inaccuracies in the representations and warranties of such Seller (other than those set forth in Sections 3.01, 4.01 and 4.03), without taking into account any qualifications as to materiality or

  Material Adverse Effect, in the aggregate, do not constitute a Material Adverse Effect, (B) the representations and warranties set forth in Sections 3.01, 4.01 and 4.03 are true and correct in all material respects, and (C) representations and warranties affected by a supplement or amendment of a schedule to this Agreement pursuant to Section 6.04 relating to an event, circumstance or change that occurred prior to the date of this Agreement that would have been required to have been disclosed as of the date of this Agreement shall have been true in all material respects as of the date of this Agreement without giving effect to such supplement and, as so supplemented or amended, shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date; and (ii) that, in addition to the qualifications in clause (i) above, such representations and warranties which are made as of a specific date need only be true as of such date. Each Seller shall have performed and complied with all covenants and agreements (other than those referred to in Section 8.02(c)) contemplated by this Agreement to be performed and complied with by it at or prior to the Closing other than such failure to perform or comply as shall not have had a Material Adverse Effect or a material adverse effect on Purchaser's ability to consummate the transactions contemplated hereby;

          (b)    No Proceeding or Litigation.    There shall be no pending Action, filed or pending against Purchaser or the Sellers which would be reasonably likely to restrain, prohibit or invalidate the transactions contemplated hereunder;

          (c)    Closing Deliveries.    The Sellers or Harris or Thales pursuant to the exercise of the Bring-Along Rights in and as defined in the LLC Agreement shall have delivered to Purchaser each of the items set forth in Section 2.04;

          (d)    Governmental Approvals; Third Party Consents.    The applicable waiting period under the HSR Act shall have expired or been terminated and no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation of such transactions; provided, however, that the provisions of this Section 8.02 shall not apply if Purchaser has directly or indirectly solicited or encouraged any such action. The LLC and the Sellers shall have made and obtained all Required Approvals, required to be made or obtained by the LLC and the Sellers, as applicable, to consummate the transactions contemplated by this Agreement;

          (e)    Guaranteed Obligations.    As of the Closing Date, the Guaranteed Obligations shall not be greater than $40,000,000 unless adequate provision has been made satisfactory to Purchaser for payment by Sellers in full of any amount of the Guaranteed Obligations in excess of $40,000,000;

          (f)    Frontier.    The LLC shall not have entered into a definitive agreement with Frontier Airlines, Inc., other than on terms and conditions materially similar to those set forth in the draft service and hardware agreements provided to the Purchaser on September 6, 2002 (the "Frontier Agreement");

          (g)    Certain Contracts.    Any Contract entered into after the date hereof by the LLC or any of its Affiliates for the licensing of content or programming by or the provision of services by the LLC to another Person either (x) is co-terminus with any material Contract for the licensing of such content or programming to the LLC, or (y) otherwise provides a right of termination by the LLC in the event that any such material Contract for the licensing of content or programming to the LLC terminates prior to the termination or expiration of any such Contract for the licensing of content or programming by or the provision of services by the LLC or any of its Affiliates; and

          (h)    Material Contracts.    Between the date of this Agreement and September 30, 2002, the LLC shall not have entered into any binding customer Contract other than the Frontier Agreement and after September 30, 2002, the LLC shall not have entered into a binding customer Contract that has general economics taken as whole (which customer Contract may contain different structures and other terms and conditions) that are less favorable than those contained in the Frontier Agreement.

ARTICLE IX.

TERMINATION AND WAIVER

        Section 9.01    Termination.    This Agreement may be terminated at any time prior to Closing:

          (a)    by Harris or Thales, on the one hand, or the Purchaser, on the other hand, if the Closing shall not have occurred by December 31, 2002; provided, however, that the right to terminate this Agreement under this Section 9.01(a) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

          (b)    by Harris and Thales jointly, on the one hand, or the Purchaser, on the other hand, in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transfer of the Harris Membership Interest, the Thales Membership Interest, the Class II Member Membership Interest or the Management Team Membership Interest contemplated by this Agreement which shall have become final and non-appealable; or which shall be in effect at any time on or after December 31, 2002 regardless of whether or not it shall have become final and non-appealable;

          (c)    by Harris and Thales jointly, in the event of a material breach of any provision of this Agreement by the Purchaser, which breach is not cured within thirty (30) days after written notice of such breach by the Representatives; provided, however, that, in addition to the right of termination, the non-defaulting party shall have all remedies against the defaulting party available to the non-defaulting party at law or in equity, including specific performance and money damages;

          (d)    by the Purchaser, in the event of a material breach of any provision of this Agreement by the LLC or any Seller, which breach is not cured within thirty (30) days after written notice of such breach by the Purchaser; provided, however, that, in addition to the right of termination, the non-defaulting party shall have all remedies against the defaulting party available to the non-defaulting party at law or in equity, including specific performance and money damages; or

          (e)    by the mutual written consent of Harris, Thales and the Purchaser.

        Section 9.02    Effect of Termination.    In the event of termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (i) as set forth in Section 10.02, (ii) as set forth in Sections 9.01(c) and 9.01(d), and (iii) that nothing herein shall relieve any party from liability the benefit of which had already accrued to another party hereto or which thereafter may accrue in respect of an act or omission of such party prior to such termination.

        Section 9.03    Waiver.    Any party to this Agreement may only with respect to itself (a) extend the time for the performance of any of the obligations or other acts of another party, (b) waive any inaccuracies in the representations and warranties of another party contained herein or in any document delivered by such other party pursuant hereto (provided, that, the Representatives may make such a waiver on behalf of the Represented Sellers) or (c) waive compliance with any of the agreements or conditions of another party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

ARTICLE X.

GENERAL PROVISIONS

        Section 10.01    Press Release and Announcements.    No party shall issue or cause to be issued any press release or other public announcement relating to the subject matter of this Agreement or the transactions contemplated hereunder without prior approval of the other party, except pursuant to applicable Law (including but not limited to the Securities Act, the Exchange Act, and the rules and regulation promulgated thereunder) or applicable rules of any stock exchange or securities association; provided that, in such case, the other party is provided with a copy of such press release or the contents of any public announcement as soon as practicable before such press release or announcement is made.

        Section 10.02    Expenses.    Except as otherwise provided in this Agreement, each of the parties hereto shall bear its respective expenses incurred or to be incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that (a) any transfer tax imposed on the parties as a result of the transactions contemplated by this Agreement shall be the responsibility of the Sellers and (b) the Purchaser shall bear the HSR Act filing fee; provided, however, that if the Closing occurs, Sellers shall reimburse the Purchaser for one half of such filing fee.

        Section 10.03    No Assignment.    The rights and obligations of the parties hereunder may not be assigned without prior written consent of the other party, and such consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Purchaser may assign its rights and obligations under this Agreement to any of its Affiliates without the prior written consent of the Sellers; provided, however, that any such assignment shall not relieve the Purchaser of its obligations under this Agreement and the Purchaser shall remain the primary obligor.

        Section 10.04    Headings.    The headings contained in this Agreement are included for purposes of convenience only, and shall not affect the meaning or interpretation of this Agreement.

        Section 10.05    Integration, Modification and Waiver.    This Agreement and the exhibits and schedules hereto and the certificates or other instruments delivered hereunder constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior understandings of the parties, except for the nondisclosure agreement entered into between the parties in connection with this Agreement and the transactions contemplated hereby. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto, except as provided in Section 2.06. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver, except as provided in Section 2.06 and in connection with the exercise of the Bring-Along Rights in and as defined in the LLC Agreement.

        Section 10.06    Construction.    The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation. Any reference to the singular in this Agreement shall also include the plural and vice versa.

        Section 10.07    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

        Section 10.08    Notices.    Except as provided in Section 2.06, all notices, service of process and other communications required or permitted hereunder shall be in writing in the English language and shall be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer or one Business Day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address or telecopy number specified below:

          If to Harris:

      Harris Corporation
      1025 West NASA Blvd.
      Melbourne, FL 32919
      Attention: Scott T. Mikuen
      Facsimile No.: (321) 727-9234

          with a copy to:

      Harris Corporation
      1025 West NASA Blvd.
      Melbourne, FL 32919
      Attention: Corporate Secretary
      Facsimile No.: (321) 727-9625

          If to Thales:

      Thales Avionics In-Flight Systems, LLC
      17481 Red Hill Avenue
      Irvine, CA 92614-5630
      Attention: William R. Black, Esq.
      Facsimile No.: (949) 660-1742

          If to Class II Member:

      Michael K. Nissenbaum
      5334 Oak Grove Drive
      Long Grove, Il 60047
      Facsimile No.: (847) 821-1774

          If to Individual A:

      Glenn S. Latta
      3485 Willowwood Drive
      Melbourne, FL 32904
      Facsimile No.: (321) 729-7199

          If to Individual B:

      Jeffrey A. Frisco
      1583 Breezewood Lane
      NW Palm Bay, FL 32907
      Facsimile No.: (321) 729-7199

          If to Individual C:

      Andreas de Greef
      31092 Via Limon
      San Juan Capistrano, CA 92675
      Facsimile No.: (949) 487-6539

          If to the Purchaser:

      JetBlue Airways Corporation
      80-02 Kew Gardens Road
      Kew Gardens, NY 11415
      Attention: James G. Hnat, Esq.
      Facsimile No.: (718) 286-7952

          with a copy to:

      Nixon Peabody LLP
      437 Madison Avenue
      New York, NY 10022
      Attention: Richard F. Langan, Jr., Esq.
      Facsimile No.: (212) 940-3111

        Any party hereto may change its address or telecopy number for the purposes of this Section 10.08 by giving notice as provided herein.

        Section 10.09    Governing Law; Jurisdiction.    (a)     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of law.

          (b)    Each party agrees to submit to the jurisdiction of the state and federal courts located in the Borough of Manhattan, New York, New York, for the purpose of any suit, action or proceeding against any party hereto with respect to the subject matter of this Agreement, or any judgment entered by any court in respect thereof. Each party irrevocably waives any objection which it may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Agreement brought as provided in this subsection, and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the extent any party has or may later acquire any immunity from jurisdiction of any court or from legal process with respect to itself or its property, each party irrevocably waives such immunity with respect to its obligations under this subsection.

          (c)    Each party to this Agreement agrees that service of process shall be made in accordance with the notice provisions set forth in Section 10.08.

        Section 10.10    No Third Party Beneficiaries.    Except for Claimants under Article VII, and Thales Affiliates under Section 6.10 hereof, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement.

        Section 10.11    Amendments.    No amendment, deletion or addition to this Agreement shall be effective unless in writing and executed by each party hereto (except updates to the disclosure schedules in accordance with Section 6.04).

        Section 10.12    Disclosure Schedules.    For purposes of Article III of this Agreement, solely to the extent applicability is reasonably apparent, any matter disclosed in a certain disclosure schedule shall be deemed to be disclosed for purposes of all other applicable disclosure schedules. The disclosure schedules may contain information that is not specifically required by this Agreement. Any such information is provided only for Purchaser's general information and is not separately represented or warranted. The inclusion of any such information in the disclosure schedule shall not be evidence of or constitute an admission that such information is material for purposes of this Agreement.

        Section 10.13    Specific Performance.    The parties acknowledge and agree that the breach of this Agreement would cause irreparable damage to the other parties and that the parties will not have an adequate remedy at law. Therefore, the obligations of the parties under this Agreement, including each Seller's obligation to sell its Membership Interest to the Purchaser and the Purchaser's obligation to purchase such Membership Interests, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

        Section 10.14    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument when each of the parties has signed and delivered to the other parties one or more counterparts (including, without limitation, delivery by facsimile).

        Section 10.15    Litigation Costs.    In the event it becomes necessary for any party hereto to initiate litigation for the purpose of enforcing any of its rights hereunder or for the purpose of seeking damages for any violation of this Agreement then, in addition to any and all other judicial remedies that may be granted, the prevailing party shall be entitled to recover attorneys' fees and all other costs sustained by it in connection with that litigation.

        Section 10.16    Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        Section 10.17    Individual C.    Individual C may not have personal knowledge of certain of the matters referred to in the representations and warranties of Individual C contained in Article III of this Agreement. Notwithstanding the foregoing, such representations and warranties shall not be diminished, altered or impaired and Individual C shall not be relieved from any liability or obligation with respect to any of such representations and warranties.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have duly caused this Membership Interest Purchase Agreement to be executed as of the date first written above.

HARRIS CORPORATION	THALES AVIONICS IN-FLIGHT SYSTEMS, LLC
By:
Name:	By:
Title:	Name:
Title:
IN-FLIGHT LIQUIDATING, LLC	GLENN S. LATTA
By:
Name:
Title:
JEFFREY A. FRISCO	ANDREAS DE GREEF

[Purchaser's Signature Appears on the Next Page]

JETBLUE AIRWAYS CORPORATION
By: Name: David Neeleman Title: Chief Executive Officer

[Sellers' Signatures Appear on the Previous Page]

Exhibit A
to
Membership Interest Purchase Agreement

HARRIS/LIVETV TECHNOLOGY LICENSE AGREEMENT

        This Harris/Live TV Technology License Agreement (this "Agreement") is effective as of the            day of September 2002 (the "Effective Date"), by and between HARRIS CORPORATION ("Licensor"), a corporation organized and existing under the laws of the State of Delaware, acting through its Government Communications Systems Division ("GCSD"), having a place of business at Palm Bay, Florida, and LIVETV, LLC (the "Company"), a Delaware limited liability company having its principal place of business in Irvine, California (formerly known as B/E Harris LIVETV, LLC).

RECITALS

1.
Licensor, acting through GCSD, BE AEROSPACE, INC., Thales Avionics In-Flight Systems, LLC (formerly known as IN-FLIGHT ENTERTAINMENT, LLC) ("Thales Sub"), IN-FLIGHT PHONE CORPORATION ("IFPC") and the Company have entered into a Re-Formation Agreement dated February 10, 1998 and Licensor, acting through GCSD, Thales Avionics In-Flight Systems, LLC, IFPC, and certain members of the Company's management (the "Management Team") became Members of the Company by entering into the Amended and Restated Limited Liability Company Agreement dated February 10, 1998, as amended from time to time.

2.
Licensor is the owner of patent rights, including patents and patent applications, and technical know-how with respect to satellite communications, airborne antennas, receivers and signal distribution, certain of which Licensor licensed to the Company under that certain Amended and Restated Harris Technology License Agreement between Licensor and the Company dated February 23, 1999 (the "Harris 1999 License Agreement").

3.
Concurrently with the execution of this Agreement, Licensor and all of the other current Members of the Company are selling all of their Membership Interests in the Company to JetBlue Airways Corporation ("JetBlue") pursuant to that certain Membership Interest Purchase Agreement, dated September    , 2002, between Licensor, Harris, IFPC, the Management Team, and JetBlue (the "Purchase Agreement").

4.
The Company and Licensor wish to enter into this Agreement so that certain of the patents and licenses under the Harris 1999 License Agreement and other intellectual property will be licensed to the Company on the terms and subject to the conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and the Company, intending to be legally bound, agree as follows:

ARTICLE I—Definitions

        Terms defined in the Purchase Agreement, as in effect on the Effective Date, are used herein as therein defined, unless otherwise defined herein. In this Agreement, unless the context clearly means otherwise, any reference to "including" (and any variant thereof, e.g., "includes") means "including but not limited to," any reference to "and" means "and/or," and any use of the singular form includes the plural. In addition, the following terms shall have the indicated meanings:

        "Affiliate" means, with respect to a party, any other person or entity that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such party.

        "Audio-Video System" means any non-satellite-based video and/or audio system that is capable of and intended for distributing in-flight entertainment on commercial and/or general aviation aircraft, including any interactive systems.

        "Background Technology" means all information, ideas, discoveries, and inventions, whether or not patentable, along with patent and patent application rights and technical information which are used in, embodied in or necessary to make, use, sell, or otherwise dispose of Company Products for use in the Company Field of Operations on or before the Effective Date and which are or were within 60 days of the Effective Date administered by GCSD and owned or controlled by Licensor or any Affiliate and may be licensed hereunder without paying compensation to a third party (other than an Affiliate or an employee of Licensor or an Affiliate).

        "Broadcast System" means any satellite-based video and/or audio system that is capable of and intended for receiving and distributing in-flight entertainment on commercial aircraft and/or general aviation aircraft, including any interactive systems.

        "Company Field of Operations" means all products and services listed in subsection (i) below related to Broadcast Systems (including any component thereof) and subsection (ii) below related to Audio-Video Systems and In-Seat Audio-Video systems (including any component thereof) and other activities in furtherance thereof as well as substantially similar devices and services.

  (i)
  Broadcast Systems.

  (a)
  Worldwide for all commercial aircraft types and general aviation aircraft: external antenna assembly, radome, antenna control subsystem, interface assembly, multi-channel receiver modulators, and all cables, wire harnesses, software, and installation kits, used to receive, decode and distribute satellite-based video and/or audio signals to an aircraft audio/video distribution system;

  (b)
  Worldwide for all general aviation aircraft and all commercial aircraft types: audio/video in-seat distribution systems comprised of control line replaceable units, headend line replaceable units, distribution boxes, in-seat electronic boxes, video monitors, passenger control units and all cables, harnesses, and installation kits used for proper functioning of an Audio-Video System and a Broadcast System, including all operation and application software;

  (c)
  For any Broadcast System sold by the Company or its sublicensees: Program Management services to direct and control the design, installation and certification of Broadcast Systems for customers of the Company or its sublicensees; installation design and installation of Broadcast Systems, including external antenna assembly and all in-aircraft equipment; system certification services, seat modification, installation and certification services; field support for the systems installed, including line and shop maintenance; and

  (d)
  For any Broadcast System, whether or not sold by the Company: programming services including program acquisition, billing, and revenue distribution, customer services, passenger support, billing refunds, and complaint handling.

  (ii)
  In-Seat Audio-Video Systems.

  (a)
  Worldwide for all commercial aircraft types and all general aviation aircraft: In-Seat Audio-Video Systems comprised of control line replaceable units, headend line replaceable units, distribution boxes, in-seat electronic boxes, video monitors, passenger control units, and all cables, harnesses and installation kits used for proper functioning of an In-Seat Audio-Video System, including all operational and application software;

  (b)
  For In-Seat Audio-Video Systems Sold by the Company or its sublicensees: Program Management services to direct and control the design, installation and certification of In-Seat Audio-Video Systems for customers of the Company or its sublicensees, installation design and installation of In-Seat Audio-Video Systems, including all in-aircraft equipment; system certification services, seat modification, installation and

2

      certification services, field support for the systems installed including line and shop maintenance, and programming services, including program acquisition, billing, and revenue distribution, customer services, passenger support, billing refunds, and complaint handling.

        "Company Products" means the products, systems, and services designed, made, used, sold, imported, exchanged for consideration, or otherwise disposed of by or on behalf of the Company on or before the Effective Date within the Company Field of Operations and products, systems and services that are substantially or materially of similar design thereto.

        "Control" (including the terms "Controlled by" and "under common Control with"), with respect to the relationship between or among two or more persons or entities, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a person or entity, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such person or entity.

        "Copyrights" means all works of authorship, mask works, and other copyrights (including corresponding rights under international agreements and conventions, registrations, renewals and extensions of any of the foregoing), whether or not registered, and whether or not published or containing a copyright notice.

        "CS System" has the meaning set forth in Section II(B).

        "Discloser" has the meaning set forth in Section VII(E).

        "Dual Use Products" has the meaning set forth in Section II(B).

        "Future Patent Rights" means the subject matter protected by all Patents that are owned or controlled by Licensor or any Affiliate (such that licenses can be granted thereunder without payment to third parties (other than an Affiliate or an employee of Licensor or an Affiliate), based on or claiming priority from applications filed after the Effective Date which would be infringed by Company Products or the CS System) as it is designed as of the Effective Date. Future Patent Rights do not include the Harris GDL Patents.

        "GDL" means the Ground Data Link.

        "Ground Data Link" means the ground-based bi-directional data communications link, however designated, developed by Licensor to permit wireless communication with aircraft.

        "Harris—LiveTV GDL License Agreement" or "GDL Agreement" means the license agreement to be executed between the parties on or before the Effective Date pursuant to which Licensor will license the Harris GDL Patents (as defined in the GDL Agreement, including those set forth on Schedule A hereto) to the Company.

        "In-Seat Audio Video System" means any video and/or audio system that is capable of and intended for distributing in-flight entertainment to seats (not overhead) on commercial aircraft or general aviation aircraft.

        "Intellectual Property" means, as applicable, all Background Technology, Copyrights, Future Patent Rights, Licensed Patent Rights, Patents, and Technical Information.

        "Key Patent" has the meaning set forth in Section II(C).

        "Know," with respect to Licensor, means the actual knowledge, after reasonable investigation, of the employees and agents of Licensor listed in Schedule 1.01(d) of the Purchase Agreement.

3

        "License" has the meaning set forth in Section II(C).

        "Licensed Patent Rights" means all subject matter protected by Patents that are or were within 60 days of the Effective Date administered by GCSD and owned or controlled by Licensor or any Affiliate (such that licenses can be granted thereunder without payment to others, other than Affiliates or employees of Licensor or any Affiliate), based upon or claiming priority from applications filed on or prior to the Effective Date of which one or more claims would be infringed by Company Products absent the licenses granted herein. Licensed Patent Rights do not include the Harris GDL Patents.

        "Licensed Technical Information" means Technical Information that is in the possession of the Company as of the Effective Date and that is used in connection with Company Products or the supply of Company Products.

        "Licensor Product" means products, systems or services that are designed, made, used, sold, exchanged for consideration or otherwise disposed of by or on behalf of Licensor or Affiliates.

        "Patents" means any and all forms of letters patent now or hereafter issued or granted anywhere in the world, including utility, model, and design patents, patents of addition, patents of importation, improvement patents, reissued and re-examined patents, all renewals and extensions thereof, and all applications for such patents, including original, divisional, continuation, and continuation-in-part applications, pending before any national Patent Office which have not been abandoned or expired and all rights afforded thereunder.

        "Receiver" has the meaning set forth in Section VII(E).

        "Return License" has the meaning set forth in Section IV(A).

        "Technical Information" means know-how, show-how, data, and other technical information (including all copyrighted material) of Licensor or any Affiliate used in the Company Field of Operations and includes: (a) engineering documentation, such as development records, invention disclosures, production software information, algorithms, flow charts, design information, drawings, specifications and data sheets; (b) manufacturing documentation such as manufacturing drawings, instructions, specifications, procedures, methods, standards documentation, tooling and fixture drawings, process specifications and instructions; (c) quality and reliability documentation such as quality plans, specifications, instructions, procedures, test plans, test records and regulatory documentation; (d) with respect to any software, all programming, media, documentation, and other objects, including assemblers, compilers, workbenches, tools (including third party software), programmers' notes, job controls statements, and higher-level programming languages, user manuals and other written materials in electronic or graphic form, flow charts, and principles of operation, which are used in the design, development, maintenance, and enhancement of such software, (e) ideas, concepts, trade secrets and other proprietary and confidential information, processes, formulae, invention disclosures, and (f) related information with respect to any of the foregoing categories.

ARTICLE II—License of Patents and Background Technology to the Company

A.
Licensor hereby grants and agrees to grant to the Company, solely within the Company Field of Operations, an exclusive, royalty-free, fully paid-up, worldwide, irrevocable except as specified herein, perpetual, transferable as specified herein, license under the Licensed Patent Rights and the Background Technology to make, have made, use, sell, import, distribute, lease, and otherwise dispose of Company Products, in each case subject to certain rights previously granted to others and referred to on Schedule B hereto. Such license includes the right to grant sublicenses of no greater scope to others.

B.
JetBlue has a cabin surveillance system (the "CS System"). To the extent Licensor or any Affiliate owns or controls any Intellectual Property which covers or pertains to products or components that

4

  are capable of being used both in Company Products in the Company Field of Operations and in the CS System as it exists on the Effective Date ("Dual Use Product"), Licensor hereby grants the Company a royalty-free, fully paid-up, non-exclusive, transferable as specified herein, worldwide, sublicensable, irrevocable except as specified, perpetual license under such Intellectual Property to make or have made, to use, to sell, to offer to sell, import, distribute, lease, and otherwise dispose of the Dual Use Products in the CS System. It is understood that (1) the license granted in this Section II(B) does not include any right to the Harris GDL Patents, and (2) the license rights granted with respect to Dual Use Products in the CS System need not necessarily be exercised concurrently with any license rights with respect to other Company Products.

C.
At all times when any of the license rights to the Intellectual Property granted under this Agreement (sometimes hereafter, the "License") is in effect, the Company will have exclusive control over the filing, prosecution and maintenance of the Patent referred to on Schedule C (the "Key Patent") at its own expense. However, the Company will keep Licensor informed about and provide Licensor with a reasonable opportunity to review and comment upon any documents filed in connection with the filing, prosecution and maintenance of the Key Patent, including responses to United States Patent and Trademark Office actions and responses thereto. Furthermore, Licensor will cooperate with any reasonable request by the Company in connection with the foregoing, including management and administration of patent prosecution activities and execution and filing of necessary documents.

D.
At all times when the License is in effect, the Company will have the exclusive right, but not the obligation, to conduct and control the prosecution and defense of any infringement action with respect to the Key Patent. Licensor will inform the Company promptly of any action, real, threatened or suspected, with respect to infringement related to the Key Patent. Licensor will cooperate as the Company may reasonably request in connection with the foregoing, including execution and filing of necessary documents.

E.
Licensor may request, as a condition to providing its assistance under Sections II(C) and (D) above, that the Company reimburse Licensor for any reasonable out-of-pocket expenses it may incur in connection with such assistance, and for the cost of any personnel devoting material time to providing such assistance at prevailing market rates.

F.
Except for the right to seek monetary damages for breach of contract pursuant to Section VIII(A) and the limited right to terminate this Agreement pursuant to Section VIII(B), Licensor will not take any action which would materially and adversely affect the rights granted to the Company hereunder without the prior written consent of the Company.

ARTICLE III—License of Technical Information and Copyrights to the Company

        Pursuant to the Harris 1999 License Agreement, Licensor furnished to the Company Licensed Technical Information with an application in the Company Field of Operations. Licensor grants and agrees to grant to the Company, solely within the Company Field of Operations, an exclusive, royalty-free, fully paid-up, transferable as specified herein, sublicensable, worldwide, irrevocable except as specified herein, perpetual license to use the Licensed Technical Information and Copyrights which are used in the Company Field of Operations as of the Effective Date solely in connection with the making, having made, using, selling, importing, leasing or other disposition of Company Products, in each case subject to certain rights previously granted to others and referred to on Schedule B. Without limiting the foregoing, the license rights granted herein include the right to execute, perform, display, copy, enhance, maintain, and create derivative works (as defined in 17 U.S.C. §101 et seq.) of any Copyrights, but solely for use in the Company Field of Operations, including the sale of Company Products embodying copies of or works derived from such Copyrights. However, where practical, the

5

Company will provide notice of Licensor's Copyrights in all copies of such materials by appropriate markings.

ARTICLE IV—Return License to Licensor

A.
The Company hereby grants and agrees to grant to Licensor and Licensor's Affiliates a royalty-free, fully paid-up, non-exclusive, worldwide, irrevocable, perpetual license (the "Return License") in all fields of use outside the Company Field of Operations, to Patents, Copyrights and other technical information owned by the Company that are developed by or for the Company using Patents, Copyrights or Technical Information provided to the Company by Licensor pursuant to Article II or Article III of this Agreement; provided that such license does not include any rights granted to the Company by Thales Sub pursuant to the Thales/LiveTV Technology License Agreement of even date herewith. The Return License includes (a) the right to make, have made, use, sell, lease, distribute, import, or otherwise dispose of products, systems or services using the intellectual property that is included in the Return License, and (b) the right to sublicense others to make, have made, use, import, distribute, and sell products, systems or services using the intellectual property that is included in the Return License provided that such sublicensed products, systems or services are not within the Company Field of Operations. Notwithstanding the foregoing, the license granted in this Section IV(A) does not extend to any (i) Patent based on or claiming priority from an application filed after the Effective Date, and (ii) Copyrights and other Technical Information owned by the Company which were created after the Effective Date.

B.
The license granted in Section IV(A) does not include any part of the CS System.

C.
Notwithstanding the provisions of Section IV(A), the Company makes no warranty or representation concerning any intellectual or other property covered by such grant, including (i) the existence, scope, validity, or utility of any Patent, technical information, other intellectual property or any other information furnished to Licensor hereunder, (ii) the operability, safety, functional effectiveness or marketability of any Licensor Products manufactured in accordance with rights granted under any licenses contained herein; and (iii) that Licensor Products will not infringe Patents or other intellectual property owned or controlled by third parties, and accordingly, the Company shall not be liable either directly or as an indemnitor of Licensor (or Licensor's assignees, sublicensees or vendees) as a consequence of any infringement or misappropriation of any such patent or other intellectual property rights by Licensor or Licensor's assignees, sublicensees or vendees.

D.
Notwithstanding the generality of Section IV(A), neither Licensor nor any Affiliate may directly or indirectly (i) use any intellectual property included in the Return License in any business or product that competes with the Company Products within the Company Field of Operations, or (ii) sublicense such intellectual property to any person or entity (including any other sector or business unit of Licensor) for use in any business or product that competes in the Company Field of Operations. Licensor will also comply with its obligations under Section 6.09 of the Purchase Agreement. This Section IV(D) will be interpreted in such manner as to be effective and valid under applicable law. If any element of such Section is prohibited or invalid under applicable law or public policy, such element will be ineffective to the extent of such prohibition or invalidity but without invalidating the remainder of such Section, and the ineffective element will be replaced by a mutually acceptable element which comes closest to the intention of the parties at the Effective Date.

ARTICLE V—Assistance & Information

A.
Notwithstanding the grant of the License, Licensor acknowledges that the exercise of the License involves know-how and other Technical Information and that the Company may experience

6

  difficulties in such exercise. Therefore, for up to three (3) years after the Effective Date, Licensor will and its Affiliates will reasonably assist the Company if and when the Company has questions about the exercise of the License, e.g., by troubleshooting and consulting with the Company's representatives on an as-needed basis about problems incurred in connection with the technology, including the Audio-Video System, the Broadcast System, and the In-Seat Audio-Video System. The Company acknowledges, however, that Licensor and its Affiliates are not obligated to employ or keep employed any individuals who may be familiar with any particular technology licensed hereunder.

B.
Notwithstanding the grant of the Return License, the Company acknowledges that the exercise of the Return License involves know-how and other Technical Information and that Licensor may experience difficulties in such exercise. Therefore, for up to three (3) years after the Effective Date, the Company will reasonably assist Licensor if and when Licensor has questions about the exercise of the License, e.g., by troubleshooting and consulting with the Licensor's representatives on an as-needed basis about problems incurred in connection with the technology covered by the Return License. Licensor acknowledges, however, that the Company and its Affiliates are not obligated to employ or keep employed any individuals who may be familiar with any particular technology licensed hereunder.

C.
A party may request, as a condition to providing its assistance under this Article V, that the other party reimburse the first party for any reasonable out-of-pocket expenses it may incur in connection with such assistance, and for the cost of any personnel devoting material time to providing such assistance at "Applicable Cost." Applicable Cost with respect to a party means (x) the respective direct and indirect costs and expenses, including overhead and sales, general, and administrative expenses, incurred in performing its obligations under this Section V as posted to its books, plus (y) ten percent (10%).

ARTICLE VI—Compensation

        Except as provided in Sections II(E) and V(C), there shall be no compensation, by way of royalties or otherwise, payable by Licensor or the Company for the rights granted under this Agreement.

ARTICLE VII—General Provisions

A.
The obligations and rights of the parties hereunder shall be subject to the following provisions:

1.
Neither party shall be obligated to disclose: (a) any proprietary information of a third party (other than an Affiliate) without the consent of such third party, or (b) any information the furnishing of which would require the payment of consideration to a third party other than an employee or Affiliate of the party furnishing the information.

2.
Neither party shall be obligated to disclose any information which the laws and regulations of a governmental authority having jurisdiction over the party do not permit to be disclosed.

B.
Licensor represents and warrants (such representation and warranty being made as of the Effective Date) that, notwithstanding Section VII(A)(2), Licensor does not know of any information used in the business of the Company as of the Effective Date ("Business") which Licensor would be prohibited from disclosing to the Company pursuant to such Section.

C.
[Intentionally left blank.]

D.
Each party will comply with all applicable United States Government trade and export control laws and regulations with respect to Patents and Technical Information obtained from the other party hereunder.

7

E.
The Technical Information and other proprietary information (collectively, the "Proprietary Information" or "Information") furnished or disclosed by either party ("Discloser") to the other party ("Receiver") hereunder or under the Harris 1999 License Agreement shall be deemed confidential and solely for the use of Receiver. Receiver will take all reasonable care, as with its own confidential or proprietary information, to ensure that Proprietary Information, regardless of form, received from Discloser (including Information received directly from Discloser and Information received through a third party on behalf of Discloser) shall not be used for any purpose not reasonably contemplated by this Agreement or disclosed to third parties except insofar as:

i.
Such Information is disclosed by its use in products manufactured and sold or otherwise disposed of by Receiver (or by anyone to whom Receiver may grant applicable rights) in the exercise of its rights hereunder; or

ii.
Such Information is made public by Discloser; or

iii.
Such Information may be established to be in the public domain otherwise than as a consequence of breach of the obligation herein undertaken not to disclose the Information; or

iv.
Such Information is disclosed to bona fide subcontractors of Receiver solely to permit them to perform their contracts with Receiver, provided that such subcontractors agree to maintain such Information in confidence and to protect such Information from disclosure to others to the extent of the requirements of this Section and to limit their use of such Information to fulfilling their obligations as a subcontractor of Receiver; or

v.
Such Information is required, in the judgment of counsel to the Company or Licensor, as applicable, to be disclosed in connection with any laws governing or regulating the offer, sale, or registration of securities or any other law, regulation, rule, or order applicable to the Company, Licensor, or any Affiliate of either, as applicable; or

vi.
Such Information is disclosed beyond the scope of paragraph i. above to authorized representatives and customers of Receiver for purposes of making, having made, marketing, selling, installing, using, importing, maintaining or otherwise providing services relating to (a) the Company Products (if the Company is Receiver) or (b) Licensor Products (if Licensor is Receiver), provided that Receiver shall first obtain commitments from such recipients to maintain such Information in confidence and to protect such Information from disclosure to others to the extent of the foregoing requirements of this Section; or

vii.
Discloser consents in writing to such disclosure.

F.
In addition to the foregoing, the confidentiality obligations in Section VII(E) will not apply to Information which (i) is or becomes available to the public without the fault of Receiver; (ii) corresponds in substance to information furnished to Receiver by any third party not known to have any duty of confidentiality to Discloser; (iii) is developed by Receiver independently of any disclosures by Discloser; (iv) is required to be disclosed by any applicable governmental authority, law, regulation, or rule, or (v) is disclosed in connection with a sale of the Company (whether by merger, stock or asset sale, or otherwise) or any financing activities of the Company or the Business. If Information is expected to be disclosed pursuant to clause (iv) above, Receiver will promptly notify Discloser and reasonably cooperate to limit such disclosure to the extent required by Discloser. If Information is expected to be disclosed pursuant to clause (v), Receiver will limit such disclosure to the extent mutually agreed by the parties and will require that the recipient of the Information agree contractually to protect such Information at least to the same degree as the Receiver agrees to protect the Information set forth in this Agreement.

8

G.
Notwithstanding Section II(E) or any other provision of this Agreement, to the extent a third party asserts that the Company's exercise of the License (including the use or other disposition of a Company Product) is a misappropriation of, or infringes, that third party's intellectual property rights, Licensor shall defend, indemnify and hold harmless the Company (including the costs of enforcement of this indemnity), provided that the Company has given Licensor timely written notice of such assertion. However, Licensor's duty to defend, indemnify and hold harmless the Company shall not apply to the extent the assertion of the third party is based upon (i) intellectual property that is not licensed under this Agreement, (ii) the combination of Company Products with other items and where the infringement would not exist but for such other items, or (iii) the Company's making, using, or selling of Company Products in interactive systems (i.e., not non-interactive systems), in Audio-Video Systems that are not In-Seat Audio-Video Systems, and in CS Systems.

H.
Subject to Licensor's rights under Section VIII, Licensor, on behalf of itself and any Affiliate, covenants not to sue the Company (or any Affiliate, transferee, permitted assignee, sublicensee, subcontractor, vendee, or customer of the Company) with respect to any Patents or other intellectual property for Company Products in the Company Field of Operations and for Dual Use Products in the CS System as they exist on the Effective Date or any such Products that are substantially or materially of similar design thereto, including any suit for infringement, validity, or enforceability of any intellectual property, including the Intellectual Property, or any suit or action for related injunctive relief for the life of any of the rights provided by such intellectual property in all countries in which any such rights may be enforced. This covenant not to sue will not apply to the Harris GDL Patents.

I.
If Licensor or any Affiliate fails to pay any fee or performs or fails to perform any other act which would lead to the failure to establish, maintain, or otherwise protect the existence of any licensed Intellectual Property or any intellectual property the subject of Section VII(H), Licensor will promptly inform the Company and allow it to pay or perform (or prevent the performance of) the applicable act so that the Company might establish, maintain, or keep such Intellectual Property or other intellectual property in effect. Such notice will be at least sufficient to give the Company not less than 30 days to pay the applicable fee or to perform such other act before it loses the benefit of such Intellectual Property or other intellectual property, and Licensor will (or cause the applicable Affiliate to) assist the Company if it wishes to obtain or maintain the protection or existence of such items. In addition, Licensor will (and will cause the applicable Affiliate to) assign the applicable Intellectual Property or such other intellectual property to the Company, subject to the restrictions in Schedule B and to the retention of a non-exclusive, royalty-free, perpetual, irrevocable, worldwide license to and under the assigned Intellectual Property by the Licensor or Affiliate, as applicable.

J.
The parties acknowledge that the Company's rights and benefits and the obligations of Licensor and its Affiliates hereunder will continue notwithstanding any transfer of any Patent or other Intellectual Property by Licensor or any such Affiliate to any third party. Therefore, Licensor will cause it to be made a condition of any transfer of any right or interest in any Intellectual Property to which the Company has license rights and other benefits under this Agreement, including Section VII(H), that the transferee will take such right or interest subject to all the Company's rights and benefits hereunder.

K.
Licensor, on behalf of itself and any Affiliate, waives all rights, if any, it or any such Affiliate may have to require or request any inventor of any Patent, the subject matter to which has previously been assigned to the Company or which is currently being prosecuted (or being prepared to be prosecuted) as a Patent of the Company, to assign his or her rights to such Patent to Licensor or such Affiliate.

9

L.
Except as aforesaid and in the Purchase Agreement, Licensor makes no warranty or representation regarding the following:

(1)
The scope or utility of any Patents, Technical Information, or other information furnished to the Company hereunder or the patentability of claimed subject matter;

(2)
The operability, safety, functional effectiveness or marketability of any Company Products manufactured in accordance with rights granted under any licenses contained herein;

(3)
Whether any Company Product made, used or sold under the licenses granted herein will be free of any intellectual property right of another party; and

(4)
The ability of the Company to manufacture or produce Company Products in accordance with any of the Patents, Technical Information or any other Intellectual Property.

ARTICLE VIII—Term and Termination

A.
The Term of this Agreement shall begin on the Effective Date. Subject to Section VIII(B), if either party breaches this Agreement, the other party's sole and exclusive remedy will be the right to seek monetary damages for material breach of contract, unless such breach was deliberate and willful and cannot be cured. Furthermore, if a party breaches a material obligation hereunder, such party will have 60 days after receipt from the other party specifying the nature of such breach to cure such breach. If such default cannot be remedied within such 60-day period, the defaulting party will be entitled to additional time to cure such breach provided that the defaulting party diligently attempts to remedy such default; however if the defaulting party fails to diligently attempt to cure such breach, the nondefaulting party's sole and exclusive remedy will remain as described in Section VIII(B).

B.
Either party may terminate the license rights granted to the other party under this Agreement for breach following the notice provisions set forth in Section VIII(A) above only as follows:

1.
if the Company materially, willfully, and deliberately uses or sublicenses the licensed Intellectual Property outside the Company's Field of Operations, Licensor may terminate this Agreement following the notice provisions in Section VIII(A), and if Licensor materially, willfully, and deliberately uses or sublicenses any of the intellectual property which is included in the Return License inside the Company's Field of Operations, the Company may terminate this Agreement following the notice provisions in Section VIII(A);

2.
if the other party materially, willfully, and deliberately breaches any confidentiality provisions hereunder;

3.
if the other party materially, willfully, and deliberately fails to diligently attempt to cure a breach following notice thereof and after the time periods permitted in Section VIII(A) above; or

4.
in the event of a material, willful and deliberate breach of any provision of this Agreement by the other party, provided such breach is not compensable by money damages.

  Unless any of Sections VIII(B)(1), (2), (3) or (4) applies, the first party's sole and exclusive remedy will be the right to seek monetary damages for material breach of contract.

C.
This Agreement may be terminated at any time by the Company on 60 days' notice to Licensor. In this event,

  (1)
  the Return License and any other license granted by the Company under this Agreement will survive indefinitely;

10

    (2)
    any license granted to the Company under this Agreement will survive with respect to Intellectual Property in Company Products that are in the possession of end-users;

    (3)
    the licenses under Licensed Patent Rights, Future Patent Rights and Licensed Technical Information shall terminate;

    (4)
    the Company shall immediately cease use of all non-public Licensed Technical Information obtained under this Agreement and cease practice of any inventions covered by the Licensed Patent Rights and the Future Patent Rights; and

    (5)
    Licensor may file a suit or other intellectual property claim against the Company (or any Affiliate, sublicensee, subcontractor, vendee, or customer of the Company) for infringement by the Company or such Affiliate of any licensed intellectual property, including the Intellectual Property, occurring subsequent to the termination under this Section VIII(C), including a suit or action for related injunctive relief. However, without limitation, all sublicenses and other rights properly granted by the Company or any Affiliate prior to such termination will survive.

D.
Except as provided in Section VIII(B), upon breach of this Agreement the parties acknowledge that neither party will have the right to terminate this Agreement or any license rights granted hereunder, including the License and the Return License. Furthermore, except as provided in Section VIII(B) or in the event of a termination according to Section VIII(C), neither party (nor anyone under the direct or indirect Control of a party, including its Affiliates) may file a suit or other intellectual property claim against the other (or any Affiliate, sublicensee, subcontractor, vendee, or customer of the other party) with respect to the License, the Return License, or any other license rights granted hereunder, including any suit for infringement, validity, or enforceability of any intellectual property, including the Intellectual Property, or any suit or action for related injunctive relief for the life of any of the rights provided by such intellectual property in all countries in which any such rights may be enforced.

E.
All rights and licenses granted by a party under or pursuant to this Agreement are, for all purposes of Section 365(n) of Title XI of the United States Code ("Title XI"), licenses of rights to "intellectual property" as defined in Title XI. If a party or an applicable Affiliate seeks or involuntarily is placed under Title XI and the trustee rejects this Agreement as contemplated under 11 U.S.C. 365(n)(1), the other party hereby elects, pursuant to Section 365(n), to retain all rights granted to it and its Affiliates under this Agreement to the full extent permitted by law.

ARTICLE IX—Miscellaneous

A.
The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

B.
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of law. Each party will submit to the jurisdiction of the state and federal courts located in the Borough of Manhattan, New York, New York, for the purpose of any suit, action or proceeding against any party with respect to the subject matter of this Agreement, or any judgment entered by any court in respect thereof. Each party irrevocably waives any objection which any of them may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Agreement brought as provided in this subsection, and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the extent any party has or may later acquire any immunity from jurisdiction of any court or from legal process with respect

11

  to itself or its property, each party irrevocably waives such immunity with respect to its obligations under this subsection.

C.
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

D.
All notices and other communications required or permitted hereunder shall be in writing in the English language and shall be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (from a machine which has determined and recorded the receipt of such facsimile) or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address or telecopy number specified below:

        If to Licensor, Harris Corporation:

    Harris Corporation
    1025 West NASA Blvd.
    Melbourne, FL 32919
    Attention: Legal Department MS-9
    Facsimile No.: (321) 674-2532

        with a copy to:

    Harris Corporation
    1025 West NASA Blvd.
    Melbourne, FL 32919
    Attention: Corporate Secretary
    Facsimile No.: (321) 727-9625

        If to LiveTV, the Company:

    LiveTV, LLC
    P.O. Box 37
    M/S 101/4562
    Melbourne, FL 32902
    Attention: Glenn S. Latta
    Facsimile No.: (321) 729-7199

        with a copy to:

    JetBlue Airways Corporation
    80-02 Kew Gardens Road
    Kew Gardens, NY 11415
    Attention: James G. Hnat, Jr., Esq.
    Facsimile No.: (718) 286-4110

  A party may change its addresses or telecopy numbers for the purposes of this Section IX(D) by giving notice as provided herein.

12

E.
Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties any rights or remedies under or by reason of this Agreement.

F.
Neither this Agreement nor any rights hereunder may be assigned or otherwise transferred by the Company without written consent of Licensor, except in connection with a merger or consolidation of the Company or a transfer of all or substantially all of its assets or any transaction whose primary purpose is in connection with financing or any related activity with respect to the Company or any Affiliate, and any other assignment or transfer without such consent shall be null and void. The acquisition of an interest in the Company shall not be considered an assignment or transfer for purposes of this Section.

G.
No amendment, deletion or addition to this Agreement shall be effective unless in writing and executed by each party.

H.
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument when each of the parties has signed and delivered to the other parties one or more counterparts (including delivery by facsimile).

I.
If it becomes necessary for either party to initiate litigation for the purpose of enforcing any of its rights hereunder or for the purpose of seeking damages for any violation of this Agreement then, in addition to any and all other judicial remedies that may be granted, the prevailing party shall be entitled to recover attorneys' fees and all other costs sustained by it in connection with that litigation.

J.
EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13

        IN WITNESS WHEREOF, the parties hereto have caused this Harris/ LiveTV Technology License Agreement to be executed by their duly authorized officers or representatives as of the date first written above.

HARRIS CORPORATION

By:
Name: Title:
Address:

LIVETV, LLC

By:      THALES AVIONICS IN-FLIGHT SYSTEMS, LLC (As Member)

By:
Name: Title:

By:      HARRIS CORPORATION (As Member)

By:
Name: Title:
LiveTV Address:

14

Exhibit B
to
Membership Interest Purchase Agreement

THALES/LIVETV TECHNOLOGY LICENSE AGREEMENT

        This Thales/LiveTV Technology License Agreement (this "Agreement") is effective as of the            day of                         2002 (the "Effective Date"), by and between Thales Avionics In-Flight Systems, LLC (the "Licensor" or "Thales Sub"), a Delaware limited liability company, having its principal place of business at 17481 Red Hill Avenue, Irvine, California 92614 (formerly known as Sextant In-Flight Systems, LLC, formerly known as In-Flight Entertainment, LLC), and LiveTV, LLC (the "Company"), a Delaware limited liability company having its principal place of business at 17481 Red Hill Avenue, Irvine, California 92614 (formerly known as B/E HARRIS LIVETV, LLC).

RECITALS

1.
Licensor, as successor to In-Flight Entertainment, LLC ("B/E Sub"), HARRIS CORPORATION acting through its Government Communications Services Division ("GCSD"), IN-FLIGHT PHONE CORPORATION ("IFPC"), and the Company entered into a Re-Formation Agreement dated February 10, 1998, as amended (the "Re-Formation Agreement") and HARRIS CORPORATION, acting through GCSD, Licensor, as successor to B/E Sub, IFPC and certain members of the Company's management (the "Management Team") became Members of the Company by entering into the Amended and Restated Limited Liability Company Agreement of the Company dated February 10, 1998, (as amended from time to time, the ("LLC Agreement").

2.
Licensor is the owner of technical know-how and the Intellectual Property (as defined herein) with respect to aircraft seating, passenger control units, in-seat video display terminals, signal distribution and in-flight entertainment systems, certain of which Licensor licensed to the Company under that certain Amended and Restated B/E Sub Technology License Agreement between Licensor (as successor to B/E Sub) and the Company dated February 23, 1999 (the "Thales Sub 1999 License Agreement").

3.
Concurrently with the execution of this Agreement, Licensor and all of the other Members of the Company are selling all of their Membership Interests in the Company to JetBlue Airways Corporation ("JetBlue") pursuant to that certain Membership Interest Purchase Agreement, dated September    , 2002, between Licensor, Harris, IFPC, the Management Team and JetBlue (the "Purchase Agreement").

4.
The Company and Licensor wish to enter into this Agreement with respect to the licensing of the Intellectual Property and to terminate the Thales Sub 1999 License Agreement with respect to the licensing of intellectual property to the Company.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and the Company, intending to be legally bound, agree as follows:

ARTICLE I—Definitions

        Terms defined in the Purchase Agreement are used herein as therein defined, unless otherwise defined herein. In this Agreement, unless the context clearly means otherwise, any reference to "including" (and any variant thereof, e.g., "includes") means "including but not limited to, and any use of the singular form includes the plural. In addition, the following terms shall have the indicated meanings:

        "Affiliate" means, with respect to a party, any other person or entity that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such party.

        "Background Technology" means all information, ideas, discoveries, and inventions, whether or not patentable, along with patent and patent application rights and other intellectual property which, as of the Effective Date, were on or before such Date used in, embodied in and necessary to make, have made, use, sell, and otherwise dispose of, Existing Company Products as permitted hereunder and which are owned or controlled by Licensor and may be licensed hereunder without paying compensation to a third party (other than an employee of Licensor).

        "Company Products" means products, systems and services that are now or hereafter designed, made, used, sold, exchanged for consideration, or otherwise disposed of by or on behalf of the Company.

        "Control" (including the terms "Controlled by" and "under common Control with"), with respect to the relationship between or among two or more persons or entities, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a person or entity, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such person or entity.

        "Copyrights" means all works of authorship, mask works, and other copyrights (including corresponding rights under international agreements and conventions, registrations, renewals and extensions of any of the foregoing), whether or not registered, and whether or not published or containing a copyright notice.

        "Discloser" has the meaning set forth in Section VII(E).

        "Existing Company Products" means the products and systems set forth on Exhibit A (as such products and systems were manufactured, designed and sold in the ordinary course of business on or before the Effective Date).

        "Future Patent Rights" means the subject matter protected by all Patents that are owned or controlled by Licensor (such that licenses can be granted thereunder without payment to third parties, other than an employee of Licensor), based on or claiming priority from applications filed after the Effective Date which would be infringed by Existing Company Products.

        "Intellectual Property" means, as applicable, all Background Technology, Copyrights, Future Patent Rights, Patents, and Technical Information.

        "License" means all rights to the Licensed Intellectual Property granted by Licensor under this Agreement.

        "Licensed Intellectual Property" means all Intellectual Property (other than Future Patent Rights) that is owned or controlled by Licensor (such that licenses can be granted thereunder without payment to others, other than employees of Licensor), which, as of the Effective Date, was or is used in, embodied in and necessary to design, source, make, have made, test, use, sell, and otherwise dispose of, Existing Company Products.

        "Licensor Product" means products, systems or services that are designed, made, used, sold, exchanged for consideration or otherwise disposed of by or on behalf of Licensor.

        "Patents" means any and all forms of letters patent issued or granted anywhere in the world, including utility, model, and design patents, patents of addition, patents of importation, improvement patents, reissued and re-examined patents, all renewals and extensions thereof, and all applications for such patents, including original, divisional, continuation, and continuation-in-part applications, pending before any national Patent Office which have not been abandoned or expired and all rights afforded thereunder.

        "Receiver" has the meaning set forth in Section VI(E).

        "Return License" has the meaning set forth in Section IV(A).

        "Technical Information" means know-how, show-how, data, and other technical information (including all copyrighted material) of Licensor used by the Company on the Effective Date for testing, designing, sourcing, making, having made, using, selling, importing, leasing, distributing, and otherwise disposing of Existing Company Products. Technical Information hereunder includes: (a) engineering documentation, such as development records, invention disclosures, production software information, algorithms, flow charts, design information, drawings, specifications and data sheets; (b) manufacturing documentation such as manufacturing drawings, bills of material, instructions, specifications, procedures, methods, standards documentation, tooling and fixture drawings, process specifications and instructions; (c) quality and reliability documentation such as quality plans, specifications, instructions, procedures (including acceptance test procedures), test plans, test records, test equipment, qualification and certification substantiation, component maintenance manuals and the test equipment process contained therein, and regulatory documentation; (d) with respect to any software, all programming, media, documentation, and other objects, including assemblers, compilers, workbenches, tools (including third party software), programmers' notes, job controls statements, and higher-level programming languages, user manuals and other written materials in electronic or graphic form, flow charts, and principles of operation, which are used in the design, development, maintenance, and enhancement of such software, (e) ideas, concepts, trade secrets and other proprietary and confidential information, processes, formulae, invention disclosures, and (f) related information with respect to any of the foregoing categories.

2

ARTICLE II—License to the Company

A.
Licensor hereby grants and agrees to grant to the Company, a non-exclusive, royalty-free, fully paid-up, worldwide, irrevocable (save as provided in Article VII), perpetual, transferable license to the Licensed Intellectual Property existing as of the Effective Date to make, have made, use, sell, offer to sell, import, distribute, lease, and otherwise dispose of Company Products. Such license includes the right to grant sublicenses to others to make, have made, use, sell, offer to sell, import, distribute, lease, and otherwise dispose of Company Products, provided that the Company shall not be permitted to receive any royalty payments in respect of such sublicense without the prior written consent of Licensor. Without limiting the foregoing, the license and sublicense rights granted herein include the right to execute, perform, display, copy, enhance, maintain, and create derivative works (as defined in 17 U.S.C. §101 et seq.) of any Copyrights, including the right to make, have made, use, sell, offer to sell, import, distribute, lease, and otherwise dispose of Company Products embodying copies of or works derived from such Copyrights, and the Company shall have all rights to ownership of such derivative works, provided that the Company shall, where practical, provide notice of Licensor's Copyrights in all copies of such materials by appropriate markings. Notwithstanding the foregoing, nothing herein shall permit the Company to infringe any intellectual property of the Licensor or its Affiliates which does not constitute Licensed Intellectual Property.

  Except as specifically provided herein or in the Purchase Agreement, Licensor makes no warranty or representation regarding the following:

  1.
  The existence, scope, validity, or utility of any Patent, Technical Information, other intellectual property or any other information furnished to the Company hereunder or the patentability of claimed subject matter;

  2.
  The operability, safety, functional effectiveness or marketability of any Company Products manufactured in accordance with rights granted under any licenses contained herein; and

  3.
  Whether any Company Product made, used or sold under the licenses granted herein will be free of any intellectual property right of another party.

B.
Except for the right to seek monetary damages for breach of contract pursuant to Section VII(A) and the right to terminate this Agreement pursuant to Section VII(B), Licensor will not take any action which would terminate or materially restrict the rights expressly granted to the Company and the other obligations expressly undertaken by Licensor (including those undertaken on behalf of its Affiliates in Sections V(A), V(B), VI(H), and VII(E) hereunder).

C.
The Thales Sub 1999 License Agreement is hereby terminated as of the effectiveness of this Agreement on the Effective Date and shall thereafter be of no further force and effect.

ARTICLE III—Company License to Licensor

A.
Company grants and agrees to grant to Licensor a royalty-free, fully paid-up, non-exclusive, transferable, worldwide, irrevocable (save as provided in Article VII), perpetual license (the "Return License") to Patents, Copyrights and Technical Information owned by the Company as of the Effective Date that have been developed by or for the Company using the Licensed Intellectual Property; provided that such license does not include any rights granted to the Company by Harris pursuant to the Harris/LiveTV Technology License Agreement. The Return License includes the right to make, have made, use, sell, offer to sell, import, distribute, lease, and otherwise dispose of products, systems or services using the intellectual property included in the Return License. Such license includes the right to grant sublicenses to others to make, have made, use, sell, offer to sell, import, distribute, lease, and otherwise dispose of Licensor Products, provided that the Licensor shall not be permitted to receive any royalty payments in respect of such sublicense without the prior written consent of the Company. It is understood that the Return License does not extend to any (i) Patent based on or claiming priority from an application filed after the Effective Date, and (ii) Copyrights, Technical Information, and other Intellectual Property which the Company owns or otherwise has rights to created or acquired after the Effective Date.

B.
JetBlue has a cabin surveillance system. The Return License does not include any part of such system.

3

C.
Notwithstanding the provisions of Section III(A), the Company makes no representation concerning any intellectual or other property covered by such grant, including (i) the existence, scope, validity or utility of any Patent, technical information, other intellectual property or any other information furnished to Licensor hereunder or the patentability of claimed subject matter, (ii) the operability, safety, functional effectiveness or marketability of any Licensor Products manufactured in accordance with rights granted under any licenses contained herein; (iii) that Licensor Products will not infringe Patents or other intellectual property owned or controlled by third parties, and (iv) the ability of Licensor to manufacture or produce Licensor Products in accordance with any of the Patents, technical information or any other intellectual property of the Company licensed hereunder, and accordingly, the Company shall not be liable either directly or as an indemnitor of Licensor (or Licensor's assignees, sublicensees or vendees) as a consequence of any infringement or misappropriation of any such patent or other intellectual property rights by Licensor (or Licensor's assignees, sublicensees or vendees).

ARTICLE IV—No Consideration to be Paid to Licensor or the Company

  There shall be no consideration by way of royalties or otherwise payable by Licensor or Company under this Agreement.

ARTICLE V—Assistance and Information

A.
Notwithstanding the grant of the License, Licensor acknowledges that the exercise of the License involves know-how, show-how, and other Technical Information which has not always been available to the Company and that, therefore, the Company may temporarily have difficulty in fully exercising its rights under the License. Therefore, for up to one (1) year after the Effective Date, Licensor will and will cause any applicable Affiliate to reasonably assist the Company if and when the Company has questions about the exercise of its License rights, e.g., by trouble-shooting and consulting with the Company representatives on an as needed basis about problems incurred in connection with the manufacture, repair, sourcing, etc. of Existing Company Products. The Company acknowledges that Licensor and its Affiliates are not obligated to employ or keep employed any individuals who may be familiar with any particular technology licensed hereunder.

B.
Notwithstanding the grant of the Return License, the Company acknowledges that the exercise of the Return License involves know-how, show-how, and other technical information which may not have always been available to Licensor and that, therefore, Licensor may temporarily have difficulty in fully exercising its rights under the Return License. Therefore, for up to one (1) year after the Effective Date, the Company will, and will cause any applicable Affiliate to, reasonably assist Licensor if and when Licensor has questions about the exercise of its Return License rights, e.g., by trouble-shooting and consulting with Licensor representatives on an as needed basis about problems incurred in connection with the manufacture, repair, sourcing, etc. of Licensor Products. Licensor acknowledges that the Company and its Affiliates are not obligated to employ or keep employed any individuals who may be familiar with any particular technology licensed hereunder.

C.
A party may request, as a condition to providing its assistance under this Article V, that the other party reimburse the first party for any reasonable out-of-pocket expenses it may incur in connection with such assistance and for the cost of any personnel devoting material time to providing such assistance at prevailing market rates. It is understood, however, that Licensor is not entitled to any reimbursement for providing documents containing Technical Information to the extent such documents are currently in the possession of Licensor.

ARTICLE VI—General Provisions

A.
The obligations and rights of the parties hereunder shall be subject to the following provisions:

1.
Neither party shall be obligated to disclose: (a) any proprietary information of a third party without the consent of such third party, or (b) any information the furnishing of which would require the payment of consideration to a third party other than an employee of the party furnishing the information.

4

  2.
  Neither party shall be obligated to disclose any information which the laws and regulations of a governmental authority having jurisdiction over the party do not permit to be disclosed.

B.
Licensor represents and warrants (such representation and warranty being made as of the Effective Date) that, notwithstanding Section VI(A)(2), Licensor does not know of any information used in the business of the Company as of the Effective Date which Licensor would be prohibited from disclosing to the Company pursuant to such Section.

C.
[Intentionally Left Blank]

D.
Each party agrees to comply with all applicable United States Government trade and export control laws and regulations with respect to Patents and Technical Information obtained from the other party hereunder.

E.
The Technical Information and other proprietary information (collectively, the "Proprietary Information" or "Information") furnished or disclosed by either party ("Discloser") to the other party ("Receiver") hereunder or under the Thales Sub 1999 License Agreement shall be deemed confidential and solely for the use of Receiver. Receiver will take all reasonable care, as with its own confidential or proprietary information, to ensure that Proprietary Information, regardless of form, received from Discloser (including Information received directly from Discloser and Information received through a third party on behalf of Discloser) shall not be used for any purpose not reasonably contemplated by this Agreement or the Purchase Agreement or disclosed to third parties except insofar as:

i.
Such Information is disclosed by its use in products manufactured and sold or otherwise disposed of by Receiver (or by anyone to whom Receiver may grant applicable rights) in the exercise of its rights hereunder; or

ii.
Such Information is made public by Discloser; or

iii.
Such Information may be established to be in the public domain otherwise than as a consequence of breach of the obligation herein undertaken not to disclose the Information; or

iv.
Such Information is disclosed to bona fide subcontractors of Receiver solely to permit them to perform their contracts with Receiver, provided that such subcontractors agree to maintain such Information in confidence and to protect such Information from disclosure to others to the extent of the foregoing requirements of this Section and to limit their use of such Information to fulfilling their obligations as a subcontractor of Receiver; or

v.
Such Information is required, in the judgment of counsel to the Company or Licensor, as applicable, to be disclosed in connection with any laws governing or regulating the offer, sale, or registration of securities or any other law, regulation, rule, or order applicable to the Company, Licensor, or any Affiliate of either; or

vi.
Such Information is disclosed beyond the scope of paragraph i. above to authorized representatives and customers of Receiver for purposes of making, having made, marketing, selling, importing, installing, using, maintaining or otherwise providing services relating to (a) the Company Products (if the Company is Receiver) or (b) Licensor Products (if the Licensor is Receiver), provided that Receiver shall first obtain commitments from such recipients to maintain such Information in confidence and to protect such Information from disclosure to others to the extent of the foregoing requirements of this Section; or

vii.
Discloser consents in writing to such disclosure.
F.
In addition to the foregoing, the confidentiality obligations in Section VI(F) will not apply to Information which (i) is or becomes available to the public without the fault of Receiver; (ii) is furnished to Receiver by any third party not known to have any duty of confidentiality to Discloser; (iii) is developed by Receiver independently of any disclosures by Discloser; (iv) is required to be disclosed by any applicable governmental authority, law, regulation, or rule; provided that Receiver has promptly notified Discloser and reasonably cooperates to limit such disclosure to the extent required by Discloser; (v) is disclosed to a sublicensee in connection with such sublicensee's manufacture of Company Products so long as such sublicensee is contractually bound to substantially the same confidentiality obligations as the Company hereunder or (vi) is disclosed to a buyer in connection with a sale of the Company (whether by merger, stock or asset sale, or otherwise) or is disclosed to a financial

5

  institution in any financing activities of the Company for borrowed money; provided that (1) in the case of financing activities under this clause (vi), the applicable lender is contractually bound to substantially the same confidentiality obligations as the Company hereunder, (2) in the case of a sale under this clause (vi) the prior written consent of the Licensor is obtained, which consent shall not be unreasonably withheld. It is understood and agreed that unless there is another reasonable basis for withholding its consent, it will not be reasonable for Licensor to withhold its consent in the event of a sale pursuant to clause (vi) to a party who is not a competitor in the in-flight entertainment business prior to such sale so long as such party is contractually bound to substantially the same confidentiality obligations as the Company hereunder and is not, except in connection with activities permitted or contemplated by Section VIII(F), granted rights by the Company to make and sell Company Products.

G.
To the extent a third party shall assert prior to the seventh anniversary of the Effective Date that (1) the Company's exercise of the License in the manufacture and sale of Existing Company Products or (2) Company Products which are functionally and structurally equivalent to Existing Company Products and use the Licensed Intellectual Property in the same structure or process combination as in Existing Company Products is a misappropriation of or infringes that third party's intellectual property rights, Licensor shall defend, indemnify and hold the Company harmless (including the reasonable costs of enforcement of this indemnity) by reason of such misappropriation or infringement, provided that the Company has given Licensor reasonably timely written notice of such assertion. However, Licensor's duty to, indemnify and hold harmless the Company shall not apply to the extent the complaint of the third party is based upon (i) intellectual property that is not licensed under this Agreement, or (ii) the use of the combination of Licensed Intellectual Property which is contained in Existing Company Products (or part thereof) or the combination of Existing Company Products or Company Products with other items and where the infringement would not exist but for such combination. Licensor shall have the right at its option and its cost to defend and/or settle any such action brought by a third party against the Company, provided that Licensor may not settle any such action without the consent of the Company, which consent will not be unreasonably withheld, if such settlement would terminate or materially restrict the Company's rights expressly granted under this Agreement or the other obligations expressly undertaken by Licensor (including those undertaken on behalf of its Affiliates in Sections V(A), V(B), VI(H), and VII(E) hereunder. Furthermore, notwithstanding anything in this Agreement, (1) Licensor will have no obligation to pay any amounts in respect of indemnity obligations under this Section VI(G) unless and until the aggregate amount of Losses claimed under Section 7.01(a) by the Purchaser (or its Affiliates) together with any indemnification obligations payable under this Section VI(G) exceed $1,200,000 and (2) the maximum obligation of Licensor to the Company with respect to amounts payable in respect of indemnity obligations under this Section VI(G) together with the amounts payable in respect of indemnity obligations of Licensor under Section 7.01(a) of the Purchase Agreement shall not exceed 50% of the Purchase Price paid to Licensor as set forth in Section 2.05 of the Purchase Agreement.

H.
Licensor, on behalf of itself and any Affiliate, covenants not to sue the Company (or any Affiliate, transferee, permitted assignee, sublicensee, subcontractor, vendee, or customer of the Company) with respect to any Licensed Intellectual Property used in Company Products and any Future Patent Rights, including any suit for infringement, validity, or enforceability of any Licensed Intellectual Property or any Future Patent Rights, or any suit or action for related injunctive relief for the life of any of the rights provided by such Licensed Intellectual Property or Future Patent Rights in all countries in which any such rights may be enforced.

I.
If Licensor intends to cease payment of any maintenance fees, annuities or payments applicable to the Licensed Intellectual Property, or if Licensor intends not to perform any act, after notice that such act is required, which would lead to the failure to establish or maintain the existence of any Licensed Patents included in the Licensed Intellectual Property, Licensor will promptly inform the Company and allow it to pay the applicable amount, or perform such act, so that the Company might establish, maintain, or keep such Licensed Intellectual Property. Such notice (to the extent practicable) will be at least sufficient to give the Company not less than 30 days to pay the applicable fee or perform such act before it loses the benefit of such Licensed Intellectual Property. In addition, Licensor will assign the applicable Licensed Intellectual Property to the Company subject to the retention of a non-exclusive, royalty-free, perpetual, irrevocable, worldwide license to and under such assigned Licensed Intellectual Property and the right to sublicense such assigned Licensed Intellectual Property.

6

J.
The parties acknowledge that the Company's rights and benefits and the obligations of Licensor hereunder will continue notwithstanding any transfer of any Patent or other Intellectual Property by Licensor to any third party. Therefore, Licensor will cause it to be made a condition of any transfer of any right or interest in any Intellectual Property to which the Company has license rights and other benefits under this Agreement, including Section VII(H), that the transferee will take such right or interest subject to all the Company's rights and benefits hereunder.

ARTICLE VII—Term and Termination

A.
The Term of this Agreement shall begin on the Effective Date. Subject to Section VII(B) and VIII(P), if either party breaches this Agreement, the other party's sole and exclusive remedy will be the right to seek monetary damages for breach of contract, unless such breach was material, deliberate and willful and cannot be cured. Furthermore, if a party commits a breach, such party will have 60 days after receipt from the other party specifying the nature of such breach to cure such breach. If such default is not remedied within such 60-day period, the defaulting party will be entitled to additional time to cure such breach provided that the defaulting party diligently attempts to remedy such default; however if the defaulting party fails to diligently attempt to cure such breach, the nondefaulting party's sole and exclusive remedy will remain as described in Section VII(B).

B.
Either party may terminate this Agreement for breach following the notice and applicable cure provisions set forth in Section VII(A) above only:

1.
if the other party materially, willfully, and deliberately fails to diligently attempt to cure a breach following notice thereof and after the time periods permitted in Section VII(A) above; or

2.
in the event of a material, willful and deliberate breach of any provision of this Agreement by the other party provided such breach is not compensable by monetary damages.

  Unless any of Sections VII(B)(1) or (2) applies, the first party's sole and exclusive remedy will be the right to seek monetary damages for material breach of contract.

C.
This Agreement may be terminated at any time by the Company on 60 days' notice to Licensor, provided there is no default by the Company hereunder.

D.
Upon termination of this Agreement, all rights granted and obligations undertaken hereunder shall terminate forthwith, except that

(i)
any license granted to the Company under this Agreement will survive if Licensor is the party in default hereunder and has not cured such breach within the time permitted hereunder or if not otherwise specified, within a reasonable time;

(ii)
any license granted by the Company under this Agreement will survive if the Company is the party in default hereunder and has not cured such breach within the time permitted hereunder or if not otherwise specified, within a reasonable time; and

(iii)
each party's obligation to protect confidential information under Article VI and each party's obligation to comply with Section VI (other than clauses I and J thereof) shall continue.
E.
If any license granted under this Agreement is terminated in accordance with this Agreement, the licensee shall immediately (i) cease use of all non-public information obtained under this Agreement and return all documents containing such information and (ii) cease practice of any inventions covered by patent rights conveyed under this Agreement. Except as provided in Section VII(B), upon breach of this Agreement the parties acknowledge that neither party will have the right to terminate this Agreement or any license rights granted hereunder, including the License and the Return License. Furthermore, except as provided in Section VII(B), VIII(P) or for infringing acts undertaken by the Company after termination according to Section VII(C), neither party (nor anyone under the direct or indirect control of a party, including its Affiliates) may file a suit or other intellectual property claim against the other (or any Affiliate, permitted assignee, sublicensee, subcontractor, vendee, or customer of the other party) with respect to the License, the Return License, or any other license rights granted hereunder, including any suit for injunctive relief.

7

ARTICLE VIII—Miscellaneous

A.
The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

B.
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of law. Each party will submit to the jurisdiction of the state and federal courts located in the Borough of Manhattan, New York, New York, for the purpose of any suit, action or proceeding against any party with respect to the subject matter of this Agreement, or any judgment entered by any court in respect thereof. Each party irrevocably waives any objection which any of them may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Agreement brought as provided in this subsection, and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the extent any party has or may later acquire any immunity from jurisdiction of any court or from legal process with respect to itself or its property, each party irrevocably waives such immunity with respect to its obligations under this subsection.

C.
If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

D.
All notices and other communications required or permitted hereunder shall be in writing in the English language and shall be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (from a machine which has determined and recorded the receipt of such facsimile) or one (1) business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address or telecopy number specified below:

          If to Licensor, Thales:

      Thales Avionics In-Flight Systems, LLC
      17481 Red Hill Avenue
      Irvine, CA 92614-5630
      Attention: William R. Black, Esq.
      Facsimile No.: (949)-660-1742

          with a copy to:

      McDermott, Will & Emery
      50 Rockefeller Plaza
      New York, New York 10020-1605
      Attention: Thomas Sauermilch
      Facsimile No.: (212) 547-5444

          If to LiveTV, the Company:

      c/o JetBlue Airways Corporation
      80-20 Kew Gardens Road
      Kew Gardens, NY 11415
      Attention: James G. Hnat, Esq.
      Facsimile No.: (718) 286-4110

8

          with a copy to:

      Nixon Peabody LLP
      437 Madison Avenue
      New York, NY 10020
      Attention: Richard F. Langan Jr., Esq.
      Facsimile No.(212) 940-3111

      A party may change its addresses or telecopy numbers for the purposes of this Section VIII(D) by giving notice as provided herein.

E.
Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties any rights or remedies under or by reason of this Agreement

F.
Neither this Agreement nor any rights hereunder may be assigned or otherwise transferred by the Company without the written consent of Licensor, including in connection with a merger or consolidation of the Company or a transfer of all or substantially all of its assets or any transaction whose primary purpose is in connection with financing or any related activity with respect to the Company or any Affiliate, except that in any event such consent shall not be unreasonably withheld. It is understood and agreed that it will not be reasonable for Licensor to withhold its consent (1) if the Company transfers substantially all of its assets to a third party who is not a competitor in the in-flight entertainment business prior to such transfer and, as a result, the Company ceases to be competitor of Licensor with respect to manufacture and sale of Company Products contemplated by this Agreement, and (2) if, Company Products made and sold after such transfer do not infringe any Patents of Licensor or misappropriate any other intellectual property of Licensor. Any other assignment or transfer without such consent shall be null and void. The assignment or acquisition of an interest in the Company constituting more than a majority of the voting securities of the Company by a third party shall be considered an assignment or transfer for purposes of this Section, and any transfer of a lesser interest shall not be considered an assignment or transfer for purposes of this Section. The granting of a security interest in this Agreement to a financial institution in connection with a financing for borrowed money shall not be considered an assignment or transfer for purposes of this Section. The assignment or acquisition of an interest by an Affiliate of the Company shall not be considered an assignment or transfer for purposes of this Section.

G.
No amendment, deletion or addition to this Agreement shall be effective unless in writing and executed by each party.

H.
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument when each of the parties has signed and delivered to the other parties one or more counterparts (including, without limitation, delivery by facsimile).

I.
If it becomes necessary for either party to initiate litigation for the purpose of enforcing any of its rights hereunder or for the purpose of seeking damages for any violation of this Agreement then, in addition to any and all other judicial remedies that may be granted, the prevailing party shall be entitled to recover reasonable attorneys' fees and all other reasonable costs sustained by it in connection with that litigation.

J.
EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

K.
Neither party shall be responsible for damages caused by delay or failure to perform under this Agreement which results from any contingency beyond its control, including fire, flood, explosion, action of the elements, acts of God, accidents, epidemics, strikes, lockouts, riots or other civil disturbances.

L.
Captions, headings, or titles to sections or paragraphs of this Agreement are for the purpose of reference only and shall not in any way affect the interpretation and construction thereof.

9

M.
Nothing contained herein or done in pursuance of this Agreement shall constitute the parties as entering into a joint venture or shall constitute either party hereto as appointing the other party as an agent or partner for any purpose or in any sense whatsoever.

N.
Each party, upon request from the other, shall execute and deliver such documents and take such action as may be reasonably requested to fully carry out the intent and purposes of this Agreement.

O.
Should any of the intellectual property licensed hereunder be infringed by a third party, the licensor of such intellectual property shall consult with the licensee to determine what action, if any, shall be taken in respect of such infringement, provided however, the owner of the intellectual property concerned shall have the sole right to determine if it will prosecute the infringement action. The licensee will provide necessary and reasonable assistance to the applicable licensor/owner, at the licensor's/owner's expense, if such licensor/owner decides to prosecute such infringement action. Notwithstanding the foregoing, such licensor/owner may not settle any such action without the consent of the licensee, which consent will not be unreasonably withheld, if such settlement would terminate or materially restrict the rights expressly granted to the Company and the other obligations expressly undertaken by Licensor (including those undertaken on behalf of its Affiliates in Sections V(A), V(B), VI(H), and VII(E) hereunder).

P.
Should either party materially breach or take any action to lead to a material breach of any of the confidentiality provisions hereof (such party, the "First Party"), the other party (the "Non-Breaching Party") shall be entitled to file a suit against the First Party for injunctive relief to enjoin any further disclosure of confidential information by such First Party or any other Person or entity responsible for the disclosure of confidential information (the "Applicable Breaching Person" which person may include the First Party's Affiliates, employees, agents or contracting parties). At the request of the Non-Breaching Party, the First Party shall cooperate with the Non-Breaching Party, at the reasonable expense of such First Party, in filing any suits against any Applicable Breaching Person for injunctive relief to enjoin any further disclosure of confidential information by such Applicable Breaching Person.

IN WITNESS WHEREOF, the parties hereto have caused this Thales/LiveTV Technology License Agreement to be executed by their duly authorized officers or representatives as of the date first written above.

THALES AVINICS IN-FLIGHT SYSTEMS, LLC
By: Name: Title:
LIVETV, LLC
By: Name: Title:

10

Exhibit C-1
to
Membership Interest Purchase Agreement

TRANSITION SERVICES AGREEMENT

        TRANSITION SERVICES AGREEMENT (this "Agreement") dated as of                             , 2002, by and among Harris Corporation, a Delaware corporation (the "Seller"), JetBlue Airways Corporation, a Delaware corporation (the "Purchaser"), and LiveTV, LLC, a Delaware limited liability company (the "LLC").

W I T N E S S E T H:

        WHEREAS, the Seller, and Thales Avionics In-Flight Systems, LLC, In-Flight Liquidating, LLC, Glenn S. Latta, Jeffrey A. Frisco and Andreas de Greef (collectively, the "Other Sellers") and Purchaser have entered into a Membership Interest Purchase Agreement, dated as of September     , 2002 (the "Purchase Agreement"), pursuant to which on the date hereof, the Seller and the Other Sellers will sell to the Purchaser, and the Purchaser will purchase from the Seller and the Other Sellers 100% of the membership interest in the LLC; and

        WHEREAS, the Purchaser desires the Seller and its applicable Affiliates to continue to provide certain services to, and permit the use of certain office space by, the LLC after the Seller's sale of its membership interest in the LLC to the Purchaser, and the Seller desires to provide such services and to permit the use of such office space, all upon the terms and conditions set forth herein; and

        NOW, THEREFORE, in consideration of the premises set forth above and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE 1.

DEFINITIONS

        As used in this Agreement, the following terms shall have the following meanings:

        "Confidential Information" shall mean any information of a party (the "Disclosing Party") or its customers designated as confidential and includes, without limitation, any business, marketing, technical information and scientific information, trade secrets, processes, designs, data, formulae, plans, prototypes, software, source code, customer information and lists, research, business opportunities, agreements and other information related to or arising from the Services or the Premise Use (as defined in Section 2.01 below) and which may be in any form or medium; provided that any such information disclosed in non-written form shall be reduced to writing within thirty (30) days of its disclosure to the Recipient. Notwithstanding the foregoing, Confidential Information shall not include any information that (a) is released or disclosed to the public without such disclosure being as a result, directly or indirectly, of a breach of the obligations of confidence, secrecy or non-use by the other party (the "Recipient"); or (b) was previously known to the Recipient, reasonable proof of which lies upon the Recipient; or (c) was received by the Recipient without any obligations of confidence from a source (other than Disclosing Party or its customers) lawfully having possession of such information; or (d) is approved in writing for release or disclosure to the public by the Disclosing Party.

        "Effective Date" means the date of this Agreement.

        "Premises" means that portion of the facilities as outlined in Schedule B hereto, together with appurtenances thereto.

        "Services" means the services described on Schedule A.

ARTICLE 2.

PREMISES AND SERVICES

        Section 2.01    Premise Use.    During the Term (as defined in Section 5.01 below), the Seller hereby grants to the Purchaser and the LLC the permission for the employees, subcontractors and consultants of the LLC to (i) enter into and use that certain portion (the "Premises") set forth on Schedule B hereto of the Seller's offices located at 101 Troutman Boulevard and 102 Troutman Boulevard, Palm Bay, FL 32905, subject to Purchaser's and the LLC's compliance with Seller's standard policies and procedures for use of the Premises in effect from time to time, including, without limitation, procedures for access to and the physical security of the Premises, and (ii) to use the equipment, furniture, and fixtures therein, on a non-exclusive basis, and to substantially the same extent and in substantially the same manner as entered into and used by the LLC's employees, subcontractors and consultants on or about the Effective Date (the "Premise Use").

        Section 2.02    Premise-Related Services.    As additional consideration for the Rental (as defined in Section 3.01 below), Seller shall provide or cause to be provided to the Premises mailroom and receptionist services, maintenance, trash removal, cleaning, electricity, heat, water and any other utilities, telephone, facsimile, and photocopy equipment, postage, and photocopier paper used by the LLC's employees at the Premises during the Term, in each case, at substantially the same level and quality of services as was provided on or about the Effective Date.

        Section 2.03    Casualty, Accidents.    The Seller shall not be liable (i) for any loss or damage to the LLC's or Purchaser's property or to any property of any other Person, arising from any cause or event, including, without limitation, loss or damage caused by theft, vandalism, illegal entry, steam, gas, electricity, water and rain, whether the same may leak into, issue or flow from any part of the real property of which the Premises are a part, or from the pipes or plumbing work of such real property, or from any cause whatsoever, or (ii) for any interruptions of services provided hereunder, or (iii) for any damage either to Persons or to property sustained by the LLC or the Purchaser, their respective employees, agents or invitees within or upon the Premises, in each case, unless caused by the gross negligence or willful misconduct of the Seller or its employees, agents or invitees. The Purchaser and the LLC shall indemnify and hold harmless the Seller, its employees, agents and invitees against and from any liability or expense, including the costs of defense thereof, including reasonable attorney's fees, on account of (A) any accident or injury to the Purchaser or the LLC or their respective employees, agents, servants, customers, invitees or visitors or any of them who may be injured or suffer an accident in the Premises, and (B) the use of the Premises by the Purchaser or the LLC or their respective employees, agents and invitees, except in each case to the extent that such liability is caused by the gross negligence or intentional misconduct of the Seller or its employees, agents or invitees.

        Section 2.04    Maintenance; Surrender of Premises; No Assignment.    The maintenance and repair of the Premises shall be the sole obligation of the LLC and the Purchaser. Upon termination of the Premise Use, the LLC's employees, subcontractors and consultants shall vacate the Premises and deliver them to the Seller, along with all keys and or/access cards, in broom clean condition, and otherwise in the same condition as they were in as of the Effective Date, ordinary wear and tear excepted. Purchaser and the LLC may not assign or sublet their rights with respect to the Premises.

        Section 2.05    Provision of Services.    The Seller shall supply the Services, up to the maximum number of service hours per month specified on Schedule A, to the LLC and at the Premises, or at such other place upon which the parties mutually agree.

        Section 2.06    Quality and Scope of Services.    The Seller shall use commercially reasonable efforts to perform the Services in a manner, amount, and quality substantially consistent with past practice or any such improved practices as the Seller deems reasonably prudent. The Seller will use reasonable

2

efforts to conform to business standards, but will not be liable to the Purchaser or the LLC for failure to meet such standards, except as a result of the Seller's gross negligence or willful misconduct.

        Section 2.07    Additional Services.    In the event that the LLC requires an increase in the nature or the maximum number of monthly hours of Services as set forth on Schedule A, Seller agrees to consider in good faith any request by the Purchaser or the LLC to provide such incremental services. However, the Seller shall have no responsibility for providing such incremental services and shall have the sole right to determine the scope of such incremental services and the hourly fees therefor, which hourly fees may exceed those set forth on Schedule A.

        Section 2.08    Continuing Parts and Material Support.    For the term of this Agreement the Seller shall continue to supply (in a manner consistent with past practice) all parts and material support provided to the LLC by Seller prior to the date hereof. Such parts and material support includes but is not limited to the sale of in-seat cabling, audio jacks, seat electronics box power supplies, passenger control units, video screens and credit card readers (the "Parts and Material Support").

        Section 2.09    Independent Contractor.    The Seller shall perform the Services under this Agreement as an independent contractor and as such shall have and maintain exclusive control over all of its own employees, agents, subcontractors and operations as of the Effective Date. The Seller shall not be, act as, purport to act as or be deemed to be the agent, representative, employee or servant of the Purchaser or the LLC.

ARTICLE 3.

COST OF SERVICES

        Section 3.01    Cost of Services and Premise Use.    In consideration of the provision of the Services and the Premises Use, Purchaser or the LLC shall pay to the Seller the service fees at the rates set forth on Schedule A (the "Service Fees") and the monthly rental fees set forth on Schedule B (the "Rental") In addition, the Purchaser or the LLC shall reimburse the Seller for all taxes and any out-of-pocket costs and expenses incurred in providing such Services or granting the Premise Use. Neither the Purchaser nor the LLC shall be obligated to pay for any individual Service that has not been provided because it was terminated pursuant to Section 5.02 or Section 5.03. If Services are provided only for a portion of a month, the Purchaser or the LLC shall pay pro-rated Service Fees for the period during which the Services were provided, determined on a per diem basis.

        Section 3.02    Invoices for Services.    The Seller shall issue and deliver invoices to the Purchaser and the LLC in respect to the Services provided, out-of-pocket costs and expenses incurred in providing such Services and for the related taxes required to be paid on the Services, in arrears, but not more frequently than once each month. Purchaser shall pay (or cause the LLC to pay) all such invoices in full within thirty (30) days of the date on which such invoice is received by the Purchaser or by the LLC.

        Section 3.03    Invoices for Rental.    The Seller shall issue and deliver invoices to the Purchaser and the LLC in respect to the Rental, out-of-pocket costs and expenses incurred in providing the Premise Use and for the related taxes, if any, required to be paid relating to the Premise Use, in arrears but not more frequently than once each month. Purchaser shall pay (or cause the LLC to pay) all such invoices in full within thirty (30) days of the date on which such invoice is received by the Purchaser or by the LLC. Neither the Purchaser nor the LLC shall be obligated to pay Rental for any period during which the Premises have not been used by the LLC because the Premise Use was terminated pursuant to Section 5.02 or Section 5.03. If the LLC uses the Premises only for a portion of a month, the Purchaser or the LLC shall pay a pro-rated Rental for the period during which the Premises were used, determined on a per diem basis.

3

        Section 3.04    Cost of Parts and Material Support.    Seller shall provide pricing terms and conditions to Purchaser that are consistent with past practice for Parts and Material Support and shall supply such Parts and Material Support to the Purchaser at Applicable Cost as defined on Schedule A hereto.

        Section 3.05    Manner and Timing of Payments.    All payments made by the Purchaser or the LLC under this Agreement shall be by check or wire transfer of the payment amount to the Seller's account identified in Exhibit A attached hereto. All such payments shall be effective up receipt. If payment on any invoice or of the Rental is not received as specified herein on the applicable date, such amount shall be subject to a late payment charge calculated at one (1) % per month from the due date until payment is made.

ARTICLE 4.

INDEMNIFICATION

        Section 4.01    Indemnification by Seller.    The Seller agrees to indemnify and hold harmless the Purchaser, the LLC and their respective Affiliates, officers, directors, employees, shareholders, members, agents, successors and assigns from and against any and all loss, damage, settlement or expense (including reasonable legal expenses) resulting from the Seller's or its officers', employees', directors' or agents' gross negligence or willful misconduct of the Seller or its officers, employees, directors or agents in connection with the provision of the Premises or Services hereunder; provided, however, that no party shall be obligated to indemnify another Person for any loss, damage, settlement or expense caused by such Person's own gross negligence or willful misconduct. The Seller's aggregate liabilities pursuant to this Section 4.01 shall under no circumstances exceed the Service Fees, Rental and Parts and Material Support amounts paid by Purchaser or the LLC pursuant to Article III. Notwithstanding the foregoing, indemnification with respect to Parts and Material Support shall be subject to (i) the terms and conditions provided by Seller to the LLC under the order acknowledgment, bill of sale or receipt (if any) provided in connection with such Parts and Material Support, consistent with past practice between Purchaser and Seller, and (ii) to the extent not expressly provided for or waived under such order acknowledgment, bill of sale or receipt, the provisions of the Uniform Commercial Code.

        Section 4.02    Indemnification by the Purchaser.    The Purchaser and the LLC agree to indemnify and hold harmless the Seller and its Affiliates, officers, directors, employees, shareholders, agents, successors and assigns from and against any and all loss, damage, settlement or expense (including reasonable legal expenses) resulting from the Purchaser's or the LLC's or their respective officers', employees', directors' or agents' action or failure to act in connection with this Agreement or any gross negligence or willful misconduct of the Purchaser or the LLC or their respective officers, employee, directors or agents; provided, however, that no party shall be obligated to indemnify another Person for any loss, damage, settlement or expense caused by such Person's own gross negligence or willful misconduct.

        Section 4.03    Limitation of Certain Damages.    NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL SELLER, PURCHASER OR THE LLC BE LIABLE FOR INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR LOST REVENUES), AS A RESULT OF OR ARISING FROM THIS AGREEMENT, REGARDLESS OF WHETHER SUCH LIABILITY ARISES IN TORT, CONTRACT, BREACH OF WARRANTY, INDEMNIFICATION OR OTHERWISE.

4

        Section 4.04    Indemnification Procedure.    The obligations of the Seller or the Purchaser or the LLC to indemnify under this Agreement resulting from the assertion of liability against a Person by any third party (a "Claim") will be subject to the following terms and conditions:

          (a) Any party against whom any Claim is asserted will give the party required to provide indemnity hereunder written notice of any such Claim promptly after learning of such Claim, and the indemnifying party (the "Indemnifying Party") may at its option, subject to the last sentence of this Section 4.03 undertake the defense thereof by representatives of its own choosing. Failure to give prompt notice of a Claim hereunder shall not affect the Indemnifying Party's obligations under this Section 4.03 except to the extent the Indemnifying Party is materially prejudiced by such failure to give prompt notice. If the Indemnifying Party, within thirty (30) days after notice of any such Claim, or such shorter period as is reasonably required, fails to assume the defense of such Claim, the indemnified Person (an "Indemnitee"), against whom such Claim has been made will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk, and at the expense, of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Claim, subject to the last sentence of this Section 4.03, at any time prior to settlement, compromise or final determination thereof. Unless the Indemnifying Party unconditionally and irrevocably agrees that the Indemnitees are entitled to indemnification with respect to such claim, if the Indemnified Party so requests, the Parties shall jointly control such defense until the earliest of (A) the Indemnifying Party's unconditionally and irrevocably agreeing that the Indemnitee is entitled to indemnification with respect to such Claim, (B) the Indemnitee's unconditionally and irrevocably releasing the Indemnifying Party with respect to such Claim, and (C) either Party being found responsible with respect to such Claims pursuant to a final and non-appealable determination by a court of competent jurisdiction.

          (b) Notwithstanding anything in this Section 4.03 to the contrary, the Indemnifying Party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld, (A) that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such action, suit or proceeding or (B) that is for other than monetary damages.

ARTICLE 5.

TERM AND TERMINATION

        Section 5.01    Term.    The term of this Agreement shall commence on the Effective Date and shall continue for a period of twelve (12) months unless terminated in accordance with Section 5.02 or Section 5.03 or extended by mutual written agreement of the parties, which agreement shall set forth the length of the desired extension, the scope of the services to be provided, the portion of the Premises to be used, and the fees relating to such services and such use of the Premises, including any increase in such fees.

        Section 5.02    Termination for Default.    In the event that the Purchaser or the LLC shall be in default of any of their material obligations under this Agreement, the Seller shall have the right to terminate this Agreement, except with respect to the provision of Parts and Material Support (provided that Purchaser is not in default on payments with respect thereto), upon written notice to the Purchaser and the LLC of the default (which notice shall specify the default) and Purchaser's or the LLC's failure to cure such default within thirty (30) days following delivery of such notice. In the event that the Seller shall be in default of any of its material obligations under this Agreement, the Purchaser and the LLC have the right to terminate this Agreement upon written notice to the Seller of the

5

default (which notice shall specify the default) and the Seller's failure to cure such default within thirty (30) days following delivery of such notice.

        Section 5.03    Termination by Purchaser and LLC.    This Agreement may be terminated by the Purchaser and the LLC prior to the twelve-month term upon thirty (30) days' prior written notice to the Seller, and each specified Service and the use of any portion of the Premises may be separately terminated by the Purchaser and the LLC upon thirty (30) days' prior written notice to the Seller.

        Section 5.04    Effect of Termination.    Upon expiration or termination of this Agreement, all rights and obligations of the parties shall cease, except as provided in Section 5.05 and except that the Purchaser shall pay (or cause the LLC to pay) to the Seller within thirty (30) calendar days of the expiration or termination of this Agreement, all amounts that are or become due and payable as a result of the provision of Services or the Premise Use pursuant to this Agreement in the manner set forth in Article 3.

        Section 5.05    Survival.    Notwithstanding anything in this Agreement to the contrary, Article 4 and Article 6 shall survive the expiration or termination of this Agreement.

ARTICLE 6.

CONFIDENTIALITY

        Section 6.01    Disclosure.    Unless instructed otherwise by the Disclosing Party in writing, any Confidential Information received by the Recipient shall be kept in confidence and not be used for any purpose other than related to the Services and the Premise Use and shall only be disclosed to others as required for the Recipient to provide or receive, as the case may be, such Services and the Premise Use and only under obligations of confidence.

        Section 6.02    Return.    Both upon request and upon the termination of the supply of a Service, the Recipient shall return to the Disclosing Party, or certify to the Disclosing Party as to the destruction of, all Confidential Information, or, in the case of the termination of a particular Service, all Confidential Information relating exclusively to such terminated Service, and all copies thereof.

        Section 6.03    Disclosure Required by Law.    n the event that disclosure of Confidential Information is required by operation of law, the Recipient will (i) provide prompt written notice to the Disclosing Party and assist the Disclosing Party in seeking a protective order or other similar remedy, (ii) furnish only that portion of the Confidential Information that is, in the written opinion of reputable legal counsel, legally required to be provided and (iii) exercise reasonable efforts in good faith to ensure that confidential treatment is accorded to the Confidential Information.

        Section 6.04    Relief.    The Recipient agrees that unauthorized disclosure or use of the Confidential Information may cause irreparable harm and result in significant commercial damage to the Disclosing Party. The parties agree that the Disclosing Party shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of the covenants regarding Confidential Information without having to post a bond or prove actual damages incurred, in additional to all other remedies available at law and in equity.

ARTICLE 7.

GENERAL PROVISIONS

        Section 7.01    Interpretation.    In this Agreement, reference to a section or schedule, unless the context otherwise requires, is a reference to a section of or schedule to this Agreement. Capitalized

6

terms used herein not otherwise defined herein will have the meanings ascribed thereto in the Purchase Agreement.

        Section 7.02    Assignment.    This Agreement and any rights or obligations hereunder shall not be assigned by the parties hereto without the prior written consent of the other party.

        Section 7.03    Notices.    All notices and other communications required hereunder shall be in writing in the English language and shall be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address or telecopy number specified below:

    If to the Purchaser or the LLC:

        JetBlue Airways Corporation
        80-02 Kew Gardens Road
        Kew Gardens, New York 11415
        Attention: James G. Hnat, Esq.
        Facsimile No.: (718) 286-4240

    with copy to:

        Nixon Peabody LLP
        437 Madison Avenue
        New York, New York 10022
        Attention: Richard F. Langan, Jr., Esq.
        Facsimile No.: (212) 940-3111

    If to the Seller:

        Harris Corporation
        1025 West NASA Blvd.
        Melbourne, FL 32919
        Attention: Scott T. Mikuen
        Facsimile No.: (321) 727-9234

    with copy to:

        Harris Corporation
        1025 West NASA Blvd.
        Melbourne, FL 32919
        Attention: Corporate Secretary
        Facsimile No.: (321) 727-9625

        Section 7.04    Force Majeure.    The parties hereto shall not be liable in any matter for failure or delay of performance of all or party of this Agreement (other than payment obligations), directly or indirectly, owing to any acts of God, governmental orders or restrictions, strikes or other labor disturbances, riots, embargoes, power failures, telecommunication line failures, revolutions, wars (declared or undeclared), sabotages, fires, floods or any other causes or circumstances beyond the control of the parties. The party experiencing such delay or failure shall use commercially reasonable efforts to give prompt notice to the other party and shall use reasonable efforts to remove the causes or circumstances of nonperformance with dispatch and on a consistent basis.

        Section 7.05    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard of the laws that might otherwise govern under the applicable principles of conflicts of law of the State of New York.

7

        Section 7.06    Waiver.    The failure of the Seller, the Purchaser or the LLC to enforce a right under this Agreement shall not act as a waiver of that right or the ability to assert that right relative to the particular situation involved. The waiver by the parties hereto of a breach by any provision contained in this Agreement shall be effective only if set forth in writing signed by all of the parties and shall in no way be construed as a waiver of any succeeding breach of such provision, the waiver of the provision itself, or the waiver of any other provision or breach or this Agreement.

        Section 7.07    Headings.    Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to define, interpret, describe or otherwise limit the scope, extent or intent of this Agreement or any of its provisions.

        Section 7.08    Severability.    If any provisions of this Agreement shall be held void, invalid, illegal or unenforceable, that provision shall be modified or eliminated to the minimum extent necessary that will achieve, to the extent possible, the purpose of such provision and the Agreement shall otherwise remain in full force and effect and enforceable.

        Section 7.09    Successors and Assigns; Beneficiaries.    The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Seller, the Purchaser, the LLC and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights hereunder may be assigned or otherwise transferred without the written consent of the other party. The provisions of this Agreement are not intended to be for the benefit of any third party on whom benefits are not specifically conferred by this Agreement.

        Section 7.10    Entire Agreement; Amendment.    This Agreement, all Schedules and Exhibits hereto, and the provision of the Purchase Agreement referenced herein constitute the entire and exclusive agreement among the parties relating to the subject matter hereof, and all other prior negotiations, representations, understandings and agreements are expressly superseded hereby. No agreements amending or supplementing the terms hereof shall be effective except by means of a written document duly executed by the duly authorized representatives of both parties.

        Section 7.11    Counterparts; Facsimile Delivery.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument when each of the parties has signed and delivered to the other parties one or more counterparts. Execution of this Agreement may be made by facsimile signature which, for all purposes, shall be deemed to be an original signature.

        Section 7.12    Further Assurances.    Each of the parties hereto, upon request from any other party hereto, shall execute and deliver such documents and take such actions as may be reasonably requested in order to fully carry out the intent and purposes of this Agreement.

        Section 7.13    Litigation Costs.    In the event it becomes necessary for a party hereto to initiate litigation for the purpose of enforcing any of its rights hereunder or for the purpose of seeking damages for any violation of this Agreement then, in addition to any and all other judicial remedies that may be granted, the prevailing party shall be entitled to recover attorneys' fees and all other costs sustained by it in connection with that litigation.

        Section 7.14    Waiver of Jury Trial.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8

        IN WITNESS WHEREOF, the parties hereto have caused their duly authorize representative to execute this Agreement as of the Effective Date first set forth above.

HARRIS CORPORATION
By:	Name: Title:
JETBLUE AIRWAYS CORPORATION
By:	Name: Title:
LIVETV, LLC.
By:	Name: Title:

9

Exhibit C-2
to
Membership Interest Purchase Agreement

TRANSITION SERVICES AGREEMENT

        TRANSITION SERVICES AGREEMENT (this "Agreement") dated as of                        , 2002, by and among Thales Avionics In-Flight Systems, LLC, a Delaware limited liability company (the "Seller"), JetBlue Airways Corporation, a Delaware corporation (the "Purchaser"), and LiveTV, LLC, a Delaware limited liability company (the "LLC").

W I T N E S S E T H:

        WHEREAS, the Seller, the Purchaser, Harris Corporation, ("Harris"), Class II Member, Individual A, Individual B and Individual C (collectively, the "Other Sellers") have entered into a Membership Interest Purchase Agreement, dated as of September     , 2002 (the "Purchase Agreement"), pursuant to which on the date hereof, the Seller, Harris and the Other Sellers will sell to the Purchaser, and the Purchaser will purchase from the Seller, Harris and the Other Sellers 100% of the membership interest in the LLC; and

        WHEREAS, the Purchaser desires the Seller to continue to provide certain services to, and permit the use of certain office space by, the LLC after the Seller's sale of its membership interest in the LLC to the Purchaser, and the Seller desires to provide such services and to permit the use of such office space, all upon the terms and conditions set forth herein; and

        NOW, THEREFORE, in consideration of the premises set forth above and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE 1.

DEFINITIONS

        As used in this Agreement, the following terms shall have the following meanings:

        "Confidential Information" shall mean any information of a party (the "Disclosing Party") or its customers designated as confidential and includes, without limitation, any business, marketing, technical information and scientific information, trade secrets, processes, designs, data, formulae, plans, prototypes, software, source code, customer information and lists, research, business opportunities, agreements and other information related to or arising from the Services or the Premise Use (as defined in Section 2.01 below) and which may be in any form or medium; provided that any such information disclosed in non-written form shall be reduced to writing within thirty (30) days of its disclosure to the Recipient. Notwithstanding the foregoing, Confidential Information shall not include any information that (a) is in the public domain without such disclosure being as a result, directly or indirectly, of a breach of the obligations of confidence, secrecy or non-use by the other party (the "Recipient"); or (b) was previously known to the Recipient, reasonable proof of which lies upon the Recipient; or (c) was received by the Recipient without any obligations of confidence from a source (other than Disclosing Party or its customers) lawfully having possession of such information; or (d) is released or disclosed to the public by the Disclosing Party; or (e) is required to be disclosed by operation of law.

        "Effective Date" means the date of this Agreement.

        "Premises" means that portion of the facilities as outlined in Schedule B hereto, together with appurtenances thereto.

        "Services" means the services described on Schedule A.

ARTICLE 2.

PREMISES, SERVICES, AND PRODUCTS

        Section 2.01    Premise Use.    To the extent permitted by the Lease Agreement between Seller and SBMC Redhill, LLC (the "Landlord"), dated December 5, 1997, as amended (the "Overlease"), during the term (as defined in the first sentence of Section 5.01 below), the Seller hereby grants to the Purchaser and the LLC the permission for the employees, subcontractors, and consultants of the LLC to enter into and use that certain portion (the "Premises") set forth on Schedule B hereto of the Seller's offices located at 17481 Red Hill Avenue, Irvine, California, and to use the equipment, furniture, and fixtures therein, on a non-exclusive basis, and to substantially the same extent and in substantially the same manner as entered into and used by the LLC's employees on or about the Effective Date (the "Premise Use"); provided, however, that such subcontractors or consultants of the LLC shall not be permitted to continuously use the Premises without Seller's prior written consent. The Purchaser and the LLC shall not commit or permit to be committed on the Premises, or in Seller's offices within which the Premises are located, any act or omission that violates any term or condition of the Overlease.

        Section 2.02    Premise-Related Services.    As additional consideration for the Rental (as defined in Section 3.01 below), Seller shall provide or cause to be provided to the Premises mailroom and receptionist services, maintenance, trash removal, cleaning, electricity, heat, water and any other utilities, telephone, facsimile, and photocopy equipment, postage, and photocopier paper used by the LLC's employees, subcontractors, and consultants at the Premises during the Term, in each case, at substantially the same level and quality of services as was provided on or about the Effective Date.

        Section 2.03    Casualty, Accidents.    The Seller shall not be liable (i) for any loss or damage to the LLC's or Purchaser's property or to any property of any other Person, arising from any cause or event, including, without limitation, loss or damage caused by theft, vandalism, illegal entry, steam, gas, electricity, water and rain, whether the same may leak into, issue or flow from any part of the real property of which the Premises are a part, or from the pipes or plumbing work of such real property, or from any cause whatsoever, or (ii) for any interruptions of services provided hereunder, or (iii) for any damage either to Persons or to property sustained by the LLC or the Purchaser, their respective employees, subcontractors, consultants, agents or invitees within or upon the Premises, in each case, unless caused by the gross negligence or willful misconduct of the Seller or its employees, agents or invitees. The Purchaser and the LLC shall indemnify and hold harmless the Seller, its employees, agents and invitees against and from any liability or expense, including the costs of defense thereof, including reasonable attorney's fees, on account of (A) any accident or injury to the Purchaser or the LLC or their respective employees, subcontractors, consultants, agents, servants, customers, invitees or visitors or any of them who may be injured or suffer an accident in the Premises, and (B) the use of the Premises by the Purchaser or the LLC or their respective employees, subcontractors, consultants, agents and invitees, except in each case to the extent that such liability is caused by the gross negligence or intentional misconduct of the Seller or its employees, agents or invitees.

        Section 2.04    Insurance.    The Purchaser and the LLC shall maintain all such insurance coverage as is required to be maintained by the Seller under the Overlease, which coverage will name the Purchaser, the LLC, the Seller and the Landlord as insureds. The Purchaser and the LLC shall furnish the Seller with evidence of such insurance upon request.

        Section 2.05    Maintenance; Surrender of Premises; No Assignment.    The maintenance and repair of the Premises shall be the sole obligation of the LLC and the Purchaser. Upon termination of the Premise Use, the LLC's employees, subcontractors, and consultants shall vacate the Premises and deliver them to the Seller, along with all keys and or/access cards, in broom clean condition, and

2

otherwise in the same condition as they were in as of the Effective Date, ordinary wear and tear excepted. Purchaser and the LLC may not assign or sublet their rights with respect to the Premises.

        Section 2.06    Provision of Services and Requests for Services.    The Seller shall supply the Services, up to the maximum number of service hours per month specified on Schedule A, to the LLC and at the Premises, or at such other place upon which the parties mutually agree. Except for payroll processing, all requests for Services shall be given to Seller in writing one week prior to the date on which such Services are to be provided to the LLC, and such requests shall be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer with confirmation receipt or one business day after having been dispatched by a nationally recognized overnight courier service to [Contact Person] at the address specified for Seller in Section 7.03.

        Section 2.07    Quality and Scope of Services.    The Seller shall use commercially reasonable efforts to perform the Services in a manner, amount, and quality substantially consistent with past practice or any such improved practices as the Seller deems reasonably prudent. The Seller will use reasonable efforts to conform to business standards, but will not be liable to the Purchaser or the LLC for failure to meet such standards, except as a result of the Seller's gross negligence or willful misconduct.

        Section 2.08    Additional Services.    In the event that the LLC requires an increase in the nature or the maximum number of monthly hours of Services as set forth on Schedule A, Seller agrees to consider in good faith any request by the Purchaser or the LLC to provide such incremental services. However, the Seller shall have no responsibility for providing such incremental services and shall have the sole right to determine the scope of such incremental services and the hourly fees therefor, which hourly fees may exceed those set forth on Schedule A.

        Section 2.09    Products.    For the term specified in the last sentence of Section 5.01, the Seller shall continue to accept, subject to availability and at catalogue prices, purchase orders for the sale to the LLC of all parts and material (the "Products") customarily provided to the LLC by Seller or or about the date hereof in respect of Existing Company Products (as defined in the Technology License Agreement between Thales and the LLC, effective as of the date hereof).

        Section 2.10    Independent Contractor.    The Seller shall perform the Services under this Agreement as an independent contractor and as such shall have and maintain exclusive control over all of its own employees, agents, subcontractors and operations as of the Effective Date. The Seller shall not be, act as, purport to act as or be deemed to be the agent, representative, employee or servant of the Purchaser or the LLC.

ARTICLE 3.

COST OF SERVICES AND PREMISE USE

        Section 3.01    Cost of Services and Premise Use.    In consideration of the provision of the Services and the Premises Use, Purchaser or the LLC shall pay to the Seller the service fees at the rates set forth on Schedule A (the "Service Fees") and the monthly rental fees set forth on Schedule B (the "Rental"); provided however, that in the event of an escalation of rental fees to the Landlord under the Overlease, there shall be a commensurate increase of the Rental. In addition, the Purchaser or the LLC shall reimburse the Seller for all taxes and any out-of-pocket costs and expenses incurred in providing such Services or granting the Premise Use. Neither the Purchaser nor the LLC shall be obligated to pay for any individual Service that has not been provided because it was terminated pursuant to Section 5.02 or Section 5.03. If Services are provided only for a portion of a month, the Purchaser or the LLC shall pay pro-rated Service Fees for the period during which the Services were provided, determined on a per diem basis.

3

        Section 3.02    Invoices for Services.    The Seller shall issue and deliver invoices to the Purchaser and the LLC in respect to the Services provided, out-of-pocket costs and expenses incurred in providing such Services and for the related taxes required to be paid on the Services, in arrears, but not more frequently than once each month. Purchaser shall pay (or cause the LLC to pay) all such invoices in full within thirty (30) days of the date on which such invoice is received by the Purchaser or by the LLC.

        Section 3.03    Invoices for Rental.    The Seller shall issue and deliver invoices to the Purchaser and the LLC in respect to the Rental, out-of-pocket costs and expenses incurred in providing the Premise Use and for the related taxes, if any, required to be paid relating to the Premise Use, in arrears but not more frequently than once each month. Purchaser shall pay (or cause the LLC to pay) all such invoices in full within thirty (30) days of the date on which such invoice is received by the Purchaser or by the LLC. Neither the Purchaser nor the LLC shall be obligated to pay Rental for any period during which the Premises have not been used by the LLC because the Premise Use was terminated pursuant to Section 5.02 or Section 5.03. If the LLC uses the Premises only for a portion of a month, the Purchaser or the LLC shall pay a pro-rated Rental for the period during which the Premises were used, determined on a per diem basis.

        Section 3.04    Manner and Timing of Payments.    All payments made by the Purchaser or the LLC under this Agreement shall be by check or wire transfer of the payment amount to the Seller's account identified in Exhibit A attached hereto. All such payments shall be effective up receipt. If payment on any invoice or of the Rental is not received as specified herein on the applicable date, such amount shall be subject to a late payment charge calculated at ten (10) % per month from the due date until payment is made.

ARTICLE 4.

INDEMNIFICATION

        Section 4.01    Indemnification by Seller.    The Seller agrees to indemnify and hold harmless the Purchaser, the LLC and their respective Affiliates, officers, directors, employees, shareholders, members, agents, successors and assigns from and against any and all loss, damage, settlement or expense (including reasonable legal expenses) resulting from the Seller's or its officers', employees', directors' or agents' actions or failures to act in connection with this Agreement or any gross negligence or willful misconduct of the Seller or its officers, employees, directors or agents; provided, however, that no party shall be obligated to indemnify another Person for any loss, damage, settlement or expense caused by such Person's own gross negligence or willful misconduct. Under no circumstances will the Seller be liable to the Purchaser, the LLC or any other Person for any incidental, consequential, or punitive damages in connection with the subject matter of this Agreement. The Seller's aggregate liabilities hereunder, including pursuant to this Section 4.01, shall under no circumstances exceed the Service Fees and the Rental paid by Purchaser or the LLC pursuant to Section 3.01. The provisions of this Section 4.01 are exclusive of any customary seller's or manufacturer's warranties with respect to the Products sold to the LLC pursuant to Section 2.09, and indemnification, if any, for the Products sold to the LLC shall be subject to the terms and conditions provided by the Seller to the LLC under the purchase order, order acknowledgment, bill of sale or receipt (if any), or invoice, or related documents.

        Section 4.02    Indemnification by the Purchaser.    The Purchaser and the LLC agree to indemnify and hold harmless the Seller and its Affiliates, officers, directors, employees, shareholders/members, agents, successors and assigns from and against any and all loss, damage, settlement or expense (including reasonable legal expenses) resulting from the Purchaser's or the LLC's or their respective officers', employees', directors' or agents' action or failure to act in connection with this Agreement or any gross negligence or willful misconduct of the Purchaser or the LLC or their respective officers,

4

employee, directors or agents; provided, however, that no party shall be obligated to indemnify another Person for any loss, damage, settlement or expense caused by such Person's own gross negligence or willful misconduct. Under no circumstance will the Purchaser or the LLC be liable to Seller or any other Person for any incidental or consequential damages in connection with the subject matter of this Agreement.

        Section 4.03    Indemnification Procedure.    The obligations of the Seller or the Purchaser or the LLC to indemnify under this Agreement resulting from the assertion of liability against a Person by any third party (a "Claim") will be subject to the following terms and conditions:

          (a)  Any party against whom any Claim is asserted will give the party required to provide indemnity hereunder written notice of any such Claim promptly after learning of such Claim, and the indemnifying party (the "Indemnifying Party") may at its option, subject to the last sentence of this Section 4.03 undertake the defense thereof by representatives of its own choosing. Failure to give prompt notice of a Claim hereunder shall not affect the Indemnifying Party's obligations under this Section 4.03 except to the extent the Indemnifying Party is prejudiced by such failure to give prompt notice. If the Indemnifying Party, within thirty (30) days after notice of any such Claim, or such shorter period as is reasonably required, fails to assume the defense of such Claim, the indemnified Person (an "Indemnitee"), against whom such Claim has been made will (upon further notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk, and at the expense, of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Claim, subject to the last sentence of this Section 4.03, at any time prior to settlement, compromise or final determination thereof. Unless the Indemnifying Party unconditionally and irrevocably agrees that the Indemnitees are entitled to indemnification with respect to such claim, if the Indemnified Party so requests, the Parties shall jointly control such defense until the earliest of (A) the Indemnifying Party's unconditionally and irrevocably agreeing that the Indemnitee is entitled to indemnification with respect to such Claim, (B) the Indemnitee's unconditionally and irrevocably releasing the Indemnifying Party with respect to such Claim, and (C) either Party being found responsible with respect to such Claims pursuant to a final and non-appealable determination by a court of competent jurisdiction.

          (b)  Notwithstanding anything in this Section 4.03 to the contrary, the Indemnifying Party shall not enter into any settlement or compromise of any action, suit or proceeding or consent to the entry of any judgment without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld, (A) that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such action, suit or proceeding or (B) that is for other than monetary damages.

ARTICLE 5.

TERM AND TERMINATION

        Section 5.01    Term.    The term of this Agreement with respect to the Services and the Premise Use shall commence on the Effective Date and shall continue for a period of six (6) months unless terminated in accordance with Section 5.02 or Section 5.03 or extended by mutual written agreement of the parties, which agreement shall set forth the length of the desired extension, the scope of the services to be provided, the portion of the Premises to be used, and the fees relating to such services and such use of the Premises, including any increase in such fees. Notwithstanding the foregoing, the term of this Agreement with respect to the acceptance of purchase orders for Products pursuant to Section 2.09 shall commence on the Effective Date and continue for a period of twelve (12) months.

5

        Section 5.02    Termination for Default.    In the event that the Purchaser or the LLC shall be in material default of any of their obligations under this Agreement, the Seller shall have the right to terminate this Agreement upon written notice to the Purchaser and the LLC of the default (which notice shall specify the default) and Purchaser's or the LLC's failure to cure such default within thirty (30) days following delivery of such notice, provided, however, that the Seller shall not have the right to terminate its obligations under Section 2.09 unless the LLC or the Purchaser is in default on payments with respect to the Products or is otherwise in breach under the applicable terms and conditions provided by the Seller to the LLC under the purchase order, order acknowledgement, bill of sale or receipt (if any), or invoice, and/or related documents for such Products. In the event that the Seller shall be in material default of any of its obligations under this Agreement, the Purchaser and the LLC have the right to terminate this Agreement upon written notice to the Seller of the default (which notice shall specify the default) and the Seller's failure to cure such default within thirty (30) days following delivery of such notice.

        Section 5.03    Termination by Purchaser and LLC.    This Agreement may be terminated by the Purchaser and the LLC prior to the six-month term upon thirty (30) days' prior written notice to the Seller, and each specified Service and the use of any portion of the Premises may be separately terminated by the Purchaser and the LLC upon thirty (30) days' prior written notice to the Seller.

        Section 5.04    Effect of Termination.    Upon expiration or termination of this Agreement, all rights and obligations of the parties shall cease, except as provided in Section 5.05 and except that the Purchaser shall pay (or cause the LLC to pay) to the Seller within thirty (30) calendar days of the expiration or termination of this Agreement, all amounts that are or become due and payable as a result of the provision of Services or the Premise Use pursuant to this Agreement in the manner set forth in Article 3.

        Section 5.05    Survival.    Notwithstanding anything in this Agreement to the contrary, Article 4 and Article 6 shall survive the expiration or termination of this Agreement.

ARTICLE 6.

CONFIDENTIALITY

        Section 6.01    Disclosure.    Unless instructed otherwise by the Disclosing Party in writing, any Confidential Information received by the Recipient shall be kept in confidence and not be used for any purpose other than related to the Services and the Premise Use and shall only be disclosed to others as required for the Recipient to provide or receive, as the case may be, such Services and the Premise Use and only under obligations of confidence.

        Section 6.02    Return.    Both upon request and upon the termination of the supply of a Service, the Recipient shall return to the Disclosing Party, or certify to the Disclosing Party as to the destruction of, all Confidential Information, or, in the case of the termination of a particular Service, all Confidential Information relating exclusively to such terminated Service, and all copies thereof.

        Section 6.03    Disclosure Required by Law.    In the event that disclosure of Confidential Information is required by operation of law, the Recipient will (i) provide prompt written notice to the Disclosing Party and assist the Disclosing Party in seeking a protective order or other similar remedy, (ii) furnish only that portion of the Confidential Information that is, in the written opinion of reputable legal counsel, legally required to be provided and (iii) exercise reasonable efforts in good faith to ensure that confidential treatment is accorded to the Confidential Information.

        Section 6.04    Relief.    The Recipient agrees that unauthorized disclosure or use of the Confidential Information may cause irreparable harm and result in significant commercial damage to the Disclosing Party. The parties agree that the Disclosing Party shall be entitled to equitable relief, including

6

injunction and specific performance, in the event of any breach of the covenants regarding Confidential Information without having to post a bond or prove actual damages incurred, in additional to all other remedies available at law and in equity.

ARTICLE 7.

GENERAL PROVISIONS

        Section 7.01    Interpretation.    In this Agreement, reference to a section or schedule, unless the context otherwise requires, is a reference to a section of or schedule to this Agreement. Capitalized terms used herein not otherwise defined herein will have the meanings ascribed thereto in the Purchase Agreement.

        Section 7.02    Intentionally Omitted.

        Section 7.03    Notices.    All notices and other communications required hereunder shall be in writing in the English language and shall be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address or telecopy number specified below:

    If to the Purchaser or the LLC:

    JetBlue Airways Corporation
    80-02 Kew Gardens Road
    Kew Gardens, New York 11415
    Attention: James G. Hnat, Esq.
    Facsimile No.: (718) 286-4240

    with copy to:

    Nixon Peabody LLP
    437 Madison Avenue
    New York, New York 10022
    Attention: Richard F. Langan, Jr., Esq.
    Facsimile No.: (212) 940-3111

    If to the Seller:

    Thales Avionics In-Flight Systems
    17481 Red Hill Avenue
    Irvine, CA 92614-5630
    Attention: William R. Black, Esq.
    Facsimile No.: (949) 660-1742

        Section 7.04    Force Majeure.    The parties hereto shall not be liable in any matter for failure or delay of performance of all or party of this Agreement (other than payment obligations), directly or indirectly, owing to any acts of God, governmental orders or restrictions, strikes or other labor disturbances, riots, embargoes, power failures, telecommunication line failures, revolutions, wars (declared or undeclared), sabotages, fires, floods or any other causes or circumstances beyond the control of the parties. The party experiencing such delay or failure shall use commercially reasonable efforts to give prompt notice to the other party and shall use reasonable efforts to remove the causes or circumstances of nonperformance with dispatch and on a consistent basis.

7

        Section 7.05    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard of the laws that might otherwise govern under the applicable principles of conflicts of law of the State of New York.

        Section 7.06    Waiver.    The failure of the Seller, the Purchaser or the LLC to enforce a right under this Agreement shall not act as a waiver of that right or the ability to assert that right relative to the particular situation involved. The waiver by the parties hereto of a breach by any provision contained in this Agreement shall be effective only if set forth in writing signed by all of the parties and shall in no way be construed as a waiver of any succeeding breach of such provision, the waiver of the provision itself, or the waiver of any other provision or breach or this Agreement.

        Section 7.07    Headings.    Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to define, interpret, describe or otherwise limit the scope, extent or intent of this Agreement or any of its provisions.

        Section 7.08    Severability.    If any provisions of this Agreement shall be held void, invalid, illegal or unenforceable, that provision shall be modified or eliminated to the minimum extent necessary that will achieve, to the extent possible, the purpose of such provision and the Agreement shall otherwise remain in full force and effect and enforceable.

        Section 7.09    Successors and Assigns; Beneficiaries.    The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Seller, the Purchaser, the LLC and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights hereunder may be assigned or otherwise transferred by the Purchaser or the LLC without the written consent of the Seller. The provisions of this Agreement are not intended to be for the benefit of any third party on whom benefits are not specifically conferred by this Agreement.

        Section 7.10    Entire Agreement; Amendment.    This Agreement, all schedules and exhibits hereto, and the provision of the Purchase Agreement referenced herein constitute the entire and exclusive agreement among the parties relating to the subject matter hereof, and all other prior negotiations, representations, understandings and agreements are expressly superseded hereby. No agreements amending or supplementing the terms hereof shall be effective except by means of a written document duly executed by the duly authorized representatives of both parties.

        Section 7.11    Counterparts; Facsimile Delivery.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument when each of the parties has signed and delivered to the other parties one or more counterparts. Execution of this Agreement may be made by facsimile signature which, for all purposes, shall be deemed to be an original signature.

        Section 7.12    Further Assurances.    Each of the parties hereto, upon request from any other party hereto, shall execute and deliver such documents and take such actions as may be reasonably requested in order to fully carry out the intent and purposes of this Agreement.

8

        IN WITNESS WHEREOF, the parties hereto have caused their duly authorize representative to execute this Agreement as of the Effective Date first set forth above.

THALES AVIONICS IN-FLIGHT SYSTEMS, LLC
By:
Name: Title:
JET BLUE AIRWAYS CORPORATION
By:
Name: Title:
LIVETV, LLC
By:
Name: Title:

9

Exhibit D-1
to
Membership Interest Purchase Agreement

NON-SOLICITATION AGREEMENT

        This Non-Solicitation Agreement (this "Agreement") is dated as of                , 2002, among HARRIS CORPORATION, a Delaware corporation (the "Seller"), JETBLUE AIRWAYS CORPORATION, a Delaware corporation (the "Purchaser"), and LIVETV, LLC, a Delaware limited liability company (the "LLC").

        WHEREAS, the Seller, and Thales Avionics In-Flight Systems, LLC, In-Flight Liquidating, LLC, Glenn S. Latta, Jeffrey A. Frisco and Andreas de Greef (collectively, the "Other Sellers") and Purchaser have entered into a Membership Interest Purchase Agreement, dated as of September    , 2002 (the "Purchase Agreement"), pursuant to which on the date hereof Seller and the Other Sellers shall sell to Purchaser, and Purchaser shall purchase from the Seller and the Other Sellers (the "Sale"), 100% of the membership interest in the LLC; and

        WHEREAS, one of the conditions to the consummation of the transactions contemplated by the Purchase Agreement is that Purchaser and Seller enter into this Agreement; and

        WHEREAS, the parties acknowledge that an important part of the benefits which each of the parties hereto will receive in connection with the transactions contemplated by the Purchase Agreement are the non-solicitation covenants of each other party contained in this Agreement; and

        WHEREAS, to induce Purchaser and Seller, respectively, to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, Purchaser and Seller have agreed to enter into this Agreement; and

        WHEREAS, the provisions contained in this Agreement are essential to protect the value of the business of the LLC acquired by Purchaser pursuant to the Purchase Agreement.

        NOW, THEREFORE, in consideration of the premises set forth above and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties, intending to be legally bound, agree as follows:

        SECTION 1.    Definitions:

        (a)  "Covered Purchaser Person" shall mean the employees of any Purchaser Entity and any of the persons listed on Schedule A hereto;

        (b)  "Covered Seller Person" shall mean any employee of Seller as of the date of this Agreement;

        (c)  "Purchaser Entities" shall mean Purchaser and LLC and their respective Affiliates;

        (d)  "Seller Entity" shall mean the Seller and its Affiliates;

        (e)  "Protected Parties" shall mean the Purchaser Entities or Seller Entity protected under Sections 2 or 3, respectively, of this Agreement;

        (f)    "Restricted Parties" shall mean the Purchaser Entities or Seller Entity restricted under Sections 2 or 3, respectively, of this Agreement; and

        (g)  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement as in effect on the date of this Agreement.

        SECTION 2.    Protected Purchaser Entities.    (a)  Non-Solicitation.    During the period from the date hereof and ending on the second anniversary thereof, the Seller Entity shall not directly or indirectly, on its own behalf or on behalf of any other person in any manner whatsoever: (i) without the prior written consent of Purchaser, induce, request, solicit, encourage or assist, or attempt to do any of the foregoing, any Covered Purchaser Person to terminate his, her or its employment or association with a Purchaser Entity or in any manner interfere with the relationship of a Purchaser Entity with such Covered Purchaser Person, provided, however, the provisions of this paragraph shall not restrict any Seller Entity from hiring, soliciting for employment or consulting with (x) the individuals set forth on Schedule B hereto, (y) a Covered Purchaser Person if such Covered Purchaser Person's employment was terminated by a Purchaser Entity or such Covered Purchaser Person had ceased to be employed or retained by a Purchaser Entity for at least twelve months prior to the date of being solicited for hiring by a Seller Entity or (z) making a solicitation if it is in the form of a general solicitation (such as for employment or a request for proposals) in newspaper advertisements or other periodicals of general circulation not specifically targeted to Covered Purchaser Persons; or (ii) intentionally induce or assist others to induce any supplier of goods or services to any Purchaser Entity, whether existing on the date hereof or hereafter arising, to terminate its relationship with such Purchaser Entity or do anything, directly or indirectly, to adversely interfere with the business relationship between a Purchaser Entity and any such person.

        (b)  No-Hire of Covered Purchaser Persons.    The Seller Entity agrees that for a period of twelve months after the date hereof, it will not directly or indirectly offer employment to or hire any Covered Purchaser Person employed by any Purchaser Entity on the date hereof without the prior written consent of such Purchaser Entity; provided, however, the provisions of this paragraph shall not restrict any Seller Entity from hiring or consulting with a Covered Purchaser Person if (i) such Covered Purchaser Person's employment was terminated by a Purchaser Entity, (ii) such Covered Purchaser Person had ceased to be employed or retained by a Purchaser Entity for at least twelve months prior to the date of being solicited for hiring by a Seller Entity, or (iii) such Covered Purchaser Person responded to a general solicitation (such as for employment or a request for proposals) in newspaper advertisements or other periodicals of general circulation not specifically targeted to Covered Purchaser Persons.

        SECTION 3.    Protected Seller Entity.    (a)  Non-Solicitation.    During the period from the date hereof and ending on the second anniversary thereof, the Purchaser Entities shall not, and shall cause their Affiliates not to, directly or indirectly, on their own behalf or on behalf of any other person in any manner whatsoever: (i) without the prior written consent of the Seller, induce, request, solicit, encourage or assist, or attempt to do any of the foregoing, any Covered Seller Person to terminate his, her or its employment or association with a Seller Entity or in any manner interfere with the relationship of a Seller Entity with such Covered Seller Person, provided, however, the provisions of this paragraph shall not restrict the Purchaser Entities from hiring, soliciting for employment or consulting with (x) a Covered Seller Person if such Covered Seller Person's employment was terminated by the Seller Entity that employs such Covered Seller Person or such Covered Seller Person had ceased to be employed or retained by a Seller Entity for at least twelve months prior to the date of being solicited for hiring by a Purchaser Entity, or (y) a Covered Seller Person who responded to a general solicitation (such as for employment or a request for proposals) in newspaper advertisements or other periodicals of general circulation not specifically targeted to Covered Seller Persons; or (ii) intentionally induce or assist others to induce any supplier of goods or services to any Seller Entity, whether existing on the date hereof or hereafter arising, to terminate its relationship with such Seller Entity or do anything, directly or indirectly, to adversely interfere with the business relationship between a Seller Entity and any such person.

        (b)  No-Hire of Covered Seller Persons.    Each Purchaser Entity agrees that for a period of twelve months after the date hereof, neither it nor any of its Affiliates will directly or indirectly offer employment to or hire any Covered Seller Person employed by any Seller Entity as of the date hereof without the prior written consent of the Seller, provided, however, the provisions of this paragraph shall not restrict the Purchaser Entities from hiring or consulting with a Covered Seller Person if (i) such Covered Seller Person's employment was terminated by the Seller Entity that employs such Covered Seller Person, (ii) such Covered Seller Person had ceased to be employed or retained by a Seller Entity

2

for at least twelve months prior to the date of being solicited for hiring by a Purchaser Entity, or (iii) such Covered Seller Person responded to a general solicitation (such as for employment or a request for proposals) in newspaper advertisements or other periodicals of general circulation not specifically targeted to Covered Seller Persons.

        SECTION 4.    Remedy.    In the event that any Restricted Party breaches any provision of this Agreement, the applicable Protected Party shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which shall be in addition to, and not in lieu of, any other rights and remedies available to a Protected Party under law or in equity, and each of which may be pursued by a Protected Party in any order desired:

        (a)  Specific Performance.    In the event that any Restricted Party breaches any provision hereof, the Protected Party shall have the right and remedy to have the provisions of this Agreement specifically enforced by injunctive relief in any court of competent jurisdiction, without posting a bond or other security of any kind whatsoever, it being agreed that any breach of this Agreement would cause irreparable injury to the Protected Parties and that money damages alone would not provide an adequate remedy to the Protected Parties.

        (b)  Damages and Other Remedies.    In the event that any Restricted Party breaches any provision hereof, the Restricted Parties shall be liable to the applicable Protected Party for all losses and damages suffered by such Protected Party as a result thereof and any other right or remedy which such Protected Party may have at law or in equity; provided, however, the Protected Parties shall not be entitled to reimbursement for consequential, indirect, incidental, special or punitive damages.

        (c)  Costs of Enforcement.    In the event a Restricted Party is found to have breached its obligations in Sections 2 or 3 of this Agreement, the applicable Protected Party shall have the right to be paid by such Restricted Party for all of the Protected Party's reasonable costs and expenses, including reasonable attorneys' fees and disbursements, incurred in enforcing the terms of this Agreement.

        SECTION 5.    Judicial Modification.    The parties hereto acknowledge and agree that the provisions of this Agreement are reasonable and valid in duration and scope and in all other respects. If any court of competent jurisdiction determines that any of the provisions of this Agreement, or any part thereof, is invalid or unenforceable, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

        SECTION 6.    Severability.    The parties hereto acknowledge and agree that, in the event that any of the provisions of this Agreement are determined, notwithstanding Section 5 hereof, to be invalid or unenforceable, the remainder of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

        SECTION 7.    Waiver.    The waiver or consent by a Protected Party of any breach by a Restricted Party of any provision of this Agreement shall not operate as or be construed as a waiver of or consent to any subsequent breach thereof.

        SECTION 8.    Amendment.    This Agreement may be amended, modified or terminated only by a written instrument executed by the parties hereto.

        SECTION 9.    Notices.    All notices and other communications required hereunder shall be in writing in the English language and shall be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer or one business day after having been dispatched by

3

a nationally recognized overnight courier service to the appropriate party at the address or telecopy number specified below:

        If to Seller:

    Harris Corporation
    1025 West NASA Blvd.
    Melbourne, FL 32919
    Attention: Scott T. Mikuen
    Facsimile No.: (321) 727-9234

        with copy to:

    Harris Corporation
    1025 West NASA Blvd.
    Melbourne, FL 32919
    Attention: Corporate Secretary
    Facsimile No.: (321) 727-9625

        If to the Purchaser or the LLC:

    JetBlue Airways Corporation
    80-02 Kew Gardens Road
    Kew Gardens, New York 11415
    Attention: James G. Hnat, Esq.
    Facsimile No.: (718) 286-4240

        with copy to:

    Nixon Peabody LLP
    437 Madison Avenue
    New York, New York 10022
    Attention: Richard F. Langan, Jr., Esq.
    Facsimile No.: (212) 940-3111

        SECTION 10.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        SECTION 11.    No Assignment.    The rights and obligations of the parties hereunder may not be assigned without prior written consent of the other party, except in connection with a merger or sale of the Seller, Purchaser or the LLC or the sale of all or substantially all of such party's assets.

        SECTION 12.    Governing Law; Jurisdiction.

        (a)  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of law.

        (b)  Each party agrees to submit to the non-exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, New York, New York, for the purpose of any suit, action or proceeding against any party hereto with respect to the subject matter of this Agreement, or any judgment entered by any court in respect thereof. Each party irrevocably waives any objection which either of them may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Agreement brought as provided in this subsection, and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the extent any party has or may later acquire any immunity from jurisdiction of any court or from legal process with respect to itself or its property, each party irrevocably waives such immunity with respect to its obligations under this subsection.

4

        SECTION 13.    Headings.    Section and other headings contained in this Agreement are for reference purposes only and are in not way intended to define, interpret, describe or otherwise limit the scope, extent or intent of this Agreement or any of its provisions.

        SECTION 14.    Counterparts; Facsimile Delivery.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument when each of the parties has signed and delivered to the other parties one or more counterparts. Execution of this Agreement may be made by facsimile signature which, for all purposes, shall be deemed to be an original signature.

        SECTION 15.    Litigation Costs.    In the event it becomes necessary for either party hereto to initiate litigation for the purpose of enforcing any of its rights hereunder or for the purpose of seeking damages for any violation of this Agreement then, in addition to any and all other judicial remedies that may be granted, the prevailing party shall be entitled to recover attorney's fees and all other costs sustained by it in connection with that litigation.

        SECTION 16.    Waiver of Jury Trial.    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        IN WITNESS WHEREOF, the parties hereto have duly caused this Non-Solicitation Agreement to be executed as of the date first written above.

HARRIS CORPORATION
By:
Name: Title:
JET BLUE AIRWAYS CORPORATION
By:
Name: Title:
LIVETV, LLC
By:
Name: Title:

5

Exhibit D-2
to
Membership Interest Purchase Agreement

NON-SOLICITATION AGREEMENT

        This Non-Solicitation Agreement (this "Agreement") is dated as of                , 2002, among THALES AVIONICS IN-FLIGHT SYSTEMS, LLC, a Delaware limited liability company (the "Seller"), JETBLUE AIRWAYS CORPORATION, a Delaware corporation (the "Purchaser"), and LIVETV, LLC, a Delaware limited liability company (the "LLC").

        WHEREAS, the Seller, and Harris Corporation, In-Flight Liquidating, LLC, Glenn S. Latta, Jeffrey A. Frisco and Andreas de Greef (collectively, the "Other Sellers") and Purchaser have entered into a Membership Interest Purchase Agreement, dated as of September    , 2002 (the "Purchase Agreement"), pursuant to which on the date hereof Seller and the Other Sellers shall sell to Purchaser, and Purchaser shall purchase from the Seller and the Other Sellers (the "Sale"), 100% of the membership interest in the LLC; and

        WHEREAS, one of the conditions to the consummation of the transactions contemplated by the Purchase Agreement is that Purchaser and Seller enter into this Agreement; and

        WHEREAS, the parties acknowledge that an important part of the benefits which each of the parties hereto will receive in connection with the transactions contemplated by the Purchase Agreement are the non-solicitation covenants of each other party contained in this Agreement; and

        WHEREAS, to induce Purchaser and Seller, respectively, to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, Purchaser and Seller have agreed to enter into this Agreement; and

        WHEREAS, the provisions contained in this Agreement are essential to protect the value of the business of the LLC acquired by Purchaser pursuant to the Purchase Agreement.

        NOW, THEREFORE, in consideration of the premises set forth above and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties, intending to be legally bound, agree as follows:

        SECTION 1.    Definitions:

        (a)    "Covered Purchaser Person" shall mean any employee or contractor of any Purchaser Entity;

        (b)    "Covered Seller Person" shall mean any employee of a Seller Entity;

        (c)    "Purchaser Entities" shall mean Purchaser and LLC and their respective Affiliates;

        (d)    "Seller Entities" shall mean Seller and its Affiliates;

        (e)    "Protected Parties" shall mean the Purchaser Entities or Seller Entities protected under Sections 2 or 3, respectively, of this Agreement;

        (f)    "Restricted Parties" shall mean the Purchaser Entities or Seller Entities restricted under Sections 2 or 3, respectively, of this Agreement; and

        (g)    Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement.

        SECTION 2.    Protected Purchaser Entities.    (a)  Non-Solicitation.    During the period from the date hereof and ending on the second anniversary thereof, each of the Seller Entities shall not, and shall cause their Affiliates not to, directly or indirectly, on their own behalf or on behalf of any other person in any manner whatsoever: (i) without the prior written consent of Purchaser, induce, request, solicit, encourage or assist, or attempt to do any of the foregoing, any Covered Purchaser Person to terminate his, her or its association with a Purchaser Entity or in any manner interfere with the relationship of a Purchaser Entity with such Covered Purchaser Person, provided, however, the provisions of this paragraph shall not restrict any of the Seller Entities from hiring or consulting with (x) the individuals set forth on Schedule A hereto, or (y) a Covered Purchaser Person if such Covered Purchaser Person's employment was terminated by a Purchaser Entity or such Covered Purchaser Person had ceased to be employed or retained by a Purchaser Entity for at least twelve months prior to the date of being solicited for hiring by a Seller Entity; or (ii) intentionally induce or assist others to induce any supplier of goods or services to any Purchaser Entity, whether existing on the date hereof or hereafter arising, to terminate its relationship with such Purchaser Entity or intentionally do anything, directly or indirectly, to adversely interfere with the business relationship between a Purchaser Entity and any such person.

        (b)    No-Hire of Covered Purchaser Persons.    Each Seller Entity agrees that for a period of twelve months after the date hereof, neither it nor any of its Affiliates will, except as set forth on Schedule A, directly or indirectly offer employment to or hire any Covered Purchaser Person employed by any Purchaser Entity on the date hereof without the prior written consent of such Purchaser Entity.

        SECTION 3.    Protected Seller Entities.    (a)  Non-Solicitation.    During the period from the date hereof and ending on the second anniversary thereof, the Purchaser Entities shall not, and shall cause their Affiliates not to, directly or indirectly, on their own behalf or on behalf of any other person in any manner whatsoever, without the prior written consent of the Seller, induce, request, solicit, encourage or assist, or attempt to do any of the foregoing, any Covered Seller Person of a Seller Entity to terminate his, her or its association with a Seller Entity or in any manner interfere with the relationship of a Seller Entity with such Covered Seller Person, provided, however, the provisions of this paragraph shall not restrict the Purchaser Entities from hiring or consulting with a Covered Seller Person if such Covered Seller Person's employment was terminated by the Seller Entity that employs such Covered Seller Person or such Covered Seller Person had ceased to be employed or retained by a Seller Entity for at least twelve months prior to the date of being solicited for hiring by a Purchaser Entity.

        (b)    No-Hire of Covered Seller Persons.    Each Purchaser Entity agrees that for a period of twelve months after the date hereof, neither it nor any of its Affiliates will directly or indirectly offer employment to or hire any Covered Seller Person employed by Seller as of the date hereof without the prior written consent of the Seller.

        SECTION 4.    Remedy.    In the event that any Restricted Party breaches any provision of this Agreement, the applicable Protected Party shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which shall be in addition to, and not in lieu of, any other rights and remedies available to a Protected Party under law or in equity, and each of which may be pursued by a Protected Party in any order desired:

        (a)    Specific Performance.    In the event that any Restricted Party breaches any provision hereof, the Protected Party shall have the right and remedy to have the provisions of this Agreement specifically enforced by injunctive relief in any court of competent jurisdiction, without posting a bond or other security of any kind whatsoever, it being agreed that any breach of this Agreement would cause irreparable injury to the Protected Parties and that money damages alone would not provide an adequate remedy to the Protected Parties.

          (b)    Damages and Other Remedies.    In the event that any Restricted Party breaches any provision hereof, the Restricted Parties shall be liable to the applicable Protected Party for all losses and damages suffered by such Protected Party as a result thereof and any other right or remedy which such Protected Party may have at law or in equity; provided, however, the Protected Parties shall not be entitled to reimbursement for consequential, indirect, incidental, special or punitive damages.

2

        (c)    Costs of Enforcement.    In the event a Restricted Party is found to have breached its obligations in Sections 2 or 3 of this Agreement, the applicable Protected Party shall have the right to be paid by such Restricted Party for all of the Protected Party's reasonable costs and expenses, including reasonable attorneys' fees and disbursements, incurred in enforcing the terms of this Agreement.

        SECTION 5.    Judicial Modification.    The parties hereto acknowledge and agree that the provisions of this Agreement are reasonable and valid in duration and scope and in all other respects. If any court of competent jurisdiction determines that any of the provisions of this Agreement, or any part thereof, is invalid or unenforceable, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.

        SECTION 6.    Severability.    The parties hereto acknowledge and agree that, in the event that any of the provisions of this Agreement are determined, notwithstanding Section 5 hereof, to be invalid or unenforceable, the remainder of this Agreement shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

        SECTION 7.    Waiver.    The waiver or consent by a Protected Party of any breach by a Restricted Party of any provision of this Agreement shall not operate as or be construed as a waiver of or consent to any subsequent breach thereof.

        SECTION 8.    Amendment.    This Agreement may be amended, modified or terminated only by a written instrument executed by the parties hereto.

        SECTION 9.    Notices.    All notices and other communications required hereunder shall be in writing in the English language and shall be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address or telecopy number specified below:

        If to Seller:

    Thales Avionics In-Flight Systems
    17481 Red Hill Avenue
    Irvine, CA 92614-5630
    Attention: William R. Black, Esq.
    Facsimile No.: (949) 660-1742

    If to the Purchaser or the LLC:
    JetBlue Airways Corporation
    80-02 Kew Gardens Road
    Kew Gardens, NY 11415
    Attention: James G. Hnat, Esq.
    Facsimile No.: (718) 286-4110

        with a copy to:

    Nixon Peabody LLP
    437 Madison Avenue
    New York, NY 10022
    Attention: Richard F. Langan, Jr., Esq.
    Facsimile No.: (212) 940-3111

        SECTION 10.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

3

        SECTION 11.    No Assignment.    The rights and obligations of the parties hereunder may not be assigned without prior written consent of the other party, except in connection with a merger or sale of the Seller, Purchaser or the LLC or the sale of all or substantially all of such party's assets.

        SECTION 12.    Governing Law; Jurisdiction.

          (a)    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to principles of conflicts of law.

          (b)    Each party agrees to submit to the jurisdiction of the state and federal courts located in the Borough of Manhattan, New York, New York, for the purpose of any suit, action or proceeding against any party hereto with respect to the subject matter of this Agreement, or any judgment entered by any court in respect thereof. Each party irrevocably waives any objection which either of them may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Agreement brought as provided in this subsection, and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the extent any party has or may later acquire any immunity from jurisdiction of any court or from legal process with respect to itself or its property, each party irrevocably waives such immunity with respect to its obligations under this subsection.

        SECTION 13.    Headings.    Section and other headings contained in this Agreement are for reference purposes only and are in not way intended to define, interpret, describe or otherwise limit the scope, extent or intent of this Agreement or any of its provisions.

        SECTION 14.    Counterparts; Facsimile Delivery.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument when each of the parties has signed and delivered to the other parties one or more counterparts. Execution of this Agreement may be made by facsimile signature which, for all purposes, shall be deemed to be an original signature.

        SECTION 15.    Litigation Costs.    In the event it becomes necessary for either party hereto to initiate litigation for the purpose of enforcing any of its rights hereunder or for the purpose of seeking damages for any violation of this Agreement then, in addition to any and all other judicial remedies that may be granted, the prevailing party shall be entitled to recover attorney's fees and all other costs sustained by it in connection with that litigation.

        SECTION 16.    Waiver of Jury Trial.    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4

        IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the date first written above.

THALES AVIOINICS IN-FLIGHT SYSTEMS, LLC
By: Name: Title:
JETBLUE AIRWAYS CORPORATION
By: Name: Title:
LIVETV, LLC
By: Name: Title:

5

Exhibit E
to
Membership Interest Purchase Agreement

ACKNOWLEDGEMENT

Harris Corporation
1025 West NASA Blvd.
Melbourne, FL 32919
Attention: Scott T. Mikuen

Gentlemen:

        I hereby certify that I am [insert title] of JetBlue Airways Corporation, a Delaware corporation ("JetBlue"). Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Membership Interest Purchase Agreement dated September    , 2002 to which JetBlue, the LLC, Harris Corporation and Thales Avionics In-Flight Systems, LLC are parties (the "Purchase Agreement") pursuant to which JetBlue has become the sole member of the LLC. I am familiar with the matters herein contained and certify on behalf of JetBlue that JetBlue, as sole member of LiveTV, LLC (the "LLC"), has ratified and accepted the LLC's execution and delivery of the each of the Harris/LiveTV Technology License Agreement, and the Thales/LiveTV Technology License Agreement, Harris Transition Services Agreement, Thales Transition Services Agreement, Harris Non-Solicitation Agreement, Thales Non-Solicitation Agreement and the General Releases of Sellers, each of which was executed and delivered on the date hereof by the LLC in connection with the Purchase Agreement and the consummation of the transactions contemplated thereby. The foregoing shall not constitute a waiver or release of any rights under the Purchase Agreement or the Ancillary Documents (as defined in the Purchase Agreement).

JETBLUE AIRWAYS CORPORATION
By: Name: Title:

Exhibit F
to
Membership Interest Purchase Agreement

ACKNOWLEDGEMENT

Thales Avionics In-Flight Systems, LLC
17481 Red Hill Avenue
Irvine, CA 92614-5630
Attention: William R. Black, Esq.

Gentlemen:

        I hereby certify that I am [insert title] of JetBlue Airways Corporation, a Delaware corporation ("JetBlue"). Capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Membership Interest Purchase Agreement dated September    , 2002 to which JetBlue, the LLC, Harris Corporation and Thales Avionics In-Flight Systems, LLC are parties (the "Purchase Agreement") pursuant to which JetBlue has become the sole member of the LLC. I am familiar with the matters herein contained and certify on behalf of JetBlue that JetBlue, as sole member of LiveTV, LLC (the "LLC"), has ratified and accepted the LLC's execution and delivery of the each of the Harris/LiveTV Technology License Agreement, and the Thales/LiveTV Technology License Agreement, Harris Transition Services Agreement, Thales Transition Services Agreement, Harris Non-Solicitation Agreement, Thales Non-Solicitation Agreement and the General Releases of Sellers, each of which was executed and delivered on the date hereof by the LLC in connection with the Purchase Agreement and the consummation of the transactions contemplated thereby. The foregoing shall not constitute a waiver or release of any rights under the Purchase Agreement or the Ancillary Documents (as defined in the Purchase Agreement).

                      JETBLUE AIRWAYS CORPORATION

                      Name:____________________________________

                      Title:______________________________________

                      Date:______________________________________

Exhibit G
to
Membership Interest Purchase Agreement

Form of General Release of the LLC and Purchaser

GENERAL RELEASE

        This General Release (this "Release") is made and entered into as of September    , 2002, by [insert name of relevant Seller] [insert description of relevant Seller e.g. a Delaware corporation with its principal place of business at                        ](the "Releasor"), in favor of LIVETV, LLC, a Delaware limited liability company with its principal place of business at 1025 West NASA Blvd., Melbourne, FL 32919 (the "LLC"), and JETBLUE AIRWAYS CORPORATION, a Delaware corporation with its principal place of business at 80-02 Kew Gardens Road, Kew Gardens, NY 11415 (the "Purchaser" collectively with the LLC, the "Releasees").

RECITALS:

        A.    The Releasor and the Releasees are parties to that certain Membership Interest Purchase Agreement, dated as of as of September    , 2002 (the "Purchase Agreement").

        B.    Pursuant to Section 6.08 of the Purchase Agreement, the Releasor is required to deliver to the Releasees a general release and discharge substantially in the form of Exhibit G to the Purchase Agreement releasing and discharging the Releasees from any and all claims arising under or related to the LLC Agreement[, the Amended and Restated Harris License Agreement dated February 23, 1999 (the "Previous Harris License Agreement"),][, the Amended and Restated Thales License Agreement dated February 23, 1999 (the "Previous Thales License Agreement"),] [to be deleted depending on who the Releasee is] the LLC or the transactions or occurrences related thereto prior to the Closing Date.

        C.    This Release is the form of general release and discharge required to be attached as Exhibit B to the Purchase Agreement and to be executed and delivered by Releasor at the Closing pursuant to Section 6.08 of the Purchase Agreement.

RELEASE:

        NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged by the Releasor, the Releasor hereby covenants and agree as follows:

          1.    General Release. Except as provided in Section 2, the Releasor, for itself and on behalf of each of its Affiliates, successors, assigns, heirs, administrators and each and every individual, entity or other person having any right or claim through, under or by reason of its relationship with the Releasor, does hereby irrevocably and unconditionally (A) release, remise, acquit, and forever discharge (i) the Releasees and each of their respective managers, directors, [to be deleted depending on who Releasee is] officers, employees, agents and representatives, and (ii) the respective estates, legal and personal representatives, executors, administrators, heirs, successors and assigns of the individuals, entities and other persons referred to in the preceding clause (A)(i) (with the individuals, entities and other persons referred to in the preceding clauses (A)(i) and (ii) being collectively included within the definition of the "Releasees") of and from any and all claims, demands, actions, causes of action, suits, costs, damages, losses, compensation, penalties, setoff or similar rights and other liabilities and obligations of any kind or nature whatsoever, whether now known or not known or hereafter discovered, which the Releasor has or may have against or with respect to the Releasees with respect to (t) the LLC Agreement, [(u) the Previous Harris License Agreement,][(u) the Previous Thales License Agreement,] (v) the Re-Formation Agreement dated February 10, 1998 among Previous Party, Inc., Class II Member, Harris Corporation, Class II Member Corporation and the LLC, [(w) the Harris Trademark and Tradename Agreement dated February 10, 1998 between Harris and the LLC,][(w) the Thales Trademark and Tradename Agreement dated February 10, 1998 between Thales and the LLC,] [

  (x) the Administrative Services Agreement dated February 10, 1998 between Harris and the LLC,] [(x) the Administrative Services Agreement dated February 10, 1998 between Thales and the LLC] (except for customary product and service warranties), (y) the LLC or (z) any of the transactions or occurrences related to the matters described in the preceding clauses (t), (u), (v), (w) and (x) (collectively, the "Claims"), and (B) waive, release, settle and disclaim any rights or other interest it may have with respect to the Claims, from the beginning of time to and including the date of this Release.

          2.    Exemptions from General Release. Notwithstanding anything contained in this Release, the Purchase Agreement and its Ancillary Documents to the contrary, the following matters are hereby expressly exempted from (and shall not be deemed to be subject to) Section 1 of this Release:

            a.    any of the rights or obligations of any party arising under the Purchase Agreement, the Ancillary Documents or the transactions contemplated thereby;

            b.    any of the rights or obligations of any party arising under this Release; and

            c.    the agreements, rights and obligations listed on Schedule A hereto.

          3.    Complete Release.

            a.    Notwithstanding any other provision of this Release to the contrary, the Releasor hereby acknowledges and agrees that this Release is intended to include in its effect, without limitation, all Claims that are subject to Section 1 of this Release and not exempted by Section 2 of this Releases of any kind or nature whatsoever which have arisen, known and unknown, contingent or otherwise, including without limitation those of which the Releasor knows or does not know, should have known, had reason to know or suspects to exist in such Releasor's favor at the time of execution hereof, and that this Release contemplates the extinguishment of any such Claims.

            b.    The Releasor, for itself and each of its Affiliates, hereby represents and warrants that it is familiar with the provisions of Section 1542 of the California Civil Code, which reads as follows:

        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

          Except as set forth in Section 2 hereof, Releasor acknowledges that it is releasing unknown claims and expressly waives and relinquishes all rights or benefits that it has or may have under Section 1542 of the California Civil Code.

          4.    Covenant Not To Sue. The Releasor, on behalf of itself and its legal representatives, [stockholders,] [members,] [directors,] [managers,] officers, employees, successors and assigns, does hereby covenant not to initiate legal proceedings or take any other action against or with respect to the Releasees in connection with any matter related to any Claims that are subject to Section 1 of this Release and not exempted by Section 2 of this Release.

          5.    Binding Effect. This Release shall be binding upon the Releasor and its respective successors, heirs, personal representatives and assigns and shall be enforceable and inure to the benefit of the Releasees and their respective successors, heirs, personal representatives, and assigns.

          6.    Governing Law. This Release shall be governed by the laws of the State of New York, excluding (to the greatest extent permissible by law) any rule of law that would cause the

2

  application of the laws of any jurisdiction other than the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York.

          7.    Definitions. Capitalized terms used in this Release but not defined herein have the meanings ascribed to them in the Purchase Agreement.

          8.    Counterparts. This Release may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the Releasor described in the introductory paragraph of this Release has executed this Release for itself and on behalf of all of the Releasors as of the date and year first above written.

[Signatures appear on next page]

3

[ENTITY]
By:
Name:
Title:
STATE OF	)
)ss:
COUNTY OF	)

        On this    day of            , 2002, before me personally appeared                        to me known who, being by me duly sworn, did depose and say that he/she is                        of Harris Corporation, the institution described herein and which executed the foregoing instrument, and that he signed his name thereto pursuant to the authority granted by Harris Corporation.

(SEAL)
NOTARY PUBLIC MY COMMISSION EXPIRES:

[LIVETV, LLC]
By:
Name:
Title:
STATE OF	)
)ss:
COUNTY OF	)

        On this    day of            , 2002, before me personally appeared                        to me known who, being by me duly sworn, did depose and say that he/she is                        of LiveTV, LLC, the institution described herein and which executed the foregoing instrument, and that he signed his name thereto pursuant to the authority granted by LiveTV, LLC.

(SEAL)
NOTARY PUBLIC MY COMMISSION EXPIRES:

4

Exhibit H
to
Membership Interest Purchase Agreement

General Release of the Sellers

GENERAL RELEASE

        This General Release (this "Release") is made and entered into as of September    , 2002, by JETBLUE AIRWAYS CORPORATION, a Delaware corporation with its principal place of business at 80-02 Kew Gardens Road, Kew Gardens, NY 11415 (the "Purchaser"), and LIVETV, LLC, a Delaware limited liability company with its principal place of business at 1025 West NASA Blvd., Melbourne, FL 32919 (the "LLC"; collectively with the Purchaser the "Releasors"), in favor                         [name the Seller to whom release is being delivered] with its principal place of business at                        (the "Releasee").

RECITALS:

        A.    The Releasors and the Releasee are parties to that certain Membership Interest Purchase Agreement, dated as of as of September    , 2002 (the "Purchase Agreement").

        B.    Pursuant to Section 6.08 of the Purchase Agreement, the Releasors are required to deliver to the Releasee a general release and discharge substantially in the form of Exhibit H to the Purchase Agreement releasing and discharging the Releasee from any and all claims arising under or relating to the LLC Agreement, [the Amended and Restated Harris License Agreement dated February 23, 1999 (the "Previous Harris License Agreement")], [the Amended and Restated Thales License Agreement dated February 23, 1999 (the "Previous Thales License Agreement")][to be deleted depending on who the Releasee is], the LLC or the transactions or occurrences related thereto prior to the Closing Date.

        C.    This Release is the form of general release and discharge required to be attached as Exhibit H to the Purchase Agreement and to be executed and delivered by Releasors at the Closing pursuant to Section 6.08 of the Purchase Agreement.

RELEASE:

        NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which being hereby acknowledged by the Releasors, the Releasors hereby covenant and agree as follows:

          1.    General Release. Except as provided in Section 2, each of the Releasors, for itself and on behalf of each of its Affiliates, successors, assigns, heirs, administrators and each and every individual, entity or other person having any right or claim through, under or by reason of its relationship with either of the Releasors, does hereby irrevocably and unconditionally (A) release, remise, acquit, and forever discharge (i) the Releasee and each of its Affiliates, [directors,] [managers,] [to be deleted depending on who Releasee is] officers, employees, agents and representatives, and (ii) the respective estates, legal and personal representatives, executors, administrators, heirs, successors and assigns of the individuals, entities and other persons referred to in the preceding clause (A)(i) (with the individuals, entities and other persons referred to in the preceding clauses (A)(i) and (ii) being collectively included within the definition of the "Releasee") of and from any and all claims, demands, actions, causes of action, suits, costs, damages, losses, compensation, penalties, setoff or similar rights and other liabilities and obligations of any kind or nature whatsoever, whether now known or not known or hereafter discovered, which any of the Releasors have or may have against or with respect to the Releasee with respect to (t) the LLC Agreement, (u) the Re-Formation Agreement dated February 10, 1998 among Thales, Class II Member, Harris, Class II Member Corporation and the LLC, [(v) the Administrative Services Agreement dated February 10, 1998 between Harris and the LLC] [the Administrative Services Agreement dated February 10, 1998 between Thales and the LLC] [to be deleted depending on who the Releasee is] (except for customary product and service warranties), [(w) the Harris Trademark and Tradename Agreement dated February 10, 1998 between Harris and the LLC][the

  Thales Trademark and Tradename Agreement dated February 10, 1998 between Thales and the LLC,][to be deleted depending on who the Releasee is] [(x) the Previous Harris License Agreement], [the Previous Thales License Agreement] [to be deleted depending on who the Releasee is], (y) the LLC or (z) any of the transactions or occurrences related to the matters described in the preceding clauses (t), (u), [(v),] [(w),] [(x)] [to be deleted depending on who the Releasee is] (collectively, the "Claims"), and (B) waive, release, settle and disclaim any rights or other interest it may have with respect to the Claims, from the beginning of time to and including the date of this Release.

          2.    Exemptions from General Release. Notwithstanding anything contained in this Release to the contrary, the following matters are hereby expressly exempted from (and shall not be deemed to be subject to) Section 1 of this Release:

            a.    any of the rights or obligations of any party arising under the Purchase Agreement, the Ancillary Documents or the transactions contemplated thereby;

            b.    any of the rights or obligations of any party arising under this Release;

            c.    Claims or obligations relating to any criminal conduct or intentional or willful fraud of the Releasee; [and]

            d.    [the rights and obligations listed on Schedule A hereto] [list to be provided depending on who the Releasee is].

          3.    Complete Release.

            a.    Notwithstanding any other provision of this Release to the contrary, each of the Releasors hereby acknowledges and agrees that this Release is intended to include in its effect, without limitation, all Claims that are subject to Section 1 of this Release and not exempted by Section 2 of this Release, of any kind or nature whatsoever, known or unknown or contingent or otherwise, including without limitation those which have arisen and of which such Releasor knows or does not know, should have known, had reason to know or suspects to exist in such Releasor's favor at the time of execution hereof, and that this Release contemplates the extinguishment of any such Claims.

            b.    The Releasor, for itself and each of its Affiliates, hereby represents and warrants that it is familiar with the provisions of Section 1542 of the California Civil Code, which reads as follows:

        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

        Except as set forth in Section 2 hereof, Releasor acknowledges that it is releasing unknown claims and expressly waives and relinquishes all rights or benefits that it has or may have under Section 1542 of the California Civil Code.

          4.    Covenant Not To Sue. Each of the Releasors, on behalf of itself and its legal representatives, stockholders, members, directors, managers, officers, employees, successors and assigns, does hereby covenant not to initiate legal proceedings or take any other action against or with respect to the Releasee in connection with any matter related to any Claims that are subject to Section 1 of this Release and not exempted by Section 2 of this Release.

          5.    Binding Effect. This Release shall be binding upon each of the Releasors and their respective successors, heirs, personal representatives and assigns and shall be enforceable and inure

2

  to the benefit of the Releasee and its respective successors, heirs, personal representatives, and assigns.

          6.    Governing Law. This Release shall be governed by the laws of the State of New York, excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York.

          7.    Definitions. Capitalized terms used in this Release but not defined herein have the meanings ascribed to them in the Purchase Agreement.

          8.    Counterparts. This Release may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, each of the Releasors described in the introductory paragraph of this Release has executed this Release for itself and on behalf of all of the Releasors as of the date and year first above written.

[Signatures appear on next page]

3

[JETBLUE Airways CORPORATION][to be deleted depending on who the Releasee is]
By:
Name:
Title:
[STATE OF	)
)ss:
COUNTY OF	)

        On this    day of            , 2002, before me personally appeared                        to me known who, being by me duly sworn, did depose and say that he/she is                        of JetBlue Airways Corporation, the institution described herein and which executed the foregoing instrument, and that he signed his name thereto pursuant to the authority granted by JetBlue Airways Corporation.

(SEAL)
NOTARY PUBLIC MY COMMISSION EXPIRES:
][to be deleted depending on who the Releasee is]
[LIVETV, LLC][to be deleted depending on who the Releasee is]
By:
Name:
Title:
[STATE OF	)
)ss:
COUNTY OF	)

        On this    day of            , 2002, before me personally appeared                        to me known who, being by me duly sworn, did depose and say that he/she is                        of LiveTV, LLC, the institution described herein and which executed the foregoing instrument, and that he signed his name thereto pursuant to the authority granted by LiveTV, LLC.

(SEAL)
NOTARY PUBLIC MY COMMISSION EXPIRES:
][to be deleted depending on who the Releasee is]

4

[RELEASEE]
By:
Name:
Title:
[STATE OF	)
)ss:
COUNTY OF	)

        On this    day of            , 2002, before me personally appeared                        to me known who, being by me duly sworn, did depose and say that he/she is [                        of Releasee, the institution described herein][the individual described herein][to be deleted depending on who the Releasee is] and which executed the foregoing instrument, and that he signed his name thereto pursuant to the authority granted by Harris Corporation.

(SEAL)
NOTARY PUBLIC MY COMMISSION EXPIRES:

5

Exhibit I
to
Membership Interest Purchase Agreement

POWER OF ATTORNEY

        POWER OF ATTORNEY, dated as of September    , 2002, between Glenn S. Latta ("Individual A" or "Represented Seller"), Jeff A. Frisco ("Individual B" or "Represented Seller"), Andreas de Greef ("Individual C" or "Represented Seller"), In-Flight Liquidating, LLC ("Class II Member" or "Represented Seller") and Jeff A. Frisco in his capacity as Attorney-in-Fact (as defined below) pursuant to and as described within the terms and conditions hereafter set forth.

        WHEREAS, Individual A, Individual B, Individual C, Class II Member among others, and PURCHASER CORPORATION, a Delaware corporation (the "Purchaser") have entered into that certain Membership Interest Purchase Agreement, dated as of September    , 2002, as it may be amended from time to time by the terms thereof, including, without limitation, Section 2.06 thereof (the "Purchase Agreement"), providing, among other things, for the sale to Purchaser of the Represented Seller's Membership Interest;

        WHEREAS, Individual A, Individual B, Individual C and Class II Member, among others, have entered into that certain Escrow Agreement, dated as of September    , 2002 (the "Escrow Agreement"); and

        WHEREAS, the execution and delivery of this Power of Attorney by the Represented Seller is in consideration for the execution and delivery of a Power of Attorney by each of the other Represented Sellers and in consideration of the agreements and covenants of the Purchaser contained in the Purchase Agreement;

        NOW, THEREFORE, for good and valuable consideration to the Represented Seller, receipt and adequacy of which are hereby acknowledged, and pursuant to the Purchase Agreement, each Represented Seller, intending to be legally bound, does hereby agree as follows:

  1.
  Definitions.    All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement or the Escrow Agreement.

  2.
  Appointment and Powers of Attorney in Fact.    The Represented Seller hereby irrevocably constitutes and appoints Individual B (the "Attorney-in-Fact") to act as his agent and attorney-in-fact, with full power of substitution and resubstitution, with respect to all matters arising in connection with the sale of Represented Seller's Membership Interest to Purchaser pursuant to the Purchase Agreement, including, but not limited to, the power and authority on behalf of the Represented Seller to do or cause to be done the following things:

  2.1.
  the acts set forth in Section 2.06 of the Purchase Agreement;

  2.2.
  sell, assign, transfer, and deliver the Membership Interest to the Purchaser pursuant to the Purchase Agreement;

  2.3.
  date and provide notice to the Escrow Agent to deliver to the Purchaser on or after the Closing the Bill of Sale contemplated by Section 2.04(a) of the Purchase Agreement, executed by the Represented Seller or the Attorney-in-Fact on behalf of such Represented Seller, as such Bill of Sale may be amended from time to time pursuant to the terms of the Purchase Agreement, including, without limitation, Section 2.06 thereof;

  2.4.
  date and provide notice to the Escrow Agent to deliver to the Purchaser on or after the Closing the certificate described in Section 2.04(d) of the Purchase Agreement executed by the Represented Seller or the Attorney-in-Fact on behalf of such Represented Seller, as such certificate may be amended from time to time pursuant to the terms of the Purchase Agreement, including, without limitation, Section 2.06 thereof (the "Bring-Down Certificate");

    2.5.
    date and provide notice to the Escrow Agent to deliver to the Purchaser on or after the Closing the release and discharge of the Purchaser and the LLC described in Section 2.04(h) of the Purchase Agreement executed by the Represented Seller or the Attorney-in-Fact on behalf of such Represented Seller, as such release may be amended from time to time pursuant to the terms of the Purchase Agreement, including, without limitation, Section 2.06 thereof (the "Release");

    2.6.
    otherwise take all actions and do all things necessary or proper, required, contemplated or deemed advisable or desirable by the Attorney-in-Fact in their discretion to effectuate the sale and transfer of the Represented Seller's Membership Interest to the Purchaser pursuant to the Purchase Agreement.

  3.
  Sale of Membership Interests; Remitting Proceeds.

  3.1.
  The Attorney-in-Fact is hereby authorized and directed to date and, if needed in lieu of delivery by the Escrow Agent, execute on behalf of such Represented Seller, and deliver the Bill of Sale, Bring-Down Certificate and Release to the Purchaser at the Closing as provided in the Purchase Agreement, against delivery to the Attorney-in-Fact for the account of the Represented Seller of the Purchase Price for such Membership Interest, at the time and in the amount specified in the Purchase Agreement.

  3.2.
  The Attorney-in-Fact is authorized, on behalf of the Represented Seller, to accept and acknowledge receipt of payment of the Purchase Price for the Represented Seller's Membership Interest and shall promptly remit such Purchase Price to the Represented Seller unless such amount is sent directly to the Represented Seller by the Purchaser.

  4.
  Representations, Warranties and Covenants.    The Represented Seller represents, warrants and covenants as follows:

  4.1.
  The Represented Seller has full legal and, if the Represented Seller is not a natural person, corporate or organizational right, power and authority to enter into and perform the Represented Seller's obligations under this Agreement and the Purchase Agreement. The Represented Seller has reviewed the representations and warranties to be made by the Represented Seller under the Purchase Agreement and hereby represents, warrants, and covenants that each of such representations and warranties is true and correct as of the date hereof and, except as the Represented Seller shall have notified the Attorney-in-Fact in writing, will be true and correct at all times from the date hereof through and including the time of the Closing. The Represented Seller will promptly notify the Attorney-in-Fact of any development that would make any such representation and warranty untrue or incorrect.

  4.2.
  The Represented Seller agrees to deliver to the Attorney-in-Fact such documentation as the Attorney-in-Fact may reasonably require in order to effectuate any provisions hereof or of the Purchase Agreement.

2

    4.3.
    The foregoing representations, warranties and covenants are made for the benefit of, and may be relied upon, by the Attorney-in-Fact and are in addition to, and not in limitation of, the representations, warranties and covenants in the Purchase Agreement.

  5.
  Irrevocability of Instruments; Termination of this Agreement.

  5.1.
  This Agreement and all authority hereby conferred, is granted, made and conferred subject to and in consideration of the same grant by each of the other Represented Sellers and in consideration of the agreements and covenants of Purchaser contained in the Purchase Agreement and in anticipation of the sale of all of the Membership Interests to the Purchaser pursuant to the Purchase Agreement.

  5.2.
  Accordingly, this Agreement shall be irrevocable prior to the date that the Purchase Agreement is terminated for any reason.

  6.
  Liability and Indemnification of the Attorney-in-Fact.    The Attorney-in-Fact assumes no responsibility or liability to the undersigned or to any other person, other than to hold and dispose of the Represented Seller's Membership Interest and documents deposited hereunder and the proceeds from the sale of the Represented Seller's Membership Interest in accordance with the provisions hereof. The Represented Seller hereby agrees to indemnify and hold harmless the Attorney-in-Fact and their respective officers, heirs, legal representatives, agents, successors and assigns, as applicable, with respect to any act or omission of or by any of them in good faith in connection with any and all matters contemplated by this Agreement or the Purchase Agreement.

  7.
  Governing Law.    This Power of Attorney shall be governed by the laws of the State of New York, excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

        IN WITNESS WHEREOF, the Represented Seller has caused this Power of Attorney to be executed as of the date first written above by its officer thereunto duly authorized.

REPRESENTED SELLER
By:	Name: Title:

ACCEPTED by the Attorney-in-Fact as of the date set forth above:

By:	Name: Jeff A. Frisco

3

Draft of September 6, 2002

Exhibit J
to
Membership Interest Purchase Agreement

BILL OF SALE AND ASSIGNMENT

        BILL OF SALE AND ASSIGNMENT, dated as of                            , 2002, from [HARRIS CORPORATION, a Delaware corporation ("Harris" or "Seller")][THALES IN-AVIONICS IN-FLIGHT SYSTEMS, LLC, a Delaware limited liability company ("Thales" or "Seller")][IN-FLIGHT LIQUIDATING, LLC, a Delaware limited liability corporation ("Class II Member" or "Seller")][INDIVIDUAL A ("Individual A" or "Seller")][INDIVIDUAL B ("Individual B" or "Seller")][INDIVIDUAL C ("Individual C" or "Seller")][To be deleted as appropriate] to JETBLUE AIRWAYS CORPORATION, a Delaware corporation (the "Purchaser").

        WHEREAS, Harris, Thales, Class II Member, Individual A, Individual B, Individual C and Purchaser have entered into that certain Membership Interest Purchase Agreement, dated as of September    , 2002 (the "Purchase Agreement"), providing, among other things, for the sale to Purchaser of the [Harris Membership Interest][Thales Membership Interest][Class II Member Membership Interest][Individual A Membership Interest][Individual B Membership Interest][Individual C Membership Interest][To be deleted as appropriate]; and

        WHEREAS, the execution and delivery of this Bill of Sale and Assignment by the Seller is in consideration of the agreements, covenants and obligations of the Purchaser in the Purchase Agreement;

        NOW, THEREFORE, for good and valuable consideration to the Seller, receipt and adequacy of which are hereby acknowledged, and pursuant to the Purchase Agreement, the Seller, intending to be legally bound, does hereby agree as follows:

          1.    Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

          2.    Sale. Seller does hereby sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser hereby purchases from the Seller, all of the Seller's right, title and interest in and to the [Harris Membership Interest][Thales Membership Interest][Class II Member Membership Interest][Individual A Membership Interest][Individual B Membership Interest][Individual C Membership Interest][To be deleted as appropriate].

          3.    Other Obligations and Liabilities Not Assumed. Nothing expressed or implied in this Bill of Sale and Assignment shall be deemed to be an assumption by the Purchaser of any liabilities of the Seller. The Purchaser does not by this Bill of Sale and Assignment assume or agree to pay, perform or discharge any liabilities of the Seller of any nature, kind or description whatsoever.

          4.    Assignment; Binding upon Successors and Assigns. This Bill of Sale and Assignment may not be assigned by operation of law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that the Purchaser may assign this Agreement to an Affiliate of the Purchaser without the consent of the Seller.

          5.    No Rights in Third Parties. This Bill of Sale and Assignment shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Bill of Sale and Assignment.

          6.    Governing Law. This Bill of Sale and Assignment shall be governed by the laws of the State of New York, excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in the City of New York.

          7.    Receipt of Purchase Price. By delivery of this Bill of Sale and Assignment, the Seller acknowledges receipt of the Purchase Price.

        IN WITNESS WHEREOF, the Seller has caused this Bill of Sale and Assignment to be executed as of the date first written above by its officer thereunto duly authorized.

SELLER
By
Name:
Title:

2

Exhibit K
to
Membership Interest Purchase Agreement

ESCROW AGREEMENT

        THIS ESCROW AGREEMENT (this "Escrow Agreement"), dated as of September 9, 2002, between Glenn S. Latta ("Individual A" or "Represented Seller"), Jeff A. Frisco ("Individual B" or "Represented Seller"), Andreas de Greef ("Individual C" or "Represented Seller"), In-Flight Liquidating, LLC ("Class II Member" or "Represented Seller"), Jeff A. Frisco in his capacity as "Representative" pursuant to and as described within the terms and conditions of the Purchase Agreement (as defined below), and O'Brien Riemenschneider, P.A. ("Escrow Agent").

        WHEREAS, Individual A, Individual B, Individual C, Class II Member, Harris Corporation, a Delaware Corporation ("Harris") and Thales Avionics In-Flight Systems, LLC ("Thales"), a Delaware limited liability company, and JetBlue Airways Corporation, a Delaware corporation (the "Purchaser") have entered into that certain Membership Interest Purchase Agreement, dated as of September 9, 2002, as it may be amended from time to time by the terms thereof, including, without limitation, Section 2.06 thereof, (the "Purchase Agreement"), providing, among other things, for the sale to Purchaser of the Represented Seller's Membership Interest;

        WHEREAS, each of Individual A, Individual B, Individual C, and Class II Member have entered into those certain Powers of Attorney, dated as of September 9, 2002, (the "Powers of Attorney"); and

        WHEREAS, the execution and delivery of this Escrow Agreement by each Represented Seller is in consideration for the execution and delivery of this Escrow Agreement by each of the other Represented Sellers and in consideration of the agreements and covenants of the Purchaser contained in the Purchase Agreement;

        NOW, THEREFORE, for good and valuable consideration to each Represented Seller, receipt and adequacy of which are hereby acknowledged, and pursuant to the Purchase Agreement, the Represented Sellers, intending to be legally bound, do hereby agree as follows:

          1.    Definitions.    All capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Agreement or in the Powers of Attorney.

          2.    Appointment and Agreement of Escrow Agent.    Represented Sellers hereby appoint O'Brien Riemenschneider, P.A., as, and O'Brien Riemenschneider, P.A., agrees to perform the duties of, Escrow Agent under this Escrow Agreement. This Escrow Agreement shall be administered, and the Escrow Documents (as defined below) shall be held by Escrow Agent.

          3.    Disbursement of Escrow Documents.    Within three (3) hours of notice from the Representative or the Attorney-in-Fact (as defined in the Power of Attorney)(on behalf of Represented Sellers), or jointly from Harris or Thales as the case may be, that the Closing is taking place in accordance with Section 2.03 of the Purchase Agreement, the Escrow Agent shall release and cause to be delivered to the Purchaser the Bill of Sale, Bring-Down Certificate and Release held pursuant hereto (the "Escrow Documents").

          4.    Termination.    This Escrow Agreement shall automatically terminate on the date on which the Escrow Documents being held by the Escrow Agent have been distributed pursuant to Section 3 hereof.

          5.    Escrow Agent.

            (a)    Obligations.

              (i)    The obligations of Escrow Agent are those specifically provided in this Escrow Agreement. Escrow Agent shall have no liability under, and no duty to inquire into, the terms and provisions of any other agreement between Purchaser and any of Represented Sellers. Escrow Agent is acting hereunder as an accommodation to Represented Sellers.

      Escrow Agent's duties hereunder are purely ministerial in nature, and Escrow Agent shall not incur any liability in connection with the performance of such duties, except for its willful misconduct or gross negligence. Escrow Agent may at its own expense, unless otherwise specifically provided herein, consult with counsel of its choice (including the law firm of the Escrow Agent).

              (ii)    Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other item deposited with it or of any signature thereon or for the identity, authority or right of any Person executing or depositing the same and shall not have any liability for acting in accordance with any written instructions or certificates given to it hereunder signed by the proper parties.

            (b)    Resignation and Removal.    Escrow Agent may resign and be discharged from its duties hereunder at any time by giving at least fifteen (15) days prior written notice of such resignation to Purchaser, Harris, Thales and the Representative (on behalf of the Represented Sellers) and specifying a date upon which such resignation shall take effect; provided that Escrow Agent shall continue to serve until its successor accepts the Escrow Documents. Upon receipt of such notice, a successor escrow agent shall be appointed by the Represented Sellers to become the escrow agent hereunder on the resignation date specified in such notice. In the event of a dispute between a Represented Seller and Harris, Thales or the Purchaser, the Escrow Agent may return the Escrow Documents to the Represented Sellers and whereupon its obligations hereunder shall terminate; provided that, the Escrow Agent shall notify Harris, Thales and the Purchaser of such return.

            (c)    Indemnification.    The Represented Sellers shall jointly and severally (and with right of contribution) hold Escrow Agent harmless from and against and indemnify Escrow Agent for any loss, liability, expense (including reasonable attorneys' fees and expenses), claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Escrow Agreement, except for any of the foregoing arising out of the gross negligence or willful misconduct of the Escrow Agent and except for Escrow Expenses which are governed by Section 5(d) hereof. The foregoing indemnities in this Section 5(c) shall survive the resignation or substitution of the Escrow Agent and the termination of this Escrow Agreement.

            (d)    Expenses and Fees of Escrow Agent.    Upon receipt of notice and a schedule of out-of-pocket expenses, the Represented Sellers shall promptly reimburse Escrow Agent for reasonable out-of-pocket expenses incurred by Escrow Agent in the performance of services pursuant to this Escrow Agreement including, but not limited to, reasonable out-of-pocket legal fees ("Escrow Expenses").

          6.    Miscellaneous.

            (a)    Governing Law.    This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Florida exclusive of the conflict of law principles thereof.

            (b)    Amendment.    This Escrow Agreement may not be amended, modified or supplemented or any provision hereof waived except upon (i) the execution and delivery of a written agreement executed by Escrow Agent and the Representative (on behalf of Sellers), and (ii) upon receipt of written consent of Harris and Thales.

            (c)    No Assignment.    Neither this Escrow Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto.

2

            (d)    Waiver; Liability.    Any of the terms or conditions of this Escrow Agreement that may be lawfully waived may be waived in writing at any time by each party who is entitled to the benefits thereof but only with the written consent of Harris and Thales. Any waiver of any of the provisions of this Escrow Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party. No failure to enforce any provision of this Escrow Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Escrow Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

            (e)    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by personal delivery, via reputable overnight courier or by mail (registered or certified mail, postage prepaid, return receipt requested) to the parties and other identified entities as follows:

      If to Harris:

        Harris Corporation
        1025 West NASA Blvd.
        Melbourne, FL 32919
        Attention: Scott T. Mikuen, Esquire
        Facsimile No.: 321-727-9234

      with a copy to:

        Harris Corporation
        1025 West NASA Blvd.
        Melbourne, FL 32919
        Attention: Corporate Secretary
        Facsimile No.: 321-727-9625

      If to Thales:

        Thales Avionics In-Flight Systems, LLC
        17481 Red Hill Avenue
        Irvine, CA 92614-5630
        Attention: William R. Black, Esq.
        Facsimile No.: (949) 660-1742

      If to Class II Member:

        Michael K. Nissenbaum
        5334 Oak Grove Drive
        Long Grove, Il 60047
        Facsimile No.: (847) 821-1774

      If to Individual A:

        Glenn S. Latta
        3485 Willowwood Drive
        Melbourne, FL 32904
        Fascimile No.: (321) 729-7199

      If to Individual B:

        Jeffrey A. Frisco
        1583 Breezewood Lane

3

        NW Palm Bay, FL 32907
        Fascimile No.: (321) 729-7199

      If to Individual C:

        Andreas de Greef
        31092 Via Limon
        San Juan Capistrano, CA 92675
        Facsimile No.: (949) 487-6539

      If to the Purchaser:

        JetBlue Airways Corporation
        80-02 Ken Gardens Road
        Ken Gardens, NY 11415
        Attention: James G. Hnat, Esq.
        Facsimile No.: (718) 286-7952

      with a copy to:

        Nixon Peabody LLP
        437 Madison Avenue
        New York, NY 10022
        Attention: Richard F. Langan, Jr.
        Facsimile No.: (212) 940-3111

      If to Escrow Agent:

        O'Brien Riemenschneider, P.A.
        1686 West Hibiscus Boulevard
        Melbourne, FL 32901
        Attention: James M. O'Brien
        Facsimile No.: 321.728.0002

or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing. Notices will be deemed to have been given hereunder upon receipt when delivered personally, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

            (f)    Binding Effect.    This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            (g)    Counterparts.    This Escrow Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

            (h)    Headings.    The headings contained in this Escrow Agreement are for reference only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

            (i)    Severability.    Any provision of this Escrow Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Escrow Agreement invalid, illegal or unenforceable in any other jurisdiction.

            (j)    Third Parties.    Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto and their

4

    permitted successors or assigns, any rights or remedies under or by reason of this Escrow Agreement.

            (k)    No Strict Construction.    The parties hereto have participated jointly in the negotiation and drafting of this Escrow Agreement. In the event an ambiguity or question of intent or interpretation arises, this Escrow Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Escrow Agreement.

            (l)    No Conflict of Interest.    Represented Sellers acknowledge that Escrow Agent and his law firm are acting as their counsel in connection with the transactions contemplated by the Purchase Agreement and this Escrow Agreement and hereby waive any actual or perceived conflict of interest arising by reason of the actions of Escrow Agent hereunder.

5

        IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.

"REPRESENTED SELLERS":

By:	Name: Glenn S. Latta
By:	Name: Andreas de Greef
By:	Name: Jeff A. Frisco
IN-FLIGHT LIQUIDATING, LLC
By:	Name: Title:
"ESCROW AGENT":
O'Brien Riemenschneider, P.A.
By:

6

Schedules to the Membership Interest Purchase Agreement as listed in the Table of Contents and Schedules to the Exhibits of the Membership Interest Purchase Agreement listed below have been omitted pursuant to Item 601(b)(2) of Regulation S-K which the Registrant agrees to furnish supplementally to the Commission upon request. The Registrant reserves the right to seek confidential treatment of portions of such Schedules pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and Rule 190 under the Commission's Rules of Practice.

Schedules to Exhibit A
Schedule A	Harris GDL Patents
Schedule B
Schedule C	Key Patent
Schedule to Exhibit B
Exhibit A	Existing Company Products
Schedules to Exhibit C-1
Schedule A	Services
Schedule B	Premises
Exhibit A	Wire Transfer Instructions
Schedules to Exhibit C-2
Schedule A	Services
Schedule B	Premises
Exhibit A	Wire Transfer Instructions
Schedule to Exhibit D-2 Schedule A
Schedule to Exhibit G Exhibit A
Schedule to Exhibit H Schedule A
Schedule to Exhibit I Release

7

QuickLinks

  Exhibit 2.1
MEMBERSHIP INTEREST PURCHASE AGREEMENT
TABLE OF CONTENTS
EXHIBITS
SCHEDULES
W I T N E S S E T H
ARTICLE I. DEFINITIONS
ARTICLE II. PURCHASE AND SALE
ARTICLE III. LLC REPRESENTATIONS AND WARRANTIES OF THE SELLERS
ARTICLE IV. SELLER REPRESENTATIONS AND WARRANTIES
ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
ARTICLE VI. ADDITIONAL AGREEMENTS
ARTICLE VII. INDEMNIFICATION
ARTICLE VIII. CONDITIONS TO CLOSING
ARTICLE IX. TERMINATION AND WAIVER
ARTICLE X. GENERAL PROVISIONS
Exhibit A to Membership Interest Purchase Agreement HARRIS/LIVETV TECHNOLOGY LICENSE AGREEMENT
RECITALS
ARTICLE I—Definitions
ARTICLE II—License of Patents and Background Technology to the Company
ARTICLE III—License of Technical Information and Copyrights to the Company
ARTICLE IV—Return License to Licensor
ARTICLE V—Assistance & Information
ARTICLE VI—Compensation
ARTICLE VII—General Provisions
ARTICLE VIII—Term and Termination
ARTICLE IX—Miscellaneous
Exhibit B to Membership Interest Purchase Agreement THALES/LIVETV TECHNOLOGY LICENSE AGREEMENT
RECITALS
ARTICLE I—Definitions
ARTICLE II—License to the Company
ARTICLE III—Company License to Licensor
ARTICLE IV—No Consideration to be Paid to Licensor or the Company
ARTICLE V—Assistance and Information
ARTICLE VI—General Provisions
ARTICLE VII—Term and Termination
ARTICLE VIII—Miscellaneous
Exhibit C-1 to Membership Interest Purchase Agreement TRANSITION SERVICES AGREEMENT
W I T N E S S E T H
ARTICLE 1. DEFINITIONS
ARTICLE 2. PREMISES AND SERVICES
ARTICLE 3. COST OF SERVICES
ARTICLE 4. INDEMNIFICATION
ARTICLE 5. TERM AND TERMINATION
ARTICLE 6. CONFIDENTIALITY
ARTICLE 7. GENERAL PROVISIONS
Exhibit C-2 to Membership Interest Purchase Agreement TRANSITION SERVICES AGREEMENT
W I T N E S S E T H
ARTICLE 1. DEFINITIONS
ARTICLE 2. PREMISES, SERVICES, AND PRODUCTS
ARTICLE 3. COST OF SERVICES AND PREMISE USE
ARTICLE 4. INDEMNIFICATION
ARTICLE 5. TERM AND TERMINATION
ARTICLE 6. CONFIDENTIALITY
ARTICLE 7. GENERAL PROVISIONS
Exhibit D-1 to Membership Interest Purchase Agreement NON-SOLICITATION AGREEMENT
Exhibit D-2 to Membership Interest Purchase Agreement NON-SOLICITATION AGREEMENT
Exhibit E to Membership Interest Purchase Agreement ACKNOWLEDGEMENT
Exhibit F to Membership Interest Purchase Agreement ACKNOWLEDGEMENT
Exhibit G to Membership Interest Purchase Agreement GENERAL RELEASE
Exhibit H to Membership Interest Purchase Agreement GENERAL RELEASE
Exhibit I to Membership Interest Purchase Agreement POWER OF ATTORNEY
Exhibit J to Membership Interest Purchase Agreement BILL OF SALE AND ASSIGNMENT
Exhibit K to Membership Interest Purchase Agreement ESCROW AGREEMENT